UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )
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THE BANK OF NEW YORK MELLON CORPORATION

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BUILT FOR OPPORTUNITY

2026
NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

BNY

COMMONLY REFERENCED PAGES

Director Nominees and Committee Membership	5

Compensation Discussion & Analysis	49

Corporate Governance and Board Information	18

Nominees	10

Director Qualifications	16

Our Approach to Sustainability	34

Oversight of Risk	36

Compensation Philosophy and Governance Practices	51

2025 Summary Compensation Table	78

LETTER TO STOCKHOLDERS

Dear Fellow Stockholder:

On behalf of our Board of Directors, we cordially invite you to our 2026 Annual Meeting of Stockholders on Tuesday, April 14, 2026 at 9:00 a.m. Eastern time, which you can attend virtually at www.virtualshareholdermeeting.com/BK2026.

BNY delivered another year of strong performance in 2025, demonstrating the results of our work to reimagine our company and giving us confidence in what we can accomplish when we operate as one BNY. We look forward to the opportunity to discuss our progress with you at our Annual Meeting.

BNY has a unique combination of market-leading businesses that together represent a set of highly adjacent financial services platforms operating at the center of global financial markets—difficult to replicate at scale and increasingly valuable to our clients.

We continue to take a long-term view toward unlocking BNY’s full opportunity, with a commitment to disciplined execution and sustained value creation for our clients and shareholders over time. Our Executive Leadership team and our Board of Directors are both highly engaged in regular and candid dialogue to appropriately advise, challenge and hold our team accountable for consistently driving better outcomes for you, our valued stockholder.

This year, you will be asked to vote on several items, including the election of directors, our 2025 executive compensation program (the “say-on-pay” vote), and the ratification of KPMG LLP to serve as our independent auditor for 2026.

We encourage you to read the proxy statement prior to the meeting. The names and biographies of the director nominees start on page 10. The Compensation Discussion & Analysis begins with a letter from our chair of the Human Resources and Compensation Committee on page 47, and the Audit Committee report and corresponding disclosures about our continuing relationship with KPMG LLP start on page 95.

Your vote is important to us. We invite you to participate and vote at the meeting or vote through any of the acceptable means described in this proxy statement, as promptly as possible. Instructions on how to vote begin on page 103.

Thank you for your investment in BNY.

Sincerely, ROBIN VINCE Chairman and CEO	JOSEPH J. ECHEVARRIA Lead Director

BNY 2026 PROXY STATEMENT 1

NOTICE OF ANNUAL MEETING

April 14, 2026 9:00 a.m., Eastern time Via Live Webcast Available At www.virtualshareholdermeeting.com/BK2026 Record Date: February 18, 2026

AGENDA	BOARD RECOMMENDATION

1. To elect the 11 nominees named in this proxy statement to serve on our Board of Directors until the 2027 Annual Meeting	FOR each director nominee

2. To provide an advisory vote for approval of the 2025 compensation of our named executive officers, as disclosed in this proxy statement	FOR

3. To ratify the appointment of KPMG LLP as our independent auditor for 2026	FOR

We will also act on any other business that is properly raised at the meeting.

March 5, 2026

By Order of the Board of Directors,

JEAN WENG

Corporate Secretary

VIA THE INTERNET Visit the website listed on your proxy card

BY TELEPHONE Call the telephone number listed on your proxy card

VIA VIRTUAL MEETING PLATFORM Attend the Annual Meeting (see page 101 for more information)

BY MAIL Mail in a completed proxy card

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 14, 2026: Our 2026 Proxy Statement and 2025 Annual Report to stockholders are available at https://www.bny.com/corporate/global/en/ investor-relations/overview.html. The Bank of New York Mellon Corporation uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their stockholders on the Internet. In accordance with this rule, on or about March 5, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be provided to stockholders, which includes instructions on how to access our 2026 Proxy Statement and 2025 Annual Report online, and how to vote online for the 2026 Annual Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

2 BNY 2026 PROXY STATEMENT

INTRODUCTION

The following summary highlights information contained in this proxy statement and provides context related to the matters to be voted on at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of The Bank of New York Mellon Corporation (the “company,” “BNY,” “we,” “our” or “us”). You should read the entire proxy statement carefully before voting.

Financial Performance Highlights

From the beginning of Mr. Vince’s leadership three years ago, BNY has taken a long-term view toward unlocking the firm’s full opportunity as a financial services platforms company. Continuous execution and focus on positive operating leverage have delivered improved financial results since 2022, creating meaningful shareholder value.

Under Mr. Vince’s leadership since 2022, BNY has delivered total shareholder return of +178% which compares favorably to total shareholder return of +68% for the S&P 500 Financials Index over the past 3 years.

BNY’s 2025 financial results reflect strong performance, with record net income applicable to common shareholders of $5.3 billion on record revenue of $20.1 billion, a pre-tax margin of 35% and return on tangible common equity (“ROTCE”)(1) of 26% for the year. Significant positive operating leverage resulted in pre-tax margin and profitability expansion, and the company returned $5.0 billion of capital to common stockholders.

In 2025, BNY delivered 507 basis points of positive operating leverage on a reported basis, and 411 basis points excluding notable items(1). The company grew fee revenue by 6% year-over-year and increased net interest income by 15%. Expenses increased by 3% year-over-year on a reported basis and excluding notable items(1). The company returned 94% of 2025 earnings to common stockholders.

Shareholder value creation since 2022: +155% Stock Price +178% Total Shareholder Return +43% Quarterly Dividend Growth +29% Book Value Per Share Growth	Shareholder value creation in 2025: +51% Stock Price +54% Total Shareholder Return +13% Quarterly Dividend Growth +11% Book Value Per Share Growth

(1)	Represents a non-GAAP measure. For a reconciliation of non-GAAP measures to the corresponding GAAP measures, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

BNY 2026 PROXY STATEMENT 3

INTRODUCTION

Board Leadership and Composition

The 11 director nominees standing for election at the 2026 Annual Meeting contribute to the Board’s overall depth of experience, differing perspectives and institutional knowledge. Ten of the director nominees are independent, including the Lead Director, Joseph J. Echevarria. The only nominee who is a member of management is our Chief Executive Officer (“CEO”) and Chairman of the Board, Robin Vince.

DIRECTOR TENURE

0 to 3 years
27%
6 year
Average
More than 6 years
45%
4 to 6 years
27%

We are a global company, and our Board is committed to fostering a variety of backgrounds, viewpoints, and global perspectives in the boardroom. The Board values a wide range of viewpoints, professional experience, tenure, education, skills and expertise, and seeks to include directors with varied backgrounds and global perspectives.

Detailed information about each nominee’s qualifications, experience, skills and expertise along with select professional and community contributions can be found beginning on page 10. We also want to thank Ralph Izzo, who will not be standing for re-election as a director. We are grateful to Mr. Izzo, who has served as a director on our Board since 2020, for his dedication and invaluable contributions during his tenure on our Board.

4 BNY 2026 PROXY STATEMENT

INTRODUCTION

Director Nominees and Committee Membership

Name and Occupation(1)	Director Since	Independent	Audit	Corp. Gov., Nom. & Social Resp.	Finance	Human Res. & Comp.	Risk	Tech.	Other Current Public Company Boards
Linda Z. Cook CEO, Harbour Energy plc	2016	⬤	C(2)	⬤					1
Joseph J. Echevarria Lead Director of The Bank of New York Mellon Corporation; Retired CEO of Deloitte LLP	2015	⬤	⬤(2)	⬤	C				2
M. Amy Gilliland President of General Dynamics Information Technology	2021	⬤	⬤(2)			⬤		C	0
Jeffrey A. Goldstein Senior Advisor at Canapi Ventures, Advisor Emeritus at Hellman & Friedman LLC	2014	⬤			⬤	⬤	C		1
K. Guru Gowrappan CEO, Asurion, LLC	2021	⬤	⬤(2)			⬤		⬤	0
Charles F. Lowrey Executive Chairman and Retired CEO, Prudential Financial, Inc.	2026	⬤							1
Sandie O’Connor Retired Chief Regulatory Affairs Officer of JPMorgan Chase & Co.	2021	⬤					⬤	⬤	1
Elizabeth E. Robinson Retired Global Treasurer of The Goldman Sachs Group, Inc.	2016	⬤		⬤	⬤	C	⬤		1
Rakefet Russak-Aminoach Managing Partner of Team8, Former President and CEO of Bank Leumi LE-Israel B.M.	2024	⬤					⬤	⬤	0
Robin Vince CEO and Chairman of the Board of The Bank of New York Mellon Corporation	2022								0
Alfred W. “Al” Zollar Retired Executive Partner at Siris Capital Group, LLC	2019	⬤			⬤		⬤	⬤	2

(1)

Ralph Izzo, who currently serves as an independent director, will not be standing for re-election at the 2026 Annual Meeting. Mr. Izzo currently serves as chair of the Corporate Governance, Nominating and Social Responsibility Committee, and on the Audit Committee and the Human Resources and Compensation Committee.

(2)	Financial expert within the meaning of the Securities and Exchange Commission (“SEC”) rules.

“C”	indicates Committee Chair.

BNY 2026 PROXY STATEMENT 5

INTRODUCTION

Corporate Governance Highlights

Our governance structure supports the strength and resiliency of our business. Several of our key governance practices are outlined below. For a detailed discussion of our corporate governance framework, please refer to “Corporate Governance and Board Information” beginning on page 18.

Robust Stockholder Rights	Active, Independent Board	Our Culture

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Annual election of directors

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Special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock

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Written consent rights that allow stockholders representing at least the minimum number of votes that would be necessary to take action at a meeting to take the action without formally meeting

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Proxy access allows stockholders, individually or in a group of up to 20, holding 3% of our outstanding stock for at least three years, to nominate up to 20% of the Board

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Majority voting in uncontested director elections (each director must be elected by a majority of votes cast)

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A director who does not receive a majority of votes cast is required to tender his or her resignation upon certification of the vote

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No supermajority voting: Stockholder actions require only a majority of votes cast (not a majority of shares present and entitled to vote)

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No “poison pill” (stockholders’ rights plan)

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Independent board comprised solely of independent directors, other than our CEO, who meet in regular executive sessions without management

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Strong independent board leadership: A strong independent lead director (“Lead Director”) appointed by the independent directors acts as a key liaison between independent directors and the Chairman of the Board and CEO

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The Lead Director role is robust with clear and comprehensive duties, including approving board agendas, authority to call special meetings of the independent directors, and setting agendas for executive sessions and meetings of the independent directors.

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Board succession and refreshment, led by the CGNSR Committee. Six of the directors nominated for election at the 2026 Annual Meeting have been added to the Board in the last five years

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High rate of attendance at Board and committee meetings, with average 2025 attendance among directors of approximately 97%

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To enhance alignment of director and stockholder interests, a substantial portion of director compensation is paid in equity, all of which is required to be retained until retirement

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Board and committees have access to independent legal, financial and other advisors

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Independent directors have unlimited access to company officers and employees

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Committee reports on each committee’s activities are prepared and provided to the Board at each regular Board meeting to help ensure oversight and accountability

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Board oversight is a critical component of our risk-aware culture. We seek to protect against excessive risk-taking through multiple lines of defense

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Our codes of conduct, which apply to all employees and directors, are rooted in our strategic pillars and principles; promote honesty and accountability; and provide a framework for ethical conduct

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Robust anti-hedging and anti-pledging policies prohibit executive officers and directors from engaging in hedging or pledging transactions with respect to company securities

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Innovative and evolving education and talent development is made available at all levels. Our Board supports robust director orientation and continuing education programs for directors, including “in-boardroom” education sessions tailored to our business and directors

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Committed to a robust corporate governance framework, consistent with best practices for the industry

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Comprehensive Enterprise Sustainability strategy that includes active reporting by the company and oversight by the Board and its committees

6 BNY 2026 PROXY STATEMENT

INTRODUCTION

Compensation Philosophy and Governance Practices

The Human Resources and Compensation (“HRC”) Committee plays a vital role in shaping a compensation philosophy that fuels our purpose and drives sustainable success. We believe that executive compensation should not only reward performance but also inspire leadership that advances our long-term strategy and creates enduring value for our stakeholders. To achieve this, the HRC Committee conducts a rigorous review of our executive compensation program, guided by advice from its independent compensation consultant, collaboration with management, and consideration of multiple factors, including company performance, evolving market practices, and valuable feedback from stakeholder engagement.

Our executive compensation approach is designed purposefully to advance our business strategy, which guides what we strive to achieve and how we operate and deliver across every aspect of our work.

Compensation Principle	How Our Compensation Program Supports This Philosophy

Directly Link Pay to Performance

•  We take a balanced, future-focused approach to incentive compensation, combining near-term rewards with long-term value creation.

•  Cash Incentive: Delivers near-term recognition, representing 20% of total incentive for our CEO and 30% for other NEOs.

•  Deferred Equity: Drives sustained performance, representing 80% of total incentive for our CEO and 70% for other NEOs, awarded as:

•

Performance Share Units (“PSUs”): 60% of total incentive for CEO and 45% for other NEOs-driving multi-year performance and shareholder value.

•

Restricted Stock Units (“RSUs”): 20% of total incentive for CEO and 25% for other NEOs-reinforcing retention and long-term alignment.

Recognize Corporate and Individual Performance

•  Our incentive compensation program is performance-driven to ensure accountability and alignment with shareholder interests. Incentives are tied to company and individual performance, subject to satisfaction of a minimum funding threshold requirement.

•  Corporate Performance: Incorporates financial performance and non-financial outcomes; rewards achievement of key financial metrics and non-financial goals tied to our strategic pillars.

•  Individual Performance: Differentiate based on individual and, where relevant, business unit performance.

•  Long-Term Alignment: PSU earnouts reflect three-year performance on Adjusted ROTCE (weighted at 70%) and relative total shareholder return (“TSR”) (weighted at 30%), reinforcing future value creation. PSU payouts are capped at 150% of the number of PSUs granted (excluding dividend equivalents).

Promote Long-Term Stock Ownership

•  Our incentives are built to promote long-term focus and stock ownership.

•  Performance Vesting: PSUs vest after three years; RSUs vest annually over three years.

•  Alignment of Executive and Stockholder Interests: Hedging and pledging of company stock and derivatives are prohibited.

•  Ownership Standards that Drive Accountability:

•

CEO: Hold stock equal to 7× base salary within five years and retain 50% of net shares until age 60.

•

Other NEOs: Hold stock equal to 4× base salary within five years.

•  All NEOs: Retain 75% of net shares until compliant; 100% if out of compliance.

Attract, Retain, and Motivate Talented Executives

Competitive Compensation: We take a market-based approach to attract and retain motivated talent to align compensation that is competitive within our peer group, while maintaining flexibility to navigate changing market dynamics.

Balance Risk and Reward

•

Annual Review of Risk in Compensation Plans: To ensure comprehensive risk oversight, the HRC Committee annually assesses compensation plans with the Chief Risk Officer to verify that they are well-balanced and do not encourage imprudent risk-taking.

•

Individual Risk Assessment: Each Executive Committee member’s performance is assessed from a risk perspective to help ensure risk is appropriately considered in compensation decisions.

•

Strong Clawback Policies: NEO cash and equity awards are subject to broad recoupment and forfeiture provisions, supplementing SEC and NYSE-compliant clawback rules.

BNY 2026 PROXY STATEMENT 7

ITEM 1. ELECTION OF DIRECTORS

Item 1. Election of Directors

RESOLUTION	Page 9

NOMINEES	Page 10

Director Qualifications	Page 16

Majority Voting Standard	Page 17

CORPORATE GOVERNANCE AND BOARD INFORMATION	Page 18

Our Corporate Governance Practices	Page 18

Board Leadership Structure	Page 28

Director Independence	Page 31

Business Relationships and Related Party Transactions Policy	Page 32

Our Approach to Sustainability	Page 34

Oversight of Risk	Page 36

Board Meetings and Committee Information	Page 37

Compensation Consultants to the HRC Committee	Page 41

Contacting the Board	Page 41

DIRECTOR COMPENSATION	Page 42

Overview	Page 42

2025 Director Compensation Table	Page 44

8 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Resolution

Proposal

We are asking stockholders to elect the 11 nominees named in this proxy statement to serve on our Board until the 2027 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Background

• All 11 nominees currently serve on our Board and are standing for re-election. • Ten nominees are independent, and one nominee serves as the company’s CEO and Chairman of the Board.

• The Board and its Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSR Committee”) have concluded that each of our nominees should be recommended for nomination as a director after considering, among other factors, the nominee’s (1) professional background and experience, (2) senior level management and policy-making positions, (3) other public company board experience, (4) contribution to the overall composition of and range of perspectives represented on the Board, (5) additional intangible attributes, (6) prior BNY Board experience, and (7) attendance and participation at Board meetings throughout such nominee’s tenure on the Board. Additional information regarding the Board’s director nomination process begins on page 22.

The Board recommends that you vote “FOR” each of the nominees described below.

•

The nominees have skills and expertise in a wide range of areas, including financial services, asset management, private equity and M&A, technology and cybersecurity, accounting, sustainability-related issues, financial regulation, government affairs, media and product development, operations, management of complex, global businesses and risk management. Information about each director nominee, including each nominee’s professional experience, skills, expertise and community contributions, is provided beginning on page 10.

•

The nominees are able to devote the necessary time and effort to BNY matters.

Voting

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the director’s election and therefore have no effect on voting outcomes. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. The CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CGNSR Committee’s consideration of tendered resignations is provided on page 17.

We are unaware of any reason that a nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 17. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

BNY 2026 PROXY STATEMENT 9

ITEM 1. ELECTION OF DIRECTORS	Nominees

Linda Z. Cook

Age: 67

Independent Director since 2016

CEO, Harbour Energy plc

Retired Executive Committee Member and Director of Royal Dutch Shell plc

Committees: Audit (Chair); Corporate Governance, Nominating and Social Responsibility

Other Current Public Company Board Service: Harbour Energy plc (LSE)

Ms. Cook serves as the CEO and a member of the Board of Harbour Energy plc, a global independent oil and gas company, since April 2021. She is also a Senior Advisor to EIG Global Energy Partners, an investment firm focused on the global energy industry. Ms. Cook joined EIG in 2014, and most recently served as Partner, Managing Director and a member of EIG’s Executive Committee. Prior to joining EIG, Ms. Cook spent over 29 years with Royal Dutch Shell at various companies in the U.S., the Netherlands, the United Kingdom and Canada. At her retirement from Royal Dutch Shell, Ms. Cook was a member of the Executive Committee in the Netherlands headquarters and a member of the Board of Directors. Her primary executive responsibility was Shell’s global upstream Natural Gas business in addition to oversight for Shell’s global trading business, Shell Renewable Energy, and Shell’s Downstream R&D and Major Projects organizations. Ms. Cook previously was CEO of Shell Canada Limited, CEO of Shell Gas & Power and Executive VP of Finance, Strategy and HR for Shell’s global Exploration and Production business.

Ms. Cook has previously served as Chairman of Maverick Natural Resources LLC and Chrysaor Holdings Limited, as well as on the Boards of Directors of KBR, Inc., The Boeing Company, Marathon Oil Corporation, Cargill Inc., Royal Dutch Shell plc, Royal Dutch Shell Petroleum Co. NV and Shell Canada Limited. Ms. Cook is also a member of the Society of Petroleum Engineers and is a Trustee of the University of Kansas Endowment Association. Ms. Cook earned a Bachelor of Science degree in Petroleum Engineering from the University of Kansas.

Skills and Expertise:

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International business operations experience at a senior policy-making level of a large, complex company

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Expertise in financing, operating and investing in companies

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Extensive service on the boards of several large public companies in regulated industries

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Expertise in sustainability-related issues, as well as energy supply, demand and delivery

Joseph J. Echevarria

Age: 69

Independent Director since 2015; Lead Director from 2016 through September 2019; Chairman from September 2019 through August 2025; Lead Director since September 2025

Retired CEO of Deloitte LLP

Committees: Audit; Corporate Governance, Nominating and Social Responsibility; Finance (Chair)

Other Current Public Company Board Service: Pfizer Inc., Unum Group

Mr. Echevarria served as CEO of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named CEO.

In addition to his current public company board service, Mr. Echevarria serves as a President and CEO of the University of Miami and President of the University of Miami Health System. Mr. Echevarria served as a director of Xerox Corporation from 2017 until 2023. Mr. Echevarria previously served as Chairman of President Obama’s My Brother’s Keeper Alliance and as a Member of the Private Export Council, the principal national advisory committee on international trade. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

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Leadership of a large, global company

•

Financial expert, with expertise in accounting, regulatory and compliance issues

•

Senior level policy-making experience in the field of professional services

10 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Nominees

M. Amy Gilliland

Age: 51

Independent Director since 2021

President, General Dynamics Information Technology, a business unit of General Dynamics Corporation

Committees: Audit, Human Resources and Compensation, Technology (Chair)

Other Current Public Company Board Service: None

Ms. Gilliland is president of General Dynamics Information Technology (“GDIT”), a business unit of General Dynamics Corporation. GDIT is a global technology and professional services company that delivers consulting, technology, and mission services to every major agency across the U.S. government as well as the defense and intelligence communities. Before being named president in September 2017, Ms. Gilliland served as GDIT’s deputy for operations and was responsible for all aspects of the company’s business operations. Ms. Gilliland joined General Dynamics in 2005 and has served in a variety of leadership roles, including senior vice president of human resources and administration, chief of staff for the chief executive officer and staff vice president of strategic planning, staff vice president of investor relations, and director of strategic planning.

Prior to joining General Dynamics, Ms. Gilliland served in the U.S. Navy as a surface warfare and public affairs officer. Ms. Gilliland serves on the board of trustees of the Rett Syndrome Research Trust and the board of directors of the Economic Club of Washington.

Ms. Gilliland earned a bachelor’s degree with distinction from the U.S. Naval Academy, a master’s degree from Cambridge University and a master’s degree in business administration from Georgetown University.

Skills and Expertise:

•

Expertise in Information Technology and cybersecurity

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Experience in strategic planning and overseeing business combinations

•

Leadership experience in the operations of a global technology company

Jeffrey A. Goldstein

Age: 70

Independent Director since 2014

Senior Advisor and member of the Investment Committee, Canapi Ventures; Advisor Emeritus, Hellman & Friedman LLC

Committees: Finance, Human Resources and Compensation, Risk (Chair)

Other Current Public Company Board Service: Fidelity National Information Services, Inc. (Independent Chairman of the Board)

Mr. Goldstein is a Senior Advisor and member of the Investment Committee of Canapi Ventures, a venture capital fund specializing in financial technology companies, and an Advisor Emeritus at Hellman & Friedman LLC, a private equity firm. Mr. Goldstein was a Managing Director at Hellman & Friedman LLC from 2004 to 2009 and from 2011 to 2016 and a Senior Advisor from 2016 to 2019. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the Treasury Department’s highest honor for a presidential appointee. Earlier in his career, Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. In addition to his current public company board service, Mr. Goldstein serves on the board of directors of Capitolis, Inc. and formerly served on the boards of Westfield Corporation from 2016 to 2018 and Edelman Financial Services, LLC from 2015 to 2018. Mr. Goldstein also served on the Advisory Board of Promontory Financial Group, LLC from 2016 to 2021, and the Board of Trustees of Vassar College from 2003 to 2009 and 2011 to 2021. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise:

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Experience in private equity

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Expertise in the operations of large financial institutions

•

Experience in financial regulation and banking

BNY 2026 PROXY STATEMENT 11

ITEM 1. ELECTION OF DIRECTORS	Nominees

K. Guru Gowrappan
Age: 45 Independent Director since 2021 CEO of Asurion, LLC Committees: Audit, Human Resources and Compensation, Technology Other Current Public Company Board Service: None

Mr. Gowrappan has served as the CEO of Asurion, LLC since October 2025. He was President of Viasat, Inc. from April 2023 until January 2025 and CEO of Verizon Media Group, the media division of Verizon Communications, Inc., from October 2018 until September 2021, leading brands such as Yahoo! while serving a global audience of ~900 million monthly active users. He joined Verizon in April 2018 as President and Chief Operating Officer of Oath, Inc. From 2015 until joining Verizon in 2018, he held the position of Global Managing Director at the Alibaba Group, a multinational ecommerce company, where he focused on international expansion for key consumer and enterprise products. Mr. Gowrappan was previously Chief Operating Officer at Quixey, a mobile technology company, where he led the Product, Business and Marketing organizations. He was also previously Chief Operating Officer for Growth and Emerging Initiatives at Zynga Inc., where he helped guide the mobile game development company through its initial public offering process.

Mr. Gowrappan serves on the board of water.org, a global nonprofit focused on water and sanitation issues. Mr. Gowrappan earned an M.S. in Computer Science from the University of Southern California and completed the Business Bridge Program with the Tuck School of Business at Dartmouth College. He also holds a bachelor’s degree from the University of Madras in Chennai, India.

Skills and Expertise:

•

Expertise in the integration of digital and mobile technologies in advertising and media, including eCommerce, payments, monetization, social, content and gaming

•

Experience in corporate development and international business expansion

•

Leadership in the strategy and operations of a global technology company

Charles F. Lowrey

Age: 68

Independent Director since 2026

Executive Chairman and Retired CEO, Prudential Financial, Inc.

Other Current Public Company Board Service: Prudential Financial, Inc. (Executive Chairman of the Board)

Mr. Lowrey is Executive Chairman of Prudential Financial, Inc. Prior to becoming Executive Chairman in April 2025, Mr. Lowrey served as the company’s Chief Executive Officer from December 2018 until March 2025 and Chairman from April 2019 until March 2025. Prior to serving in these roles, he held a succession of leadership positions including head of Prudential’s International businesses and head of U.S. businesses. Mr. Lowrey also served as president and CEO of PGIM, Prudential’s global investment management business, and earlier as CEO of its real estate investment business, PGIM Real Estate.

Before joining Prudential in 2001, Mr. Lowrey was a managing director and head of the Americas for J.P. Morgan’s Real Estate and Lodging Investment Banking group, where he began his investment banking career in 1988. Earlier, Mr. Lowrey spent four years as a managing partner of an architecture firm he founded in New York City.

Mr. Lowrey received an MBA from Harvard University, a master’s degree in architecture from Yale University and a bachelor’s degree in architecture from Princeton University.

Skills and Expertise:

•

Leadership of a publicly traded, large global financial institution

•

Experience in international business, banking, and global investment management

•

Expertise in strategy, operations, and organizational structuring of a large global financial institution

12 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Nominees

Sandie O’Connor
Age: 59 Independent Director since 2021 Retired Chief Regulatory Affairs Officer of JPMorgan Chase & Co. Committees: Risk, Technology Other Current Public Company Board Service: Terex Corporation

Ms. O’Connor retired as the Chief Regulatory Affairs Officer for JPMorgan Chase, where she set the firm’s comprehensive regulatory strategy and led engagement with G-20 policymakers. Prior to this role, Ms. O’Connor held several senior leadership positions at the firm since joining the company in 1988, including Global Treasurer and head of Prime Services, and was a member of the firm’s Executive Committee. She has also served on several public and private teams to support the integrity and efficiency of capital markets, including as Chair of the Federal Reserve Board’s Alternative Reference Rates Committee, and is a former member of the Treasury Markets Practices Group sponsored by the Federal Reserve Bank of New York.

In addition to her current public company board service, Ms. O’Connor serves on the board of Ripple and is Chair of the board of BNY Mellon Government Securities Services Corp. She also serves on the board of directors of the YMCA of Greater NY, is chair of the Advisory Board for PlanetFirst Partners, and serves on the FDIC Systemic Resolution Advisory Committee.

Ms. O’Connor received a Bachelor of Science in Finance and International Business from New York University, Stern School of Business.

Skills and Expertise:

•  Senior leadership of a publicly traded, large global financial institution

•  Expertise in risk management, governance, financial regulation and policy development, and strategic planning

•  Expertise in capital markets, balance sheet management and banking

Elizabeth E. Robinson

Age: 57

Independent Director since 2016

Retired Global Treasurer of The Goldman Sachs Group, Inc.

Committees: Corporate Governance, Nominating and Social Responsibility; Finance; Human Resources and Compensation (Chair); Risk

Other Current Public Company Board Service: The Travelers Companies, Inc.

Ms. Robinson served as Global Treasurer, Partner and Managing Director of The Goldman Sachs Group, Inc., the global financial services company, from 2005 to 2015. Prior to that, Ms. Robinson served in the Financial Institutions Group within the Investment Banking Division of Goldman Sachs.

In addition to her current public company board service, Ms. Robinson serves on the board of directors of BNY Mellon Government Securities Services Corp., of which she was the chair from 2017 until 2023. Ms. Robinson also serves on the boards of St. Luke’s University Health Network, Blair Academy, Every Mother Counts, and Busload of Books, as well as on the investment committee of Williams College, where she previously served as chair of the board of trustees. She was, until August 2016, a director of Goldman Sachs Bank USA. Ms. Robinson received a Bachelor of Arts degree from Williams College and an MBA from Columbia University.

Skills and Expertise:

•  Experience in finance and risk management

•  Experience in financial regulation and banking

•  Leadership in the operations of a large global financial institution

BNY 2026 PROXY STATEMENT 13

ITEM 1. ELECTION OF DIRECTORS	Nominees

Rakefet Russak-Aminoach

Age: 60

Independent Director since 2024

Managing Partner of Team8 and Former President and Chief Executive Officer of Bank Leumi LE-Israel B.M.

Committees: Risk, Technology

Other Current Public Company Board Service: None

Ms. Russak-Aminoach is Managing Partner of Team8, a venture group that builds and invests in companies in the areas of fintech, enterprise, data, and digital health. She served as President and CEO of Bank Leumi from May 2012 until October 2019. Prior to this role, Ms. Russak-Aminoach held several senior leadership positions at the bank since joining in 2004, including Chief Credit Officer and Senior Deputy Chief Executive Officer. Prior to her tenure at Bank Leumi, she served as the CEO of KPMG Israel.

Ms. Russak-Aminoach is the chair of Hailo Technologies. She also serves on the boards of Bluespine, Inc., April Tax Solutions, Inc., 40Seas Ltd., and Spott Incredibles Technologies Ltd. Moreover, she serves on the board of Fulbright Israel and on the Investment Committee of Jewish Federations of North America. Ms. Russak-Aminoach holds an LLB and an MBA in Finance and Insurance, as well as a Bachelor of Arts in Accounting and Economics from Tel Aviv University. She is a certified CPA.

Skills and Expertise:

•

Deep industry experience with expertise in credit, risk management, financial regulation, and human capital management

•

Expertise in leading business transformations

•

Experience in the operations of a large financial institution

Robin A. Vince

Age: 54

Management Director since 2022; Chairman of the Board since September 2025

Chief Executive Officer and Chairman of the Board of The Bank of New York Mellon Corporation

Committees: None

Other Current Public Company Board Service: None

Mr. Vince has served as Chairman of BNY’s Board since September 2025 and as President and CEO of BNY since September 2022; he served as President and CEO-elect from March 2022 until September 2022. Previously, Mr. Vince was Vice Chair of BNY and CEO of Global Market Infrastructure. In that role, he oversaw BNY’s Clearance and Collateral Management, Treasury Services, Markets and Execution Services and Pershing businesses.

Prior to joining BNY in October 2020, Mr. Vince was the Chief Risk Officer of Goldman Sachs and a member of the Management Committee. He joined Goldman Sachs in 1994 and held many leadership roles, including Treasurer, Head of Operations, Head of Global Money Markets, COO of the EMEA region and CEO of Goldman Sachs International Bank, among others. Mr. Vince served on several key subsidiary boards and governance committees. He was named managing director in 2002 and partner in 2006.

Mr. Vince is a member of our Executive Committee, the organization’s most senior management body, and our Board of Directors. He also is a member of National Geographic Society’s Hubbard Council and serves on the board of trustees of The Hospital for Special Surgery and the board of the Perelman Performing Arts Center (PAC NYC). Mr. Vince holds a B.A. from the University of Nottingham.

Skills and Expertise:

•

Knowledge of the company’s businesses and operations

•

Experience in banking, capital and liquidity, markets and investing, risk management, human capital, technology, asset management, and financial regulation

•

Experience in the operations of a large financial institution

14 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Nominees

Alfred W. “Al” Zollar

Age: 71

Independent Director since 2019

Retired Executive Partner at Siris Capital Group, LLC

Committees: Finance, Risk, Technology

Other Current Public Company

Board Service: International Business Machines Corporation, Nasdaq, Inc.

Mr. Zollar served as an Executive Advisor at Siris Capital Group, LLC, a private equity firm specializing in value-oriented mid-market tech buyout investments, from March 2021 to November 2024, and as an Executive Partner from February 2014 to March 2021. Prior to that, Mr. Zollar held various senior management positions at IBM Corporation during his 34-year career at that company, including most recently as General Manager of IBM Tivoli Software.

In addition to his current public company board service, Mr. Zollar serves as a board member of Voyatek and on the Growth Advisory Board for Senzing, Inc. Mr. Zollar previously served as a director of Public Service Enterprise Group Incorporated from 2012 until 2023, of The Chubb Corporation from 2001 until 2016, and of Red Hat, Inc. from 2018 until 2019. Mr. Zollar is also a Harvard Fellow from the 2011 cohort of the Advanced Leadership Initiative at Harvard University, a member of the Executive Leadership Council and a lifetime member of the National Society of Black Engineers. Mr. Zollar serves on the boards of the non-profits Concordance, EL Education, Eagle Academy Foundation and U.C. San Diego Foundation. Mr. Zollar earned his master’s degree in applied mathematics from the University of California, San Diego.

Skills and Expertise:

•  Experience in private equity and financing, operating and investing in companies

•  Technology and information management expertise

•  Extensive service on the boards of several large public companies

BNY 2026 PROXY STATEMENT 15

ITEM 1. ELECTION OF DIRECTORS	Nominees

Director Qualifications

Our Board believes that the nominees meet the criteria outlined above and discussed in more detail in “Director Nomination Process” beginning on page 22 and collectively exhibit the range of perspectives and depth and breadth of experience necessary to contribute to an engaged board that is capable of effectively and thoughtfully overseeing the company’s management. All 11 of the nominees are incumbent directors. Each director was elected as a director at our 2025 Annual Meeting of Stockholders, other than Mr. Lowrey, who was appointed by the Board of Directors effective February 15, 2026. No current director or nominee has a family relationship to any other director or executive officer. Ralph Izzo, who was elected as a director at our 2025 Annual Meeting of Stockholders, will not be standing for re-election. The Board is grateful to Mr. Izzo for his dedication and invaluable contributions during his tenure as a director of the company. The skills and experience categories highlighted in the table below have been identified by our Board as relevant to advancing the Board’s role and responsibilities and are generally considered in the CGNSR Committee’s process of identifying and reviewing director candidates.

Skills and Experience

Finance - experience in understanding and overseeing financial reporting and internal controls	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤

Leadership - overseeing a company or a significant business unit giving him/her leadership qualities and the ability to identify and develop those qualities in others	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤

Technology - experience with companies that used or developed technology to improve quality and innovate products and services to increase client satisfaction			⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤

Cybersecurity - experience in mitigating and managing cybersecurity risks		⬤	⬤		⬤		⬤			⬤	⬤

Global - knowledge of the opportunities and challenges of a large company with a global footprint	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤		⬤	⬤

Governance - knowledge or expertise in current corporate governance trends and practices, including experience as a CEO and/or public company chair	⬤	⬤		⬤	⬤	⬤	⬤		⬤	⬤	⬤

Risk - knowledge or expertise with respect to risk management processes across a large organization in a regulated industry	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤

Sustainability - experience with sustainability, environmental, or climate change issues and managing related risks	⬤		⬤		⬤

Financial Services Experience - experience within or leading a financial services company		⬤		⬤			⬤	⬤	⬤	⬤

Board Tenure

Complete Years	9	10	5	11	5	0	4	9	2	3	7

Age

Years Old	67	69	51	70	45	68	59	57	60	54	71

16 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Nominees

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as votes cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote.

The CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CGNSR Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members.

The Board will act on the CGNSR Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CGNSR Committee, the Board will consider the factors considered by the CGNSR Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose such decision in a Current Report on Form 8-K filed with the SEC. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

BNY 2026 PROXY STATEMENT 17

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Our Corporate Governance Practices

The high standards set by our governance structure support the strength and resiliency of our business. This structure, which is underpinned by a deeply experienced and independent board, active engagement with key stakeholders and the adoption of board governance best practices, is designed to benefit all our stakeholders, including our stockholders, clients, employees and communities. Several of our key governance practices are outlined below.

INDEPENDENCE

✓

Our Board is composed entirely of independent directors (other than our CEO) who regularly meet in executive sessions without management present, led by our independent Lead Director at Board meetings and committee chairs at committee meetings.

✓

Our independent Lead Director (who is selected when there is not an independent Chairman), selected annually by our independent directors, has clear and comprehensive duties, including:

•

acting as a liaison between and among the other independent directors, the CEO, and management generally;

•

having the authority to call a special meeting of the independent directors or the full Board;

•

presiding over Board and stockholder meetings if the Chairman of the Board is absent;

•

reviewing and approving Board meeting agendas, materials and schedules;

•

leading executive sessions and meetings of independent directors;

•

being available to meet with major stockholders and regulators as applicable; and

•

consulting with the Chair of the HRC Committee on CEO performance and compensation and with the Chair of the CGNSR Committee on CEO succession planning.

✓

All Board committees are composed entirely of independent directors.

ACTIVE ENGAGEMENT

✓

We had a high rate of director attendance at Board and committee meetings in 2025, averaging approximately 97%.

✓

We actively engage with our stakeholders through multiple initiatives, proactively reaching out to investors representing approximately two-thirds of our outstanding common shares during the offseason in the fall and during the proxy season in the spring as well as other stakeholders.

✓

Stockholders and other interested parties can directly contact our Board (see “Contacting the Board” on page 41 and “Helpful Resources” beginning on page 107).

18 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

BOARD GOVERNANCE

✓

Our Corporate Governance Guidelines require that the CGNSR Committee consider enhanced director qualifications in connection with director nominations (i.e., stricter standards than would otherwise apply under relevant securities rules and listing standards), including a nominee’s character and integrity, background and experience, and record of accomplishment in senior-level roles.

✓

Our Board, each of our standing committees, and each of our individual directors conduct annual self-evaluations that have resulted in enhancements to Board functioning (see “Evaluation of Board and Committee Effectiveness” on page 24 ).

✓

Our by-laws permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

✓

Our Restated Certificate of Incorporation, as amended, allows for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting of stockholders.

✓

Our Corporate Governance Guidelines provide that directors will annually select either an independent Lead Director or an independent Chairman based on the best interests of the company. Mr. Echevarria has served as independent Lead Director since September 2025; he previously served as the independent Chairman of the Board from September 2019 through August 2025.

✓

Our Corporate Governance Guidelines provide key guidance and policies for the CGNSR Committee to consider in connection with its director succession and refreshment planning:

✓

The CGNSR Committee has discretion to recommend to the Board, and the Board the discretion to approve, a nominee for re-election who would be 75 years of age or older at the time of election if, after considering the criteria for selecting director nominees, the capacity of such nominee to continue to make meaningful contributions to the Board and the needs of the company, the Board determines that the re-nomination is in the best interests of the company.

✓

The CGNSR Committee must consider, among other factors, the number of other public company boards on which a director serves as part of this review, and the Board maintains an overboarding policy.

✓

The CGNSR Committee additionally reviews committee chair appointments to facilitate periodic rotation in order to balance the benefits of the committee chair’s experience and knowledge with the benefits of fresh perspectives.

✓

Policies related to trading in company securities by executive officers and directors prohibit the hedging and pledging of company securities.

✓

Our comprehensive Enterprise Sustainability program incorporates active reporting and oversight by the Board and its committees, including with respect to environmental management, sustainability, inclusive economy, and governance.

✓

The Board regularly reviews developments and trends in corporate governance and is committed to maintaining a robust governance framework that incorporates best practices and reinforces our commitment to all stakeholders.

✓

Our 2024 Sustainability Report represents our 19th standalone report covering sustainability topics; our 2025 Sustainability Report will be available later this year.

✓

Our Board participates in information sessions during regularly scheduled and special meetings, receiving business, regulatory and other updates from senior management. In addition, our Board regularly receives reports from the chair of each standing committee to help ensure oversight and transparency regarding each committee’s activities.

BNY 2026 PROXY STATEMENT 19

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

ROBUST PROGRAMS

✓

The CGNSR Committee annually reviews the non-management director compensation framework, including the director stock ownership guidelines. A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

✓

Our codes of conduct, which apply to our directors and all of our employees, are rooted in our strategic pillars and principles, provide a framework for the highest standards of professional conduct, and foster a culture of honesty and accountability.

✓

We continue to enhance our robust orientation and education programs for directors. The orientation process for a new director is tailored to the specific needs of the director and is designed to facilitate and expand a new director’s understanding of our businesses, Board duties, and the culture of our company and the Board. All directors are encouraged to participate in thoughtfully selected continuing education programs for which expenses are reimbursed. In addition, education sessions led by members of senior management are regularly made available to the directors on an in-boardroom basis.

WHAT WE DON’T DO

×

No staggered board.

×

No “poison pill” (stockholders’ rights plan).

×

No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

×

No plurality voting in uncontested director elections. Each director must be elected annually by a majority of the votes cast.

Corporate Governance Developments

Our directors, who offer a varied set of backgrounds, expertise and skills, contribute to the design and development of our corporate governance framework. Our governance practices are also informed by engagement with our stockholders and other stakeholders, as well as through careful consideration and monitoring of governance and industry developments. As a result of this dynamic, the Board has a well-established focus on long-term business strategy and resiliency, leadership succession and corporate culture, and performance. This foundation positioned the Board to oversee and guide the company through an eventful 2025, including ongoing enterprise-wide transformation in strategy and operations, continuing geopolitical uncertainty, and a swiftly evolving technological landscape. In addition to its regular engagement on developments in the financial services sector throughout the year, the Board agenda included consistent financial, operational, strategic and business-related topics, and the Board maintained a regular dialogue with management regarding its direction and action on matters related to operational and strategic direction, change management, and resiliency.

At least annually, the Board’s independent directors review the Board’s leadership structure, including whether they believe that the position of Chairman of the Board should be held by the CEO, in which case an independent Lead Director would be selected, or that the Chairman and CEO roles should be separate. In June 2025, after a thorough review, the independent directors of the Board determined that having Mr. Vince serve as both Chairman of the Board and CEO, working together with a strong independent Lead Director, is the most effective leadership structure for our Board and our company at this time. As a result, the Board appointed Mr. Vince as Chairman of the Board and Mr. Echevarria as Lead Director, effective September 1, 2025. This approach provides the company with clear, focused leadership while maintaining rigorous independent Board oversight through a strong independent Lead Director and a Board composed entirely of independent directors (other than our CEO). For a detailed discussion, please refer to “Board Leadership Structure” beginning on page 28.

20 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Our Board has also focused on Board refreshment and succession efforts over the past several years, culminating in a balanced slate of nominees, including six directors who have been added to the Board in the last five years (the latest of whom joined the Board in 2026). Each of these directors adds significant experience and expertise to our Board, complementing and supplementing the experience, range of perspectives, and skills of our Board as a whole. Although the CGNSR Committee is principally involved in Board succession and recruitment, our full Board plays a role in recruiting, interviewing and assessing candidates. Our Board’s succession planning is an ongoing, robust endeavor and will continue to focus on enhancing the range of perspectives and experience on our Board.

Beyond the Board’s comprehensive meeting schedule, changes in board leadership structure, and management and director succession planning initiatives, other pillars of the company’s governance framework implemented in recent years include:

•

Our Restated Certificate of Incorporation provides for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting. This written consent right complements the existing provisions of our by-laws that permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

•

Our Corporate Governance Guidelines provide for either a Lead Director or an independent Chairman based on the best interests of the company, with the independent directors evaluating the Board’s leadership structure on an annual basis.

•

Our policies related to trading in company securities by executive officers and directors specifically prohibit pledging company securities (in addition to the prohibition on hedging company securities).

•

As part of ongoing efforts to support Board and individual director effectiveness and performance, we have developed a comprehensive orientation program, which is overseen by the CGNSR Committee. The orientation process for a new director is tailored to the specific needs of the director and is designed to facilitate and expand a new director’s understanding of our businesses, the director’s duties as a member of the Board, and the culture of our company and the Board.

•

We have further enhanced our robust continuing director education program. On an ongoing and regular basis, directors are provided with a curated catalogue of continuing education programs covering a range of topics delivered through external providers. In addition, education sessions led by members of senior management or external advisors are made available to the directors on an in-boardroom basis, either as standalone sessions between formal meeting dates or as part of an informal breakfast or lunch topic in connection with regular Board meetings.

•

As part of its review of the design of the Board’s evaluation exercise, the CGNSR Committee adjusted the regular process to introduce a multi-year cycle, alternating between a comprehensive, third-party facilitated program, and abbreviated process.

•

The Board maintains regular engagement on succession planning, with the CGNSR Committee responsible for (i) reviewing with the CEO his or her recommendations and evaluation of potential successors to the CEO position and (ii) maintaining an emergency succession management plan for the CEO, Lead Director, and Chairman roles. The HRC Committee additionally reviews succession planning for the company’s senior executive officers and potential senior executive officers.

•

We have developed capabilities to conduct hybrid Board and committee meetings to help ensure that all directors can appropriately engage, challenge and guide management regardless of the prevailing circumstances. In recent years, the Board re-established its practice of periodically holding meetings at strategic locations outside of the corporate headquarters in New York to support the Board’s continuing focus on global corporate culture and leadership.

BNY 2026 PROXY STATEMENT 21

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

A central component of the development of our corporate governance framework is the identification and implementation of best practices through engagement with stakeholder groups. As highlighted on page 28, the company engages in a broad and comprehensive stockholder outreach program; for 2025 and 2026, we proactively reached out to stockholders representing approximately two-thirds of the company’s outstanding shares. We are also committed to reviewing our governance practices against industry standards, frameworks, and guidance to help ensure that our Board remains well positioned to oversee the company’s businesses and strategies. While we believe that our corporate governance policies are generally consistent with these important frameworks, we will continue to evaluate and, where necessary, make changes to align with best practices.

Director Nomination Process

Director Candidates

The CGNSR Committee reviews potential director candidates and makes recommendations to the Board regarding individuals qualified to become Board members. The Board then nominates director candidates for election at Annual Meetings (or directly selects an individual or individuals to fill vacancies on the Board in accordance with our by-laws, as applicable). Directors chosen to fill vacancies hold office for a term expiring at the end of the next Annual Meeting.

In recommending a nominee for election as a director (or to fill a Board vacancy), the CGNSR Committee considers each individual’s specific experience, background and education, including skills as described in the table on page 16, as well as the following Board-approved criteria:

•	Professional background and experience. The individual’s skills and knowledge essential to the oversight of the company’s businesses.

•

Senior-level management positions. The individual’s development of a sustained record of substantial accomplishments in senior-level management positions in business, government, education, technology or not-for-profit enterprises.

•	Judgment and challenge. The individual’s ability to evaluate complex business issues, make sound judgments, and constructively challenge management’s recommendations and actions.

•

Composition of the Board. The individual’s contribution to the overall composition of the Board, including differences of viewpoints, professional experience, tenure, education, skills and expertise, background and perspectives, as well as the variety of attributes that contribute to the Board’s collective strength.

•

Intangible attributes. The individual’s character and integrity and interpersonal skills to work with other directors on our Board in ways that are effective, collegial and responsive to the needs of the company.

•	Time. The individual’s willingness and ability to devote the necessary time and effort required for service on our Board.

•	Independence. The individual’s independence and freedom from conflicts of interest that could interfere with his or her duties as a director.

•	Stockholders’ interests. The individual’s strong commitment to the ethical and diligent pursuit of stockholders’ best interests.

Annually, the CGNSR Committee reviews these criteria for director nominations and makes recommendations regarding any changes for the Board’s approval as needed. The CGNSR Committee seeks individuals with leadership experience in a variety of contexts and across a variety of industries. The CGNSR Committee’s candidate search and recruitment efforts are informed by a number of factors, including its regular review of the composition of the Board

22 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

and committees, its consideration of the directors’ qualifications, skills and experience, and the results of the Board and committee evaluation process. The Board values a wide range of viewpoints, professional experience, tenure, education, skills and expertise, and seeks to include directors with varied backgrounds and global perspectives.

In 2025, the CGNSR Committee identified Mr. Lowrey as a director candidate upon the recommendation of members of the Board. The Board considered Mr. Lowrey’s experience leading a publicly traded global financial institution and his deep expertise across banking, investment management and international operations, among other factors, in assessing his candidacy and potential positive impact to the Board’s dynamic and the company overall. In December 2025, the Board appointed Mr. Lowrey to the Board effective February 15, 2026. Following the appointment of Mr. Lowrey to serve as a director, the CGNSR Committee has continued its regular review and assessment of the composition of the Board and its committees. Mr. Vince has been regularly consulted and engaged with the CGNSR Committee in connection with such review and discussion.

The CGNSR Committee evaluates all candidates suggested by other directors or third-party search firms (which the company retains from time to time to help identify potential candidates) or recommended by a stockholder for nomination as a director in the same manner. For information on communicating with the Board, see “Contacting the Board” on page 41.

Re-nominations of Incumbent Directors

In considering whether to re-nominate a director for election at our Annual Meeting, the Board and the CGNSR Committee reviewed, among other factors:

•	The criteria for the nomination of directors described above,

•	Attendance and preparedness for Board and committee meetings,

•	A director’s overall contributions to the Board, and

•	The needs of the company.

To facilitate the assessment of an incumbent director’s suitability for re-nomination, the CGNSR Committee may leverage feedback from the annual Board and committee evaluations and its review of the director’s outside board and other affiliations (to assess the presence of actual or perceived conflicts of interest as well as time commitments generally). Our Corporate Governance Guidelines direct the CGNSR Committee to consider, among other factors, the number of other public company boards on which a director serves as part of this review. It is the Board’s policy that a director who serves as an executive officer of a publicly traded company should not serve on the board of more than two publicly traded companies (including his or her own company) in addition to his or her service on the BNY Board. Directors who do not serve as public company executive officers should not serve on the board of more than three publicly traded companies in addition to BNY. The CGNSR Committee reviews compliance on an annual basis, and all of the incumbent directors comply with this policy.

In furtherance of the CGNSR Committee’s review of directors’ outside activities, our Corporate Governance Guidelines specifically outline a director’s obligation to inform the Board prior to accepting any position or otherwise changing his or her outside commitments in a significant manner, including by accepting a role on the board of another company. A director is prohibited from accepting such a position or making such a commitment without first obtaining the consent of the CGNSR Committee, in consultation with the Chairman of the Board, the CEO, the General Counsel and the Corporate Secretary.

Furthermore, our Corporate Governance Guidelines provide that a director who will be over the age of 75 at the time of the Annual Meeting will not be re-nominated for election to the Board, absent the Board’s approval based on the review and the recommendation of the CGNSR Committee.

BNY 2026 PROXY STATEMENT 23

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Together, the foregoing criteria and policies are viewed by the Board as appropriate for balancing the benefits to the company from directors’ experience, the need for fresh perspectives and the significant time commitment that engaged board service entails. On the basis of this review, the Board and the CGNSR Committee have concluded that each of our current Board members—other than Mr. Izzo, who will not stand for re-election—should be recommended for re-nomination as a director.

Board Oversight of Company Culture

Our Board is committed to supporting and fostering the company’s strong cultural values. The Board, in conjunction with management, is responsible for ensuring that the company’s culture and its strategy are aligned. The company’s three strategic pillars (Be More For Our Clients, Run Our Company Better, and Power Our Culture) and five strategic principles (Be Client-Obsessed, Spark Progress, Own It, Stay Curious, and Thrive Together) are foundational to our culture. The Board expects all directors, as well as officers and employees of the company, to conduct themselves in a manner consistent with our codes of conduct, which incorporate these pillars and principles. The Board believes that our culture is fundamental to the conduct of the company’s business and the creation of a high-performance environment, and is necessary for effective risk management, strong investor trust, and successful corporate governance.

Corporate Governance Guidelines and Codes of Conduct

Our Board has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors, the criteria and qualifications for nominating a director for election at the Annual Meeting, the Board’s role in overseeing executive compensation, compensation and expense reimbursements for independent directors, communications between stockholders and directors, the role of our Lead Director or independent Chairman, and Board committee structures and assignments. The CGNSR Committee reviews the Corporate Governance Guidelines at least annually and makes recommendations to the Board regarding any updates.

In furtherance of the Board’s oversight of the company’s values, the company has adopted an Employee Code of Conduct, which applies to all of our employees (including management directors) and provides a framework to maintain the highest standards of professional conduct for the company. The Board has also adopted a Directors’ Code of Conduct to provide guidance to our directors in recognizing and addressing ethical issues, to provide mechanisms to report possible unethical conduct, and to foster a culture of honesty and accountability among directors. At least annually, the CGNSR Committee reviews the directors’ compliance with the Directors’ Code of Conduct (and, in the case of management directors, compliance with the Employee Code of Conduct).

Our Corporate Governance Guidelines, Employee Code of Conduct and Directors’ Code of Conduct are available on our website (see “Helpful Resources” on page 107). We intend to disclose any amendments to, or waivers from, our Employee Code of Conduct or our Directors’ Code of Conduct (including the amendments to the Directors’ Code of Conduct discussed above) for the benefit of executive officers and directors, respectively, by posting such information on our website.

Evaluation of Board and Committee Effectiveness

Annually, the Board and each of our standing committees conduct a self-evaluation exercise aimed at the continual enhancement of Board and individual director performance. The Board and management then work together to take appropriate action in light of the results of the self-evaluations. The CGNSR Committee continually reviews the process and has overseen a multi-year evolution to enhance both the comprehensiveness of the program and the overall engagement among directors. In 2025, a third-party facilitator was engaged to conduct the individual director interviews and lead the discussion with the Board regarding the results of the annual evaluation exercise. The CGNSR Committee considered the support of a third-party facilitator as a means to keep the evaluation exercise fresh, incorporate more granular focus on individual director (or “peer-to-peer”) feedback, and leverage the experience and insights of an outside expert. The third-party facilitator selected to support the Board’s evaluation exercise is a governance expert with significant experience in leading Board effectiveness reviews across a number of public companies, and had previously

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been engaged to facilitate our Board’s comprehensive evaluation program in 2022. For the years between the 2022 and 2025 cycles, the CGNSR Committee designed an abbreviated form of evaluation to support appropriate focus on the integration of feedback and implementation of action items developed through the third-party facilitated exercise. The Board will continue to rotate between the comprehensive, third-party facilitated and abbreviated programs at appropriate intervals with the consultation and recommendation of the CGNSR Committee. The following table provides additional detail regarding the scope and timing of the Board’s evaluation program.

Design of Assessment Process

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CGNSR Committee and Lead Director (or independent Chairman, as applicable) determine the process, scope and contents of the Board’s annual performance evaluation.

•

The process is generally designed to facilitate a multi-year perspective and comparability of feedback and assessment results cycle-over-cycle.

Evaluation and Director Self-Assessment

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Questionnaires – Each director is provided with a separate evaluation questionnaire for the full Board and each standing committee on which the director serves. The evaluation questionnaires are designed to solicit feedback on core elements of Board and committee effectiveness and to provide a foundation for the individual interviews conducted during an externally facilitated evaluation cycle.

•

Interviews – In an externally facilitated cycle, following completion of the questionnaires each director also participates in individual interviews. An independent, third-party advisor is retained to guide the interviews to allow each director an opportunity to elaborate on his or her questionnaire submissions and to provide candid reflection on personal contributions, the performance of other directors and Board and committee effectiveness generally.

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Ongoing Feedback – Elements of the feedback loop supporting the evaluation exercise include:

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For an externally facilitated cycle, after the director interviews and the results of the evaluation exercise are reported to the Board and each committee, the third-party facilitator meets with each director to share feedback from the “peer-to-peer” exercise on the director’s performance and effectiveness.

•

Directors are also periodically solicited for feedback throughout the year, and are generally encouraged to provide input and make suggestions for enhancements throughout the year, including with respect to topics of discussion, assessment of Board and committee materials provided by management, focus of director education sessions, and the logistics and administration of Board and committee meetings.

Topics covered as part of the evaluation process:

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Director contribution and performance

•

Board structure and size, and Board dynamics

•

Strategic priorities for focusing Board oversight

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Range of business, professional and other backgrounds necessary for a director to serve the company

•

Content and form of information provided to the Board by management

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Review and Presentation of Findings

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In each cycle, the independent, third-party advisor aggregates the questionnaire responses (and when available, interview feedback) and develops a report for the Board and each Committee.

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Each standing committee self-evaluation is conducted by the respective committee chairs in executive session after feedback is gathered.

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The Lead Director (or independent Chairman, as applicable) leads an executive session of the full Board in which Board self-evaluation results are presented and the standing committee self-evaluations are reported.

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During the externally facilitated cycle, the third-party advisor attends the Board and committee executive sessions to facilitate this discussion.

Follow-Up and Accountability

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Self-evaluation results are compared to prior year results to track improvements and promote long-term accountability.

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Board and management take appropriate action as necessary to address additional considerations.

Areas in which director feedback has led to further discussion and enhancements in recent cycles:

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Addition to Board and committee agendas of topics and perspectives to aid directors in their oversight responsibilities.

•

Adjustments to content, timing and style of Board and committee meeting materials.

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Format, structure and content of the new director orientation process and continuing education program.

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Allocation of time at Board and committee meetings to enable more time for director discussion.

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Arrangement of the Board meeting schedule to facilitate informal engagement among directors as well as individual and small group touchpoints beyond the members of senior management that typically interact with the Board.

Succession Planning

Our governance framework prioritizes senior leadership succession planning to facilitate long-term, resilient and sustainable business practices. In accordance with our Corporate Governance Guidelines, the Board, through its CGNSR Committee and HRC Committee, takes an active role in the oversight of CEO and senior management succession planning. At least on an annual basis, the CGNSR Committee reviews with the CEO the succession plan for the CEO role, including his recommendations and evaluation of potential successors. This review includes development plans, as appropriate, for such individuals. The CGNSR Committee reports to the independent directors regarding its CEO succession planning activities as well as recommendations, if appropriate, and is authorized to work together with the Lead Director and any other committee of the Board on succession-related matters. In addition, the CGNSR Committee maintains and annually reviews a CEO emergency succession management plan.

In addition to CEO succession, the HRC Committee regularly engages in formal succession planning for our Executive Committee members. This succession protocol includes identifying a rank and readiness level for potential internal candidates and strategically planning for external hires when desirable, such as, for positions where capability gaps are identified. The HRC Committee reviews the succession plans for all Executive Committee positions. The Board’s regular engagement on succession planning was foundational to the execution of Mr. Vince’s appointment as CEO and a member of the Board in 2022, as well as a number of key personnel transitions across the company in recent years.

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Consistent with this emphasis on preparedness and succession planning, the CGNSR Committee has also adopted a Chairman of the Board/ Lead Director emergency succession management plan. This plan, which was prepared in consultation with independent Board leadership and management, is designed to ensure that appropriate steps can be taken to minimize disruption to the Board and the company’s governance in the event of a temporary absence or retirement, resignation or removal of the Lead Director or Chairman of the Board.

Director Orientation and Continuing Education

As part of ongoing efforts to support Board and individual director effectiveness and performance, we have developed comprehensive orientation and continuing education programs for directors. The CGNSR Committee oversees these programs. The orientation process for a new director is tailored to specific needs of the director and is designed to facilitate and expand a new director’s understanding of the company’s products and services, the director’s duties as a member of the Board, and the culture of our company and the Board. The orientation modules can be completed with a combination of virtual sessions and in-person meetings. As a director proceeds through the orientation program, the CGNSR Committee receives updates on progress, feedback and areas in which the new director may seek additional meetings and resources.

The new director orientation process generally progresses in the following stages:

On an ongoing basis, directors are provided with a catalogue of continuing education programs covering a range of topics, including bank-specific risk and compliance matters and information technology and cybersecurity, that are delivered through external providers. We maintain a policy for the reimbursement of reasonable out-of-pocket expenses incurred by a director in connection with his or her participation in continuing education sessions.

In addition, education sessions led by members of senior management are made available to the directors on an in-boardroom basis either as standalone sessions between formal meeting dates or as part of an informal breakfast or lunch topic in connection with regular Board meetings. These sessions generally supplement the topics covered with new directors through the director orientation modules and provide additional context where warranted relating

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to the company’s businesses, industry and market. Topics covered during these sessions include updates on economic or market events, strategic or business initiatives, regulatory developments, risk and resiliency, and other topics of interest to directors such as artificial intelligence (“AI”) and cybersecurity. Further, Board meeting agendas periodically feature touchpoints for the Directors to engage with employees beyond Executive Committee members in an effort to support the Board’s oversight and understanding of developments and initiatives impacting the general workforce population. Materials related to these educational sessions are maintained and catalogued for directors’ future reference (or for new directors, for use as part of the onboarding package). Directors are encouraged, including in the annual Board and committee evaluation process, to provide feedback regarding topics they would like to cover in continuing education sessions.

Proactive Stockholder Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year as we value the opportunity to discuss and receive stockholder feedback on our strategy and corporate initiatives as well as the design and effectiveness of our compensation and corporate governance programs. We proactively initiate engagement by requesting to meet and connect with our investors twice a year, during the spring, before our Annual Meeting of Stockholders, and in the fall. Through our investor engagement process in 2025 and 2026, we reached out to stockholders holding approximately two-thirds of our outstanding common stock and held discussions with those that accepted our invitation. Discussions were led by a cross-functional team of senior leaders from our Investor Relations, Enterprise Sustainability, Corporate Governance and People teams and addressed topics such as business and company strategy, executive compensation, Enterprise Sustainability strategy and reporting, and Board-level oversight of AI initiatives.

Management reports regularly to the independent directors regarding investor discussions and feedback to keep them informed of stockholders’ perspectives on a variety of issues, including governance, strategy and performance, and to enable them to consider and address those matters effectively. Occasionally, investors may participate in meetings with individual directors on certain topics. Stockholder feedback has played a significant role in company decisions such as the design and implementation of a stockholder written consent right.

Board Leadership Structure

The Board’s independent directors review the Board’s leadership structure and the selection of the Chairman of the Board on an annual basis, or more frequently as necessary, to help ensure the current arrangement best serves the interests of the company at any given time. As part of this review, the independent directors evaluate whether they believe that the position of Chairman of the Board should be held by the CEO, in which case an independent Lead Director would be selected, or that the Chairman and CEO roles should be separated. In June 2025, after a thorough review as described below, including of the Board’s composition, the company’s peer group and other relevant factors, the independent directors of the Board determined that having Mr. Vince serve as both Chairman of the Board and CEO, working together with a strong independent Lead Director, is the most effective leadership structure for our Board and our company at this time. As a result, the Board appointed Mr. Vince as Chairman of the Board and Mr. Echevarria as Lead Director, effective September 1, 2025.

The Board believes that combining the roles of Chairman and CEO is the optimal leadership structure for BNY at this time. This approach provides the company with clear, focused leadership while maintaining rigorous independent Board oversight through a strong independent Lead Director and a Board composed entirely of independent directors (other than our CEO).

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BNY’s platform is unique: we function as the backbone of global capital markets, stewarding roughly one-fifth of the world’s investable assets across a multi-platform ecosystem. At this point in BNY’s transformation, we believe that this scope and interconnectedness will benefit from leadership that speaks with a unified voice and acts with decisiveness. The Board believes that a focused leadership structure, with a combined Chairman and CEO role, is crucial for BNY at this time because it strengthens our capacity to align internal operations, communicate effectively with external stakeholders—from institutional clients to regulators—and respond rapidly when market conditions demand it. As technologies including AI and tokenization reshape our industry, integrated leadership proves increasingly valuable.

Across the U.S. Global Systemically Important Banks (“G-SIBs”) and comparable large financial services firms, the combined Chairman and CEO structure is the prevailing model. This reflects institutional recognition that governance flexibility—coupled with robust independent oversight—serves shareholder interests more effectively than mandated uniformity.

The Board believes that leadership stability accelerates progress. Mr. Vince articulated a multi-year blueprint for transformation upon assuming the CEO role more than three years ago and has consistently demonstrated the operational skill, strategic acuity, and discipline needed to deliver on that promise. By consolidating the Chairman role with the CEO position at this time, the Board supports Mr. Vince’s sustained execution and his ability to navigate a complex transformation.

As Lead Director, Mr. Echevarria, who previously served as independent Chairman of the Board since 2019 and as Lead Director from 2016 to 2019, has demonstrated his ability to provide strong independent leadership for our Board. Mr. Echevarria has extensive experience in leading a major professional services organization, a deep-rooted understanding of large, complex organizations and their governance needs, and considerable financial and regulatory expertise. Through his years of service as a director and a leader on our Board, Mr. Echevarria has also developed a deep knowledge of BNY and our businesses and earned the respect of his fellow directors and management. These attributes and experiences, together with the support of the rest of our overwhelmingly independent Board, position him exceptionally well to lead the Board’s independent directors and provide the oversight and challenge that our governance structure requires.

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We believe that our current leadership structure, together with strong governance practices, maintains a productive relationship between our Board and management, including strong independent oversight and accountability that benefit our company and our stockholders. Importantly, we recognize that circumstances may evolve, and our Board retains the flexibility to adjust its leadership structure as the company’s needs change. The Board will continue to evaluate the appropriateness of our current structure annually to confirm it continues to serve our stockholders’ best interests.

Lead Director Duties and Responsibilities	Independent Chairman Duties and Responsibilities

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acting as a liaison between and among the other independent directors, the CEO and management generally;

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presiding over Board and stockholder meetings if the Chairman is absent;

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having the authority to call a special meeting of the independent directors, set the agenda for, and lead executive sessions and meetings of independent directors.

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reviewing and approving, with the Chairman and CEO, Board meeting agendas, materials and schedules, and to add items to the agenda;

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being available to meet with major stockholders and regulators as applicable; and

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consulting with the HRC Committee on CEO compensation and with the CGNSR Committee on CEO succession planning.

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acting as a liaison between and among the other independent directors, the CEO and management generally;

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presiding over Board and stockholder meetings;

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having the authority to call a special meeting of the independent directors or the full Board, and lead executive sessions and meetings of independent directors;

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reviewing and approving Board meeting agendas, materials and schedules;

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being available to meet with major stockholders and regulators as applicable; and

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consulting with the HRC Committee on CEO compensation and with the CGNSR Committee on CEO succession planning.

All Board committees consist entirely of independent directors and exercise authority in their respective areas of responsibility. Independent directors convene in closed session following every Board and committee meeting without management present, enabling unfiltered discussion of management performance, organizational strategy, and emerging risks. The Risk Committee and Audit Committee, which consist entirely of independent directors, provide focused oversight of enterprise risk, regulatory relationships, compliance, financial accuracy, and internal controls. An annual, substantive review of the leadership structure—assessing whether this model remains appropriate given evolving strategic priorities, Board composition, regulatory environment, and investor perspectives—keeps our governance practices responsive and flexible.

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ITEM 1. ELECTION OF DIRECTORS Corporate Governance and Board Information

Director Independence

Our Board has determined that all of our directors are independent, other than our CEO and Chairman of the Board, Robin Vince.

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are outlined in our Corporate Governance Guidelines) based on specified categories and types of transactions, which conform to, or in some cases are more exacting than, the independence requirements of the New York Stock Exchange (“NYSE”) and the SEC. As part of the oversight of director independence determinations, the CGNSR Committee undertakes an initial review and makes recommendations regarding each director’s independence to the Board based on its application of these standards.

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% or more of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances; or

•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System (“Regulation O”).

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached by reference to the factors listed above.

In determining that each of the non-management directors is independent, our Board reviewed the standards described above, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships or arrangements rose to the level that would require disclosure under our related party transactions policy, which is described in more detail beginning on page 32. In addition, in each case, the amounts involved were below the thresholds of the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines, including that none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of such other entity’s consolidated gross revenues for its last reported fiscal year:

•

Purchases of goods or services in the ordinary course of business. The company and its subsidiaries did not purchase any goods or services during the last three years from an entity for which a director served as an executive or was otherwise employed in 2025.

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Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services during the last three years—including asset servicing, corporate trust, depositary receipts, payments and trade, or credit services—to certain entities for which each of Ms. Cook, Mr. Echevarria, Ms. Gilliland, Mr. Goldstein, or Mr. Gowrappan served as an executive officer or was otherwise employed for a period in 2025. All of the services were provided in the ordinary course of our business and at prevailing customer rates and terms. For each of the last three years, the amount of fees paid to us by each purchaser in each case fell substantially below the 2% threshold of the purchaser’s annual revenue for its last reported fiscal year and of our annual revenue for 2025.

•	Customer relationships. Neither we nor our subsidiaries provided any ordinary course services, such as asset management services or banking services, to any independent director in 2025.

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Charitable contributions. We made (directly, through our subsidiaries or by foundations sponsored by us) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which Ms. Gilliland, Mr. Izzo, or Mr. Lowrey served as a director, executive officer or trustee (or for which a family member served as an executive officer) during 2025. In 2025, charitable contributions to these organizations did not exceed the thresholds set out in the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines.

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Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of certain entities for which each of Ms. Gilliland and Mr. Gowrappan, respectively, served as an executive or was otherwise employed in 2025. As of December 31, 2025, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote less than 1% of the outstanding shares of any such entity.

Our Board, on the basis of the analysis and recommendations conducted by the CGNSR Committee, determined that none of the transactions, relationships or arrangements described above constituted a material relationship between the respective director and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director and did not impair his or her ability to act in the best interests of the company and our stockholders.

Business Relationships and Related Party Transactions Policy

The Board has adopted a policy on related party transactions (our “related party transactions policy”), which was reviewed by the CGNSR Committee. Our related party transactions policy was most recently reviewed and amended by the Board in 2021. The policy provides that the CGNSR Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which (i) the company or any of its subsidiaries was, is or will be a participant, (ii) the amount involved exceeds $120,000 or the company’s Legal Department otherwise considers it appropriate to bring the transaction to the designated committee for review and (iii) any “related person” had, has or will have a direct or indirect material interest. A “related person” includes directors, nominees for director, executive officers, members of such persons’ immediate families, and greater than 5% beneficial owners (including BlackRock, Inc. and The Vanguard Group, each of which is a beneficial owner of more than 5% of our outstanding common stock based on a review of such holder’s Schedule 13G filings). Consistent with SEC rules, our related party transactions policy provides that certain transactions, including employment relationships and ordinary course non-preferential transactions, entered into with a related person are not considered to be related party transactions and are not required to be disclosed or approved by the CGNSR Committee. In 2025, there were no related party transactions that required CGNSR Committee approval or disclosure in this proxy statement.

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Our related party transactions policy provides that the CGNSR Committee may recommend to our Board from time to time the adoption of resolutions pre-approving certain types or categories of transactions that the CGNSR Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. While no related party transactions in 2025 required specific CGNSR Committee approval or proxy statement disclosure, the Board adopted a resolution on recommendation from the CGNSR Committee pre-approving certain transactions for 2025, and again for 2026. The categories of transactions that are pre-approved for 2025 include the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate families, director-related companies, executive officers and members of their immediate families and beneficial owners of more than 5% of our common stock in the ordinary course and on terms generally offered in transactions with non-related persons; certain employment relationships; and participation by executive officers in the Company’s donor advised fund giving program. Transactions subject to Regulation O or other specific regulatory requirements are approved as required pursuant to such regulations. Transactions that are subject to pre-approval continue to be periodically reported to the CGNSR Committee and any such transaction or potential transaction may be submitted to the CGNSR Committee for review and approval if deemed appropriate.

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions, including asset management services, banking services, broker services and credit services, with related persons. Any loans to related persons, and any transactions involving financial products and services provided by the company to such persons and entities, are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the company, and do not involve more than the normal risk of collectability or present other unfavorable features.

Under the related party transactions policy, in making its determination to approve a related party transaction, the CGNSR Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the transaction, including the amount involved;

•	the benefits to us of the transaction;

•	the availability from other sources of comparable products or services; and

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CGNSR Committee also may consider the impact on a director’s independence in the event the related person is a director or an immediate family member of a director.

Under the related party transactions policy, no member of the CGNSR Committee may participate in the review, consideration, approval or ratification of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The CGNSR Committee may approve only those related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CGNSR Committee determines in good faith.

If a related party transaction is identified after it is already ongoing or completed, the policy requires that such transaction must be submitted to the CGNSR Committee promptly for ratification, applying the standards described above. In this circumstance, the CGNSR Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

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Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Employee Code of Conduct and Directors’ Code of Conduct.

Our Approach to Sustainability

BNY plays an important role in the global financial system, and that foundation drives our approach to sustainability. We manage our firm with a focus on resilience, and we operate to enable an inclusive, sustainable and trusted financial system. We empower our clients and partners with solutions to meet their own sustainability objectives. To do this, we consider where we have the greatest opportunity to create value for clients, and how we can appropriately manage material risks to our business as well as the impact of our business on the environment and the communities where we operate.

BNY is committed to partnering with our clients through market changes. Our innovation moves us forward and our proven resilience makes us a trusted partner for our clients. Our strategic approach enables us to effectively manage our firm and support the broader financial system for the long term, while unlocking opportunities for the future. Sustainability continues to be an important tool for how we adapt our business to meet the needs of our clients and the broader economy, and address risks along the way. Our sustainability approach is aligned to business objectives to do more for our clients, run our company better and power our culture.

Within our operations, we prioritize understanding and enhancing the efficiency of our real estate footprint to address a range of areas, including monitoring our emissions and improving our physical locations to foster an efficient use of resources and vibrant workspaces. We also look to promote a workplace where people can thrive together and spark progress in their communities. Finally, we remain focused on responsible business practices as a trusted partner to our clients and other stakeholders.

More information about our sustainability strategy and other sustainability-related disclosures can be found on our website.

See “Helpful Resources” on page 107.

Governance and Oversight

Our sustainability governance structure is designed to enable BNY to effectively identify, monitor and address sustainability-related risks and opportunities, with governance groups overseeing the development and implementation of key initiatives.

Our Chief Sustainability Officer provides leadership to the Sustainability Hub and partner teams to oversee the execution of a global sustainability strategy and regulation, and sustainability governance.

Sustainability Governance Structure

One of the CGNSR Committee’s roles is to provide oversight of sustainability-related matters. Our directors bring varied skills, experience and expertise on a range of sustainability-related matters and provide challenge and guidance to management with respect to our strategy and business practices. The CGNSR Committee monitors a broad range of activities related to sustainability, including matters relating to climate change and environmental sustainability; public policy and government affairs; and enterprise sustainability generally. Throughout 2025, members of senior management met with the CGNSR Committee regularly to present updates regarding management of sustainability matters. These sessions provide the CGNSR Committee and the Board with the opportunity to discuss progress on our goals and approach to goal setting, overall sustainability strategies, and public reporting initiatives.

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In addition, BNY’s sustainability-related governance councils and groups meet at a regular cadence throughout the year to address and align strategy execution and regulatory implementation. Please see below:

•

The Business Management and Client Committee (“BMCC”) is composed of a group of Executive Committee members that review strategies, guidelines and policies, including those related to sustainability; to guide enterprise-wide integration; and to monitor ongoing progress.

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The Sustainability Steering Council is a senior level group which offers strategic guidance and recommendations on the articulation of BNY’s sustainability strategy in line with commercial objectives. As needed, the Sustainability Steering Council will make decisions related to sustainability strategy implementation as delegated by the BMCC.

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The Sustainability Strategy Implementation Council is a working-level group that provides platforms and regions with direct visibility and representation in enterprise-level sustainability strategy development and initiative execution.

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The Climate Strategy Implementation Group is a specialist-focused group responsible for monitoring and informing progress against BNY’s emissions reduction targets and support the execution of our global climate strategy.

Spotlight on Inclusive Economy

We work to advance an inclusive economy by offering impactful solutions and opportunities that expand financial access, increase market reach and empower communities to thrive.

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We partner with and provide solutions for community banks, including working with the U.S. Department of Treasury’s Financial Agent Mentor-Protégé Program. We deploy our longstanding knowledge and insight to help these market participants remain competitive and succeed in the financial system. In 2025, we published the second Voice of Community Banks Survey sharing our learnings on these banks’ top challenges and needs for today and into the future.

•

We launched an initiative to strengthen financial education across BNY’s interconnected communities—from US community banks to nonprofit organizations and BNY’s own employees. A key part of the initiative is delivering tailored training to community bankers. Topics will include AI, digital assets, cyber security and more. We’ve reached over 170 community bankers year to date (nearly 20% of the target goal of 1,000 community bankers).

•

BNY and BNY Investments Dreyfus (Dreyfus) provide a unique opportunity for our clients to help fulfill their philanthropic objectives as well as their core liquidity needs through SPARKSM, BOLD® and BOLD® Future shares.

For additional information on the oversight responsibilities of the standing committees of the Board, including the CGNSR Committee and the HRC Committee, see “Committees and Committee Charters” beginning on page 37. For information on our Sustainability-related policies and related resources, see “Helpful Resources” beginning on page 107.

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Oversight of Risk

Effective risk management is core to the company’s strategy, business and operations. We maintain a comprehensive risk management framework that is designed to enable intelligent risk-based decisions that support our responsible growth by appropriately identifying, measuring and mitigating material risks. Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 47 through 54 in our 2025 Annual Report. In addition, refer to “How We Address Risk and Control” beginning on page 77 below for a discussion of risk assessment as it relates to the role of the HRC Committee in relation to our compensation program. Additional details regarding the standing committees of the Board, including the Risk Committee and the Audit Committee, can be found in “Committees and Committee Charters” beginning on page 37.

Entity	Primary Responsibilities for Risk Management

Risk Committee of the Board, comprised entirely of independent directors

•

Review and approval of significant enterprise-wide risk management policies and associated risk management frameworks of the company.

•

Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

•

Review of significant risk exposures and the steps management has taken to identify, measure, monitor, control and report such exposures, including risks such as credit, market (including interest rate risk in the banking book and investment portfolio risk), liquidity, operational (including fiduciary and technology risks), strategic and model risks and risks associated with incentive compensation plans.

•

Evaluation of risk exposure and tolerance.

•

Review and evaluation of the company’s practices with respect to risk assessment and risk management.

•

Review, with respect to risk management and compliance, of (1) issues identified by the company’s Risk and Compliance department and the Internal Audit department (“Internal Audit”), and management’s responses and follow-ups, (2) corporate-wide compliance with laws and regulations, and (3) significant examination reports and associated matters identified by regulatory authorities and management’s responses.

•

Review the Risk and Compliance department’s scope of work and its planned activities.

Audit Committee of the Board, comprised entirely of independent directors

•

Review processes used by the company to manage and assess risk, including related policies.

•

Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

•

Coordinate with the Risk Committee so that each Committee has received and, when appropriate, discussed the information necessary to fulfill each Committee’s respective responsibilities and duties with respect to areas of common interest (including, among other matters, the company’s methods for identifying and managing risks).

•

Review of periodic reports regarding corporate-wide compliance with laws and regulations.

•

Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

•

Review processes for managing and assessing risk through the Risk Committee and management-level risk committees.

36 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Entity	Primary Responsibilities for Risk Management

Management

•

Risk and Compliance: Implement an effective risk management framework and provide independent oversight of risk management.

•

Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

•

Enterprise Risk Committee: As the most senior risk committee at the management level, oversee the company’s risk profile, monitors top and emerging risks, and evaluates significant risk/reward trade-offs.

Our Chief Risk Officer reports jointly to the CEO and the Risk Committee, which is responsible for approving the Chief Risk Officer’s appointment and annually reviewing his or her compensation and performance. The Enterprise Risk Committee is chaired by the Chief Risk Officer and escalates issues to the Risk Committee, the Audit Committee, or to the full Board of Directors or other committees of the Board, as needed. Our company has also formed several risk management sub-committees of the Enterprise Risk Committee to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Enterprise Risk Committee and any significant changes in the key responsibilities or in the chair of any sub-committee, must be approved by the Enterprise Risk Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by the Risk Committee. Our risk management framework is designed to:

•	identify, measure, monitor, control and report risks appropriately;

•	define the type and amount of risk the company is willing to take;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of Stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors attended our 2025 Annual Meeting of Stockholders in-person.

Our Board held 16 meetings in 2025. Each director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she served, and the average attendance rate for directors in 2025 was approximately 97%.

Committees and Committee Charters

Our Board has established six standing committees, each consisting entirely of independent directors. A description of each standing committee is provided below. Each committee makes recommendations to our Board as appropriate and reports periodically to the full Board. Our Corporate Governance Guidelines provide that committee chairs are expected to serve in such capacity for up to five years. Through the course of 2025, the CGNSR Committee regularly reviewed the composition and structure of the Board’s standing committees and the tenure of the committee chairs. The CGNSR Committee’s review is intended to support an appropriate distribution across, and skill sets within, each committee, as well as to advance the Board’s refreshment and succession planning efforts.

BNY 2026 PROXY STATEMENT 37

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

On the basis of this review, the CGNSR Committee recommended, and the Board approved, certain changes in committee leadership and membership, including that Mr. Zollar joined the Finance Committee effective April 15, 2025; Mr. Gowrappan joined the HRC Committee effective June 9, 2025; and Ms. Gilliland succeeded Mr. Zollar as Chair of the Technology Committee on July 1, 2025.

Additional information about the standing committees can be found in their charters, which are available on our website (see “Helpful Resources” on page 107).

Audit Committee 5 Independent Members 12 Meetings in 2025

Overseeing Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the registered independent public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Overseeing Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (1) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (2) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate within the meaning of the NYSE listing standards as interpreted by our Board and are outside directors, independent of management, and are not large customers of the company, under the FDIC’s rules and regulations. With respect to the directors who currently serve on the Committee, the Board has determined that (i) each of Mses. Cook and Gilliland and Messrs. Echevarria, Gowrappan, and Izzo satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant, (ii) each of Ms. Cook and Messrs. Echevarria and Izzo has “banking or financial management expertise” as set out in the FDIC’s rules and regulations, and (iii) each of Mses. Cook and Gilliland and Messrs. Echevarria and Izzo has accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board.

38 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Corporate Governance, Nominating and Social Responsibility Committee 4 Independent Members 5 Meetings in 2025

Corporate Governance Matters. As further described beginning on page 22, the CGNSR Committee assists our Board in identifying, reviewing and recommending individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is also responsible for developing and recommending to our Board changes to our Corporate Governance Guidelines from time to time as may be appropriate. In addition, the Committee oversees the evaluation process of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary. The CGNSR Committee is further responsible for reviewing succession plans for the CEO and reporting to the Board on its succession planning activities at least annually.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation on an annual basis and makes recommendations to our Board regarding appropriate levels of compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

Sustainability and Impact. The Committee promotes a culture that emphasizes and sets high standards for corporate citizenship and reviews corporate performance against those standards. The Committee is responsible for the oversight of the company’s significant sustainability programs and initiatives, including Enterprise Sustainability strategy and governance, review and oversight of the annual Enterprise Sustainability Report, strategic philanthropy and employee community involvement, public policy and advocacy (including lobbying and political contributions), environmental sustainability and management, supply chain sustainability considerations, and significant reporting related to such matters. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs, receives and reviews reports regarding the company’s significant sustainability programs and initiatives and reviews corporate operations and programs regarding human rights, as reflected in the company’s policies and actions toward clients, suppliers and communities.

For additional information regarding the company’s commitment to sustainability and corporate social responsibility and recent initiatives, see “Our Approach to Sustainability” beginning on page 34 and “Helpful Resources” beginning on page 107.

Finance Committee 4 Independent Members 7 Meetings in 2025	The Finance Committee assists the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties include reviewing the company’s capital structure, annual capital plan, capital raising and capital distributions as well as the financial aspects of our recovery and resolution plans and our asset/liability management. The Committee is responsible for approving and recommending to our Board our annual capital plan submission to the applicable regulators as well as our capital management policy. In addition, the Committee is responsible for reviewing proposed transactions, including expenditures for fixed assets, acquisitions, dispositions, capital contributions and extensions of credit.

BNY 2026 PROXY STATEMENT 39

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Human Resources and Compensation Committee 5 Independent Members 7 Meetings in 2025

Compensation and Benefits. The HRC Committee is responsible for overseeing our employee compensation and benefit policies and programs, our management development, and succession and retention programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of the CEO and all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our full Board. The Committee also oversees certain retirement plans that we sponsor.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, reviews his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing its decisions.

Executive Compensation. The Committee establishes the compensation of executive officers, oversees executive compensation and periodically reviews the recruitment, appointment, promotion, performance, succession and retention of the company’s senior managers and potential senior managers.

Delegated Authority. The Committee has delegated to our CEO the responsibility for granting equity awards to certain employees, other than to himself or to our executive committee members and other executive officers, who are eligible to receive grants under our 2023 Long-Term Incentive Plan (“LTIP”). This delegated authority extends to both annual equity awards and equity awards granted outside of the annual awards process (“off-cycle awards”). Our CEO’s delegated authority is subject to certain limitations, including the aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000, to any one individual, with a maximum of 1,000,000 aggregate shares represented by plan awards for off-cycle awards in any calendar year). The Committee has also delegated authority to our Chief People Officer (or head of the company’s human resources function) to make off-cycle grants to certain employees other than herself and executive committee members with a value of less than or equal to $250,000 (subject to the same limitations as the CEO’s delegated authority). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process regarding the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion & Analysis” beginning on page 49 discusses the role of our CEO in determining or recommending the amount and form of executive compensation. In addition, we address the respective roles of our management, its advisors and the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 41.

Risk Committee 5 Independent Members 5 Meetings in 2025	See “Oversight of Risk” beginning on page 36 for a discussion of the Risk Committee’s duties and responsibilities, which include: (1) review and approval of significant enterprise-wide risk management policies and associated risk management frameworks; (2) review and approval of the company’s risk appetite statement; (3) review of significant risk exposures; (4) evaluation of risk exposure and tolerance; (5) review and evaluation of the company’s practices with respect to risk assessment and risk management; and (6) review, with respect to risk management and compliance, of certain significant management and/or regulatory reports. Our Board has determined that Mr. Goldstein satisfies the independence requirements to serve as Chair of the Risk Committee set out in the Board of Governors of the Federal Reserve System rules and has experience in identifying, assessing and managing risk exposures of large, complex financial firms based upon his senior leadership experience at a number of financial institutions.

Technology Committee 5 Independent Members 6 Meetings in 2025	The Technology Committee is responsible for reviewing the company’s technology planning and strategy, as well as significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also reviews risks associated with technology. For example, in addition to the cybersecurity program update that is provided to the full Board on an annual basis, the Technology Committee is regularly apprised of information security and cybersecurity matters through periodic and as-needed reporting from management, and receives regular reports relating to AI developments and governance.

40 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

The HRC Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as its compensation consultant for 2025. As discussed in greater detail in the “Compensation Discussion & Analysis” beginning on page 49, throughout the year, the compensation consultant assists the committee in its analysis and evaluation of compensation matters relating to our executive officers. The HRC Committee’s independent compensation consultant reports directly to the HRC Committee, attends the meetings of the committee, and meets with the committee in executive session without management present. The compensation consultant also reviews and provides input on committee meeting materials and advises on other matters considered by the committee.

The HRC Committee annually reviews the independence of its compensation consultant. Throughout the year, Meridian worked with management in executing its services to the HRC Committee, but did not provide services to management without pre-approval by the committee’s Chair. In addition, Meridian maintains, and has provided to the HRC Committee, a written policy designed to avoid and address potential conflicts of interest. The HRC Committee considered the company’s relationship with Meridian during the year, assessed the independence of Meridian pursuant to SEC and NYSE rules, and concluded that there are no conflicts of interest that would prevent Meridian from independently representing the HRC Committee.

During 2025, in addition to serving as the HRC Committee’s independent compensation consultant, Meridian also advised the CGNSR Committee with respect to non-employee director compensation, as discussed further in the “Director Compensation” section below.

Contacting the Board

Interested parties may send communications to our Board, our independent directors or any Board committee through our Lead Director or, as applicable, independent Chairman, in accordance with the procedures set forth on our website and our Corporate Governance Guidelines (see “Helpful Resources” on page 107).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board, any individual director or any Board committee unless the item is marked “Confidential” or “Personal”. If so marked and addressed to the Board or a Board committee, it will be delivered unopened to the Lead Director or, as applicable, independent Chairman, or committee chair. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters that is addressed to our Board is processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

Additionally, all directors are expected to attend each Annual Meeting of Stockholders, as discussed in the “Board Meetings” section on page 37.

BNY 2026 PROXY STATEMENT 41

ITEM 1. ELECTION OF DIRECTORS Director Compensation

Overview

The CGNSR Committee is responsible for reviewing and making recommendations to the Board regarding non-employee director compensation. The CGNSR Committee annually reviews non-employee director compensation to help ensure that it is consistent with market practice and aligns our directors’ interests with those of stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CGNSR Committee utilizes benchmarking data regarding non-employee director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing non-employee director compensation at U.S. public companies. As discussed on page 41, Meridian provides assistance to the CGNSR Committee by compiling the benchmarking data and survey information.

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings, including airfare expenses not exceeding the first-class commercial rate. In addition, corporate aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

2025 Director Equity Compensation

Based on its review for 2025, the CGNSR Committee, which had been advised on the matter by Meridian, recommended, and the Board approved, an annual equity award with a value of $215,000 for each independent director. The annual equity award was granted in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of Stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. This award of deferred stock units was granted shortly after the 2025 Annual Meeting of Stockholders for directors elected at such meeting.

2025 Director Cash Retainers

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Lead Director, as a chair of a committee or as a member of the Audit Committee or Risk Committee. The following table lists the cash retainer amounts in effect for 2025:

Type of Retainer	Amount of Retainer

Annual Board Membership	$110,000

Lead Director*	$175,000

Audit or Risk Committee Membership	$25,000

HRC Committee Chair	$35,000

Audit Committee Chair**	$30,000

Risk Committee Chair**	$30,000

CGNSR Committee Chair	$25,000

Finance Committee Chair	$25,000

Technology Committee Chair	$25,000

*	Lead Director retainer is equal to the previous independent Chair retainer.

**	Amount is in addition to the applicable committee membership retainer.

42 BNY 2026 PROXY STATEMENT

ITEM 1. ELECTION OF DIRECTORS Director Compensation

Stock Ownership Guidelines

As part of the CGNSR Committee’s annual review of the director compensation program, the CGNSR Committee also examines the stock ownership guidelines applicable to our independent directors. Under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer.

Our directors are not permitted to hedge, pledge or transfer any of their deferred stock units and are subject to a robust hedging and pledging policy as described in further detail under “Prohibition on Hedging and Pledging” beginning on page 73. This policy prohibits our directors from hedging or pledging company securities owned directly or indirectly and from engaging in certain transactions involving our securities and requires directors to pre-clear any transaction in company stock or derivative securities with our legal department (including gifts and other similar transactions).

Deferred Compensation

In the 2007 merger of The Bank of New York Company, Inc. and Mellon Financial Corporation (the “2007 merger”), we assumed the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (1) variable funds, credited with gains or losses that mirror market performance of market style funds or (2) the company’s phantom stock.

BNY 2026 PROXY STATEMENT 43

ITEM 1. ELECTION OF DIRECTORS Director Compensation

2025 Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2025. As a management director, Mr. Vince did not receive any compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)

Linda Z. Cook	$162,500	$215,000	—	—	$377,500

Joseph J. Echevarria(1)	$326,250	$215,000	—	—	$541,250

M. Amy Gilliland	$145,000	$215,000	—	—	$360,000

Jeffrey A. Goldstein(1)	$162,500	$215,000	—	—	$377,500

K. Guru Gowrappan(1)	$132,500	$215,000	—	—	$347,500

Ralph Izzo(1)	$157,500	$215,000	—	—	$372,500

Sandie O’Connor(1)	$132,500	$215,000	—	$135,000	$482,500

Elizabeth E. Robinson(1)	$165,000	$215,000	—	$110,000	$490,000

Rakefet Russak-Aminoach	$132,500	$215,000	—	—	$347,500

Alfred W. “Al” Zollar	$145,000	$215,000	—	—	$360,000

(1)	Elected to defer all or part of cash compensation pursuant to the Director Deferred Compensation Plan.

(2)

Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 2,904 deferred stock units granted to each independent director in April 2025, using the valuation methodology for equity awards set forth in note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Annual Report”). As of December 31, 2025, each of Mses. Cook, Gilliland, O’Connor, Robinson and Russak-Aminoach and Messrs. Echevarria, Goldstein, Gowrappan, Izzo and Zollar owned 2,904 unvested deferred stock units.

(3)

The amount disclosed for Mses. O’Connor and Robinson reflect compensation paid in connection with their roles as Chair of the Board of Directors and a member of the Board of Directors, respectively, of BNY Mellon Government Securities Services Corp., an indirect subsidiary of the company.

44 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION

Item 2. Advisory Vote on Compensation

LETTER FROM OUR CHAIR OF THE HRC COMMITTEE	Page 47

RESOLUTION	Page 46

COMPENSATION DISCUSSION & ANALYSIS	Page 49
Introduction	Page 49
Our 2025 Named Executive Officers	Page 50
Compensation Philosophy and Governance Practices	Page 51
How We Address Risk and Control	Page 76
Report of the HRC Committee	Page 77

EXECUTIVE COMPENSATION TABLES AND OTHER COMPENSATION DISCLOSURES	Page 78
2025 Summary Compensation Table	Page 78
2025 Grants of Plan-Based Awards	Page 80
2025 Outstanding Equity Awards at Fiscal Year-End	Page 81
2025 Option Exercises and Stock Vested	Page 83
2025 Pension Benefits	Page 83
2025 Nonqualified Deferred Compensation	Page 84
Potential Payments upon Termination or Change in Control	Page 85
Pay Ratio	Page 88
Pay Versus Performance	Page 89

BNY 2026 PROXY STATEMENT 45

ITEM 2. ADVISORY VOTE ON COMPENSATION Resolution

Proposal

We are asking our stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2025 compensation of the NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC (including the “Compensation Discussion & Analysis,” the compensation tables and other narrative executive compensation disclosures).

The Board recommends that you vote “FOR” the approval of the 2025 compensation of our NEOs.

Voting

Your vote on this resolution is advisory. Although the Board is not required to take any action in response, the Board and the HRC Committee intend to consider the results of the 2026 vote when making future decisions regarding the compensation of our NEOs. The say-on-pay proposal submitted to stockholders at our Annual Meetings of the prior three years have received an average of approximately 95% support.

46 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Letter from Our Chair of the HRC Committee

“We greatly appreciate the thoughtful comments and discussions we’ve had with many of our large stockholders. We look forward to your continued support and partnership to maintain the momentum of the re-invigoration of our company that our management team has created over the past three years.” – Elizabeth Robinson, HRC Committee Chair

Dear Fellow Stockholders,

The HRC Committee is committed to ensuring that our executive compensation programs drive sustainable long-term value creation and remain closely aligned with your interests. Our guiding principle is clear: pay-for-performance, with a direct link between compensation outcomes, strategic execution, and shareholder returns.

Delivering Results That Matter to You. Over the past three years under Robin Vince’s leadership, BNY drove consistent execution to enhance business and operating performance, in turn generating improved financial results and increased shareholder value. From 2022-2025, annualized adjusted revenue growth of 6%(1), in combination with annualized adjusted noninterest-expense growth of 3%(1), generated positive operating leverage, pre-tax margin expansion, improved profitability, and annualized operating earnings per share (“EPS”) growth of 18%(1). Over the last three years, BNY delivered total shareholder return of +178%, outperforming the S&P 500 Financials Index by more than 2.5 times.

This strong execution resulted in record financial performance in 2025, as our team continues to deliver on a multi-year transformation aimed at strengthening BNY’s competitive position and enhancing shareholder value. These results reflect the dedication of our team and the effectiveness of our strategic initiatives, positioning BNY for sustained growth and long-term value creation.

(1)	For a reconciliation of non-GAAP measures to the corresponding GAAP measures, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

We invite you to read “Financial Performance Highlights” on page 3.

BNY 2026 PROXY STATEMENT 47

ITEM 2. ADVISORY VOTE ON COMPENSATION	Letter from Our Chair of the HRC Committee

We Pay for Performance and Strategic Execution. Our pay-for-performance approach ensures that incentive outcomes reflect both financial achievements and progress on strategic priorities. The HRC Committee approved compensation that recognizes our leadership team’s success in advancing key initiatives in 2025:

•

Serving Our Clients as One BNY: Achieved record sales performance, growth in the number of multi-product client relationships, and successful new client acquisitions; made continued investments in our new commercial model, including senior talent across target countries and client segments, training and tooling.

•

Unlocking Scale and Growth Across Our Platforms: As of year-end 2025, established more than 70% of employees working in the platforms operating model — our system for organizing work, driving priorities and delivering business results while managing risk.

•

Embracing AI: Launched Eliza 2.0, BNY’s AI platform, adopted by 99% of employees; live with 160 enterprise AI solutions and 134 digital employees in production; formed several partnerships with the AI industry and academia.

•	Innovating Products and Solutions: Delivered several new client solutions and numerous micro-innovations, and solidified leadership in digital assets through product launches and client mandates.

Listening to Our Stockholders and Acting on Feedback. Every year, our formal stockholder engagement program reaches stockholders holding in the aggregate approximately two-thirds of our outstanding common stock. Your feedback is invaluable and directly informs enhancements to our compensation program, prompting us to ensure transparency and provide insight on how the HRC Committee makes its decisions.

As we look ahead, BNY stands at an exciting inflection point, stronger, more agile, and ready to seize the opportunities ahead. Our transformation is not just about operational efficiency; it is about deepening client relationships, unlocking growth, and creating enduring value for you, our stockholders.

Recognizing BNY’s peer-leading stockholder value creation over the past three years, many of our stockholders have expressly voiced their support for the management team that has been enabling the ongoing transformation of our company and with it its significantly improved financial performance. Amid a highly competitive landscape for executive leadership talent and reflecting on the prior history of CEO turnover and the resulting inconsistency of execution, stockholders have also emphasized the importance of ensuring continuity of leadership for the continued success of our company over the medium- and long-term. The HRC Committee has reflected on this feedback and made determinations on compensation that are explicitly intended to respond to this feedback by retaining and motivating the management team at what the Board judges is a very important period for BNY.

The HRC Committee remains steadfast in its commitment to link executive pay to measurable progress on the priorities that matter the most: delivering integrated client solutions, accelerating platform adoption, and harnessing technology and AI to drive innovation and efficiency. These priorities, combined with rigorous governance and transparency, guide our decision-making.

Thank you for your trust and investment in BNY. Together, we are building a company that provides sustainable value today and for generations to come.

Elizabeth Robinson

Chair, HRC Committee

48 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Introduction

Overview

In this Compensation Discussion & Analysis (“CD&A”), we review the objectives and elements of the company’s executive compensation program, its alignment with company performance, and the compensation outcomes for our NEOs for the 2025 performance period as determined by our HRC Committee.

Our approach to executive compensation is designed to:

•	directly link pay to performance;

•	recognize both corporate and individual performance;

•	promote long-term stock ownership;

•	attract, retain and motivate talented executives; and

•	balance risk and reward, while taking into consideration stakeholder feedback as well as market trends and practices.

The HRC Committee reviews the company’s executive compensation program to support alignment with these goals and our long-term business strategy and priorities. In conducting this review, the HRC Committee consults with its independent compensation consultant and management, and also takes into account company performance, market trends and practices, and feedback received during stakeholder engagement.

Commencing with the 2025 performance year, the HRC Committee determined not to maintain a target total compensation structure for our NEOs to provide more flexibility and to better align our executive compensation program with the company’s most comparable peers. The HRC Committee will continue to determine compensation using a holistic, balanced approach to assess both corporate and individual performance that integrates financial results, strategic execution, and progress across key non-financial priorities. Many of the elements of the former executive scorecard have been maintained as they have served the HRC Committee well in providing a rigorous assessment of corporate and individual performance that supported judicious compensation decisions. Corporate performance continues to be evaluated against a range of financial metrics and a range of non-financial outcomes. Furthermore, incentive compensation is awarded only if a minimum funding threshold requirement is met. Individual performance continues to be evaluated based on each NEO’s individual performance with respect to the company’s broader strategy and goals set for each NEO and approved by the HRC Committee at the beginning of the year, which align with the company’s strategic pillars (Be More For Our Clients, Run Our Company Better and Power Our Culture).

In furtherance of the foregoing, on February 23, 2026, the HRC Committee approved the 2026 Executive Incentive Compensation Plan (the “2026 EICP”) and the Board of Directors terminated the 2019 Executive Incentive Compensation Plan.

The 2026 EICP applies to annual incentive awards for executives selected by the HRC Committee (as defined in the 2026 EICP), including the company’s NEOs, beginning with the 2026 plan year. The 2026 EICP provides that the HRC Committee has sole discretion to determine whether to grant an incentive award and the amount of any award (an “Incentive Award”) and may take into account evaluations of a participant’s performance and contributions toward the achievement of the company’s corporate, business unit, or functional performance goals for the plan year. Incentive Awards will be paid in cash, in the form of awards under the company’s long-term incentive plan or other applicable plan, in shares of the company’s common stock or any combination of the foregoing, as determined by the HRC Committee in its discretion. Unless otherwise determined by the HRC Committee, a participant must be actively employed with the company on the date of payment to be eligible for an Incentive Award. The 2026 EICP provides for a minimum Incentive Award if a Change in Control (as defined in the 2026 EICP) occurs and includes forfeiture and recovery provisions.

BNY 2026 PROXY STATEMENT 49

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

The primary elements of our 2025 compensation program for our NEOs are base salary (which remained unchanged relative to 2024) and incentive compensation, delivered through a combination of cash and deferred equity awards in the form of PSUs and RSUs, both of which align directly with stockholder outcomes.

The HRC Committee determined that the earnout for the 2026 PSU grants (granted in 2026 for 2025 performance) will continue to be based on the company’s return on Adjusted ROTCE and relative TSR over a three-year performance period (2026-2028). The HRC Committee believes these metrics appropriately focus our executive officers on future earnings growth and prudent capital deployment, while further aligning executive compensation with stockholder interests by ensuring earnouts of previously awarded compensation depend on ongoing performance of the company.

Strong Financial Performance Reflecting Effective Leadership

Our financial results in 2025 demonstrate the power of the leadership and performance of our CEO and other NEOs, as well as the effectiveness of our strategy. In 2025, we delivered record net income applicable to common shareholders of $5.3 billion on record revenue of $20.1 billion and generated a pre-tax margin of 35% and an ROTCE of 26%(1).

Importantly, these are not isolated achievements. They represent the cumulative result of strategic clarity and three years of disciplined execution. Since Mr. Vince became CEO in 2022, the company has consistently improved its business and operating performance, leading to strong financial and stockholder results.

The Board believes these results reflect our CEO’s and the other NEOs’ demonstrated ability to drive superior financial performance while maintaining the rigorous risk and control environment that is essential to a financial services platforms company at the heart of the world’s capital markets.

Considering our success over the past few years under Mr. Vince’s leadership, the Board approved in December 2025 an equity-based award, conditioned on Mr. Vince’s continued leadership, comprised of RSUs and stock options, which are tied to BNY’s future stock performance and vest over a six-year period. It complements, without replacing, BNY’s existing performance-based incentive programs and strengthens alignment with long-term stockholder value. Overall, the award reinforces our leadership continuity and maintains a clear, accountable pay-for-performance structure that supports BNY’s multi-phase transformation. See “CEO Long-Term Transformation and Retention Award” section on page 53 for more information.

Our 2025 Named Executive Officers

Robin Vince Chairman and Chief Executive Officer	Dermot McDonogh Senior Executive Vice President and Chief Financial Officer	Jose Minaya Senior Executive Vice President and Global Head of BNY Investments and Wealth	Kevin McCarthy Senior Executive Vice President and General Counsel	Jayee Koffey Senior Executive Vice President and Chief Global Affairs Officer

Senthil Kumar, former Senior Executive Vice President and Chief Risk Officer, is also a Named Executive Officer for 2025 pursuant to SEC rules. Mr. Kumar’s employment with BNY terminated without cause as of June 30, 2025, and the terms of his departure are consistent with company policies.

(1)	Represents a non-GAAP measure. For a reconciliation of non-GAAP measures to the corresponding GAAP measures, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

50 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Compensation Philosophy and Governance Practices

The HRC Committee plays a vital role in shaping a compensation philosophy that fuels our purpose and drives sustainable success. We believe that executive compensation should not only reward performance but also inspire leadership that advances our long-term strategy and creates enduring value for our stakeholders. To achieve this, the HRC Committee conducts a rigorous review of our executive compensation program, guided by advice from its independent compensation consultant, collaboration with management, and consideration of multiple factors, including company performance, evolving market practices, and valuable feedback from stakeholder engagement.

Our executive compensation approach is designed purposefully to advance our business strategy, which guides what we strive to achieve and how we operate and deliver across every aspect of our work.

Compensation Principle	How Our Compensation Program Supports This Philosophy

Directly Link Pay to Performance

•

We take a balanced, future-focused approach to incentive compensation, combining near-term rewards with long-term value creation.

•

Cash Incentive: Delivers near-term recognition, representing 20% of total incentive for our CEO and 30% for other NEOs.

•

Deferred Equity: Drives sustained performance, representing 80% of total incentive for our CEO and 70% for other NEOs, awarded as:

•

PSUs: 60% of total incentive for CEO and 45% for other NEOs-driving multi-year performance and shareholder value and long-term alignment with stockholders.

•

RSUs: 20% of total incentive for CEO and 25% for other NEOs-reinforcing retention and long-term alignment with stockholders.

Recognize Corporate and Individual Performance

•

Our incentive compensation program is performance-driven to ensure accountability and alignment with shareholder interests. Incentives are tied to company and individual performance, subject to satisfaction of a minimum funding threshold requirement.

•

Corporate Performance: Incorporates financial performance and non-financial outcomes; rewards achievement of key financial metrics and non-financial goals tied to our strategic pillars.

•

Individual Performance: Differentiate based on individual and, where relevant, business unit performance.

•

Long-Term Alignment: PSU earnouts reflect three-year performance on Adjusted ROTCE (weighted at 70%) and relative TSR (weighted at 30%), reinforcing future value creation. PSU payouts are capped at 150% of the number of PSUs granted (excluding dividend equivalents).

Promote Long-Term Stock Ownership

•

Our incentives are built to promote long-term focus and stock ownership.

•

Performance Vesting: PSUs vest after three years; RSUs vest annually over three years.

•

Alignment of Executive and Stockholder Interests: Hedging and pledging of company stock and derivatives are prohibited.

•

Ownership Standards that Drive Accountability:

•

CEO: Hold stock equal to 7× base salary within five years and retain 50% of net shares until age 60.

•

Other NEOs: Hold stock equal to 4× base salary within five years.

•

All NEOs: Retain 75% of net shares until compliant; 100% if out of compliance.

Attract, Retain, and Motivate Talented Executives

Competitive Compensation: We take a market-based approach to attract and retain motivated talent to align compensation that is competitive within our peer group, while maintaining flexibility to navigate changing market dynamics and deliver pay outcomes aligned with company and individual performance.

Balance Risk and Reward

•

Annual Review of Risk in Compensation Plans: To ensure comprehensive risk oversight, the HRC Committee annually assesses compensation plans with the Chief Risk Officer to verify that they are well-balanced and do not encourage imprudent risk-taking.

•

Individual Risk Assessment: Each Executive Committee member’s performance is assessed from a risk perspective to help ensure risk is appropriately considered in compensation decisions.

•

Strong Clawback Policies: NEO cash and equity awards are subject to broad recoupment and forfeiture provisions, supplementing SEC and NYSE-compliant clawback rules.

BNY 2026 PROXY STATEMENT 51

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Executive Pay Practice Highlights

The following summarizes our key executive compensation practices.

What We Do ☑

Directly Link Pay to Performance

Our executive compensation program emphasizes performance-based pay and consists of annual cash incentive and long-term equity awards that align to stockholder interests.

Sustained Performance for Long-Term Awards

All equity awards, PSUs and RSUs, align executives’ and stockholders’ interests based on stock price performance. Furthermore, our PSU program establishes rigorous performance goals aligned with our strategic vision, incorporating both absolute performance and relative performance versus peers to ensure that earnouts of previously awarded compensation depend on ongoing performance of the company.

Long-Term Stock Ownership

We promote long-term stock ownership through deferred equity compensation and stock ownership requirements, with directors and executive officers required to maintain a minimum level of company stock to enhance alignment with stockholders.

Appropriate Risk and Reward

A substantial portion of compensation awarded to our NEOs is delivered through variable, at-risk incentives. Additional information on our compensation risk management practices is provided in the “Risk Assessment” and “How We Address Risk and Controls” sections beginning on pages 58 and 76, respectively.

Balanced Compensation Structure

Our compensation framework delivers incentives through a diversified mix of cash and equity compensation and multiple performance metrics, with incentive outcomes determined based on corporate and individual goals anchored in financial results and supported by non-financial considerations.

Robust Stakeholder Outreach Program

We actively engage with our stakeholders through multiple initiatives, reaching out to investors representing approximately two-thirds of our outstanding common shares as well as proxy advisory firms and other stakeholders.

Comprehensive Clawback and Forfeiture Policies

We maintain recoupment policies that apply to both cash and equity incentives. Each of our pay practices, including with respect to our clawback and forfeiture policies, is described more fully beginning on page 74.

Highly Qualified Independent Compensation Committee All members of the HRC Committee are highly qualified, satisfy applicable independence standards.

What We Don’t Do ☒
No Fixed-Term Employment Agreements
No Single-Trigger Change-in-Control Benefits
No Excessive Severance Benefits
No Severance-Related Tax Gross-Ups
No Excessive Perquisites or Benefits
No Hedging, Pledging, or Short-Sales of Our Stock
No Dividend Equivalents Paid on Unearned PSUs or RSUs

52 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

CEO Long-Term Transformation and Retention Award

As BNY’s multi-year transformation shifts from a foundation-setting phase to a period focused on scaling our platforms and growth ambitions, the Board determined that maintaining stable, long-term leadership is critical to executing our strategy and creating lasting value for stockholders. The Board also considered that the frequent change in CEO leadership over the previous 20 years had not served the company well in creating a sustainable long-term vision and execution of its strategy. Recognizing Mr. Vince’s bold, long-term vision for the Company, and the peer-leading shareholder value creation during his tenure to date, the independent members of the Board determined it is in the best interests of the Company and its shareholders to ensure that Mr. Vince continues to lead the Company for a significant number of years.

To reinforce the importance of leadership continuity amid a highly competitive landscape for executive leadership talent, as well as peer company market developments regarding CEO compensation, in December 2025, the HRC Committee approved, and the independent members of the Board unanimously supported, a one-time CEO Long-Term Transformation and Retention Award (the “Award” or the “CEO Long-Term Transformation and Retention Award”), as disclosed in our Form 8-K filed on December 9, 2025.

The Board also recognized the exceptional value of Mr. Vince in building a strong executive team and reinvigorating the company’s culture, which has enabled the company’s multi-phase transformation and improved financial performance while making meaningful investments in the long-term success of the company.

The Award is entirely equity-based and consists of RSUs with a grant date value of $25 million and 869,263 stock options, each granted under our 2023 Long-Term Incentive Plan. The grant date value of the RSUs and the exercise price of the options were based on the closing price of our common stock on the grant date, which was then at an all-time high. Since becoming CEO in 2022 and as of the date of this proxy statement, Mr. Vince has not sold any BNY stock, demonstrating his alignment with long-term stockholder value creation.

The RSUs and stock options are subject to an extended vesting schedule that is intended to promote continuity of leadership by encouraging Mr. Vince to continue to lead the company for many years as we progress through our multi-phase transformation.

Both the RSUs and options vest in two equal installments on the fifth and sixth anniversaries of the grant date, in each case subject to Mr. Vince’s continued employment through the applicable vesting date, with only limited exceptions consistent with our standard plan provisions. In addition, net shares delivered upon Mr. Vince’s exercise of the options are subject to a two-year post-exercise holding requirement, and all shares underlying the Award remain subject to our stock ownership guidelines and robust clawback and recoupment policies.

The CEO Long-Term Transformation and Retention Award is designed to align Mr. Vince’s interests even more closely with those of our stockholders over the long term, and the Award was structured with an extended vesting schedule. The realizable value of the portion of the Award granted in options depends entirely on BNY’s future stock price performance and Mr. Vince’s continued leadership; the Award is delivered entirely in BNY stock.

Taken together, the CEO Long-Term Transformation and Retention Award and our existing incentive programs create a single, coherent pay structure: Mr. Vince’s near-term compensation continues to be earned through rigorous, performance-based goals, while this Award ties a significant portion of his long-term compensation directly to increases in BNY’s stock price.

Under Mr. Vince’s leadership since 2022, BNY has delivered total shareholder return of +178% which compares favorably to total shareholder return of +68% for the S&P 500 Financials Index over the past 3 years.

BNY 2026 PROXY STATEMENT 53

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

BNY’s financial performance over the period 2022-2025 has been meaningfully differentiated from that of the decade (2012-2022) prior to Mr. Vince’s leadership, with improved revenue, pre-tax income and earnings per share growth, positive operating leverage and pre-tax margin expansion.

Additional details on company performance under Mr. Vince’s tenure, including fiscal year 2025 results and three-year outcomes, are provided in “Financial Performance Highlights” on page 3 and in “Pay Versus Performance” on page 89.

HRC Committee’s Purpose and Rationale for the Grant

The CEO Long-Term Transformation and Retention Award is a long-term equity award that recognizes Robin Vince’s leadership and is designed to keep him in place to complete BNY’s multi-phase transformation.

Reinforces leadership continuity

•

Supports the Board’s strong desire for leadership continuity by encouraging Mr. Vince to remain in the CEO role for many years. It is different from the annual incentive program which rewards performance of the prior year.

•

Addresses the impact to financial performance and shareholder value from the prior history of CEO turnover and execution disruption.

Supports execution of a multi-phase plan

•

BNY is moving from a foundation-building phase to a period focused on unlocking scale and growth across our platforms.

•

Intended to keep our CEO leading the company through our transformation.

Aligns with long-term stockholder value

•

Award is granted entirely in equity (RSUs and stock options) with no cash component.

•

Realizable value depends on BNY’s stock price performance over time and is subject to ownership guidelines, holding requirements and clawback and recoupment policies.

Recognizes demonstrated performance

•

Reflects the Board’s assessment of strong financial and strategic performance under Mr. Vince’s leadership over the last three years with a desire to incentivize retention over the long-term to continue that progress.

•

Complements, and does not replace, annual performance-based incentive opportunities. The vesting schedule of this Award at 5-6 years is significantly longer than the equity awards granted in the annual incentive program at 3 years and is therefore retentive in its nature.

54 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Key Terms of the CEO Long-Term Transformation and Retention Award

The following table focuses on the specific grant structure, including the mix of vehicles, vesting conditions and safeguards that determine when any value may be realized.

Grant Value and Components

•

Equity awards granted to Chairman and CEO Robin Vince in December 2025, as disclosed in our Form 8-K filed December 11, 2025.

•

Consists of RSUs with a grant date value of $25 million and 869,263 stock options, granted under the 2023 Long-Term Incentive Plan.

Vesting and Service Condition	• Both RSUs and options vest in two equal installments on the 5th and 6th anniversaries of the grant date. • Vesting is contingent on Mr. Vince’s continued employment through each vesting date.
Exercise Price of Stock Options; Holding Period

•

Options have an exercise price equal to the closing price of BNY common stock on the grant date ($115.93).

•

Net shares delivered upon exercise are subject to a two-year holding period following exercise.

Alignment and Risk Management

•

Award value is directly linked to BNY’s future stock performance; no cash is paid in connection with the Award.

•

Subject to our stock ownership guidelines, holding requirements and clawback and recoupment policies applicable to senior executives.

Relationship to Annual Compensation

•

The Award is separate from Mr. Vince’s annual incentive award.

•

Annual incentives and deferred equity awards continue to be determined under our regular performance-based programs as described elsewhere in this CD&A.

BNY 2026 PROXY STATEMENT 55

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

2025 Annual NEO Compensation Determinations

Our executive officers play a central role in shaping the strategic, financial, and operational decisions that underpin the company’s performance and long-term valuation. Accordingly, the company’s approach to long-term value creation is anchored in strong execution against our three strategic pillars:

Minimum Funding Requirement of At Least 8.5% Tier 1 Ratio

Our Strategic Pillars	We Have A Well-Defined Pay-for-Performance Process	How and Why It's Important
BE MORE FOR OUR CLIENTS	**1 Evaluation of Corporate Performance** • Adj. Total Revenue • Adj. Noninterest Expense • Adj. Operating Leverage • Adj. Pre-Tax Operating Margin • Capital Returns • Adj. Net Income • Operating EPS • Adj. ROTCE • Performance To Plan • Performance To Peers • Non-Financial Outcomes	The HRC Committee evaluates corporate performance using a holistic framework that integrates financial and selected non-financial measures aligned with the Company's strategic and operational priorities. The Committee believes this multi-factor approach, informed by qualitative context and peer performance, provides a balanced assessment of results.
RUN OUR COMPANY BETTER	**2 Evaluation of Individual Performance** • Business/Functional Financial Goals • Client and Franchise • Alignment with Strategy • Alignment with Operating Model • Risk and Regulatory • Talent and People • Sustainability and Community	In 1Q25, the HRC Committee approved individualized, non-weighted goals for each NEO, aligned with the NEO's business responsibilities and the Company's three strategic pillars. These goals, which include select enterprise priorities, are considered alongside other relevant factors to support a holistic evaluation of performance.
POWER OUR CULTURE	**3 Risk Assessment** • Maintain and adherence to compliance programs • Protect the Company's reputation • Manage operational risk, losses and maintain proper controls • Compliance with credit, market, and liquidity risk limits • Meet Internal Audit expectations	The Company's compensation program is designed to discourage imprudent risk-taking and reinforce a strong risk management and control environment. Risk considerations are incorporated into annual performance evaluations, and the HRC Committee may reduce or eliminate incentive awards or review and potentially forfeit unvested PSUs and RSUs if risk assessment outcomes fall below established thresholds.

The HRC Committee applies structured judgment to ensure alignment with long-term value creation in a dynamic operating environment. The compensation decision framework used by the HRC Committee incorporates the following elements:

Minimum Funding Requirement

Payment of incentive compensation to any Executive Committee member is conditioned upon meeting the minimum requirement of at least 8.5% common equity Tier 1 ratio.

Why this process is important: Our business operates in a dynamic environment that requires the ability to respond quickly to changing market conditions and external factors that can affect financial performance. To compete for talent in this dynamic environment, the HRC Committee believes a purely formulaic approach based solely on quantitative metrics could create unintended incentives, including an undue focus on short-term results at the expense of long-term value creation. Within this context, the common equity Tier 1 ratio serves as a critical performance safeguard. The common equity Tier 1 ratio is the primary regulatory measure of capital strength, loss-absorbing capacity, and financial resilience for banks, and is closely monitored by regulators, investors, analysts, and credit rating agencies as a consistent and comparable indicator of financial soundness.

2025 Performance Assessment: This threshold funding goal was met for 2025, with a common equity Tier 1 ratio of 11.9% at December 31, 2025, calculated under the Standardized Approach. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital” disclosure in our 2025 Annual Report to stockholders for a discussion of the applicable capital requirements.

56 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Corporate Performance

The HRC Committee takes a holistic view of corporate performance with a framework based on financial performance, consisting of a range of metrics, and non-financial performance across a range of goal categories. This framework supports a robust and structured view of corporate performance against several key measures that are aligned to the company’s financial, strategic, business and operational priorities.

Why this process is important: The HRC Committee continues to evaluate corporate performance based on two main categories: pre-established financial metrics and non-financial goals. This framework reflects the HRC Committee’s belief that evaluating multiple measures, together with qualitative context, provides a more holistic and balanced assessment. Financial performance is assessed both on an absolute basis and relative to peers, while non-financial goals focus on how results are achieved that support our strategic pillars and ensure appropriate investment in the company’s long-term growth.

Financial Metrics: Consistent set of financial metrics reviewed annually that include: Adj. Total Revenue, Adj. Total Noninterest Expense, Adj. Operating Leverage, Adj. Pre-Tax Operating Margin, Adj. Net Income Applicable To Common Shareholders, Operating EPS and Adj. ROTCE.

Non-Financial Goals:

Strategic Value
Client & Franchise	Growing the company by relentlessly improving client outcomes by obsessing about their experience and enabling their success; action(s) aligned to franchise growth initiatives

Strategy	Bolstering the strategic direction of the company, including to support a long-term orientation

Operating	Transforming the operating model to improve BNY, including inventing better ways to work & implementing AI

Risk & Regulatory	Supporting risk culture, risk management/outcomes, and regulatory items by taking a hands-on approach, doing the right thing, bridging silos, and owning the outcomes of the decisions we make

Talent & People	Connecting our people strategies to business priorities

Sustainability & Community	Progressing appropriately in areas of sustainability and community for BNY

2025 Performance Assessment: For detailed discussion of the HRC Committee’s determination, see page 61.

Individual Performance

In the first quarter of 2025, the HRC Committee approved individual goals tailored for each NEO, related to the business function managed by the NEO and in alignment with the company’s three strategic pillars. In addition to business-specific goals, certain engagement, strategic focus, sustainability and talent and leadership goals are integrated into the NEO’s objectives for the year, to help ensure that each NEO is appropriately focused on supporting our broader enterprise initiatives. None of the individual goals had any specific weighting; the goals are intended to be used, together with other information the HRC Committee determines to be relevant, to develop a comprehensive evaluation of an individual’s performance against our strategic and business priorities.

Why this process is important: Evaluating each NEO’s individual performance and achievements is critical to advancing BNY’s multi-year transformation strategy. Each NEO’s contribution to firmwide results is

BNY 2026 PROXY STATEMENT 57

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

assessed through a structured feedback process that identifies strengths and developmental opportunities. At year-end, the HRC Committee reviewed each NEO’s performance against pre-established individual goals, incorporating self-assessments and the CEO’s performance recommendations for each NEO.

For Mr. Vince, the CEO, the HRC Committee considered his self-evaluation and its own deliberations. The HRC Committee finalized its assessment after presenting a preliminary evaluation to the other independent directors and incorporating their feedback, ensuring a rigorous and independent review process.

2025 Performance Assessment: For detailed discussion of the HRC Committee assessment of individual performance, see page 66.

Risk Assessment

A risk assessment is conducted on each NEO, which evaluates performance in the areas of Risk, Compliance, and Audit. In connection with its incentive compensation determinations, the HRC Committee reviews the outcomes of the individual risk assessment on each NEO, which supports the connection between our NEOs’ compensation and appropriate risk-taking behavior.

Why this process is important: The HRC Committee continues to focus on our NEOs’ progress in strengthening the company’s risk and control infrastructure, including adherence to compliance programs, protection of the company’s reputation through lawful and conflict-free business practices, and effective operational risk management to minimize losses. NEOs are also evaluated on prudent oversight of credit, market, and liquidity risks, as well as on governance and audit integrity, ensuring Internal Audit expectations are met and control issues are addressed promptly. Collectively, these measures foster a disciplined, accountable, and risk-aware culture that safeguards the company’s financial strength, reputation, and long-term shareholder value.

2025 Performance Assessment: The HRC Committee may reduce or eliminate an NEO’s incentive award, and review or forfeit unvested PSUs and RSUs, if risk assessments fall below acceptable levels. For 2025, no incentive reductions or forfeitures were made.

Other Reduction, Forfeiture or Clawback in Certain Circumstances

The company may cancel or claw back all or any portion of the PSUs, RSUs and stock options that constitute a portion of an NEO’s incentive award and may claw back some or all of an incentive award paid to an NEO in the form of cash if the NEO engages in conduct prohibited by our forfeiture and recoupment policies. In addition to these conduct-based forfeiture or clawback provisions, incentive compensation is subject to recovery in the event of a financial restatement under our Recovery of Erroneously Awarded Incentive-Based Compensation Policy (the “NYSE Clawback Policy”), which was adopted in accordance with SEC and NYSE requirements. For more information on these clawback and forfeiture policies, see “Clawback and Forfeiture Provisions” beginning on page 74.

58 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

2025 Incentive Compensation Elements

We believe that the structure and elements of our 2025 incentive compensation program for our NEOs align our executives’ interests with stockholders’ interests by focusing our executives on the achievement of sustainable, long-term growth for the company while adhering to robust risk management standards. The following table provides an overview of these structural elements, including the relevant vesting and performance standards that support a multi-year perspective on 2025 achievements.

Element	How It Pays	Links to Performance

Cash	• Single cash payment in January 2026

•

100% of incentive compensation is subject to risk assessment, clawback and forfeiture

•

Cash and grant value of PSUs and RSUs determined based on a comprehensive review of corporate and individual performance

•

Significant portion of incentive compensation awarded in deferred equity awards, which motivates and rewards achievement of long-term financial goals and reinforces alignment with stockholder interests

•

All equity awards, PSUs and RSUs, align executives and stockholder interests based on stock price performance

•

PSU earnout based on (i) Adjusted ROTCE, to focus management attention on revenue growth, expense discipline, credit risk management, prudent capital deployment and profitability, and (ii) relative TSR, to ensure alignment with stockholder interests

PSUs	• Granted in February 2026 • Cliff vest after the end of a three-year performance period • Earnout between 0% – 150% based on the achievement of performance metrics over three-year period
RSUs	• Granted in February 2026 • Vest in equal annual installments over three years

BNY 2026 PROXY STATEMENT 59

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Performance Share Unit Program

We grant PSUs each year as part of our incentive compensation to strengthen the alignment of our executives’ compensation with stockholder interests and to motivate and reward achievement of the company’s long-term financial goals.

For the 2026 PSUs (granted in 2026 for 2025 performance), the HRC Committee confirmed the continued use of average Adjusted ROTCE and relative TSR as metrics for determining the earnout. The earnout will occur in 2029, based on the results over the three-year performance period ending December 31, 2028. The HRC Committee believes that these metrics broadly reflect the company’s financial performance, including revenue growth, expense discipline and profitability, and alignment with stockholder interests. To determine the earnout for the 2026 PSUs at the end of the performance period, the HRC Committee approved the following performance grid:

2026 PSU Earnout Grid (2026-2028 Performance Period)
Average Annual Adj. ROTCE (Weighted 70%)	Percent Earnout		TSR percentile vs. Relative Peer Group[1] (Weighted 30%)	Percent Earnout
Above 26%	150%	+	Above 75%	>150% to 200%[2]
22% to 26%	100% to 150%		50% to 75%	100% to 150%
15% to < 22%	50% to < 100%		25% to < 50%	50% to < 100%
Less than 15%	0%		Less than 25%	0% to < 50%
(1) Peer Group refers to the “TSR Peer Group,” described below. (2) Overall PSU earnout is capped at 150%.

To determine the relative TSR component, the HRC Committee approved a group of financial services companies (the “TSR Peer Group”) in addition to the peer group for the 2025 compensation program (the “Compensation Benchmarking Peer Group”), which is provided on page 72. The composition of the TSR Peer Group is reviewed annually by the HRC Committee and has not changed since the current PSU framework was implemented in 2021. The TSR Peer Group includes selected peers from S&P 500 companies in three industries: Asset Management & Custody Banks, Diversified Banks, and Investment Banking & Brokerage, to provide a comprehensive view of relative performance across a broad group of financial services companies. The companies in the TSR Peer Group and their ticker symbols are set forth below:

Ameriprise Financial, Inc. (AMP)	JPMorgan Chase & Co. (JPM)
Bank of America Corporation (BAC)	Morgan Stanley (MS)
BlackRock, Inc. (BLK)	Northern Trust Corporation (NTRS)
The Charles Schwab Corporation (SCHW)	Raymond James Financial, Inc. (RJF)
Citigroup Inc. (C)	State Street Corporation (STT)
Franklin Resources, Inc. (BEN)	T. Rowe Price Group, Inc. (TROW)
The Goldman Sachs Group, Inc. (GS)	U.S. Bancorp (USB)
Invesco Ltd. (IVZ)	Wells Fargo & Company (WFC)

60 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

2025 HRC Committee Compensation Decisions

Evaluation of Financial Performance
The HRC Committee evaluates corporate performance through a holistic framework that integrates financial and selected non-financial measures aligned with the company’s strategic and operational priorities. This multi-faceted approach, informed by qualitative context and peer performance, enables a balanced assessment of results, considering both the progress made toward long-term strategic objectives and the manner in which that progress is achieved. The HRC Committee assessed the company’s “Financial Performance” rating as “Far Exceeds Expectations” based on its considerations of the following results.

Total Company Performance

For 2025, BNY reported record net income applicable to common shareholders of $5.3 billion ($5.4 billion adjusted)(1) on record revenue of $20.1 billion ($20.0 billion adjusted)(1), with an ROTCE of 26%(1). These results were driven by sustained execution against strategic priorities in 2025.

Scorecard Metrics(1)	2024 Actual	2025 Actual	Performance Rating

Adj. Total Revenue	$18.6	$20.0	7.6% ▲ YoY	Far Exceeds

Adj. Total Noninterest Expense	$12.5	$12.9	3.5% ▲ YoY	Exceeds

Adj. Operating Leverage (bps)		411		Far Exceeds

Adj. Pre-Tax Operating Margin	32.6%	35.7%	3.1% ▲ YoY	Far Exceeds

Adj. Net Income Applicable To Common Shareholders	$4.5	$5.4	19.1% ▲ YoY	Far Exceeds

Operating EPS	$6.03	$7.50	24.4% ▲ YoY	Far Exceeds

Adj. ROTCE	23.8%	26.4%	2.6% ▲ YoY	Far Exceeds
(1)

Represents a non-GAAP measure. Adjusted total revenue, Adjusted noninterest expense and Adjusted net income applicable to common shareholders are $ in billions; Adjusted pre-tax operating margin and Adjusted ROTCE are percentages with YoY% representing % point change. Operating EPS is referred to as Adjusted diluted earnings per share in the 2025 Annual Report and in the reconciliation provided in Annex A. For a reconciliation of these non-GAAP measures to the corresponding GAAP measure, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

BNY 2026 PROXY STATEMENT 61

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

The HRC Committee considered the following aspects of the company’s overall performance, with certain measures assessed on an adjusted basis to exclude notable items. Reconciliations of non-GAAP measures identified by “*” below to the corresponding GAAP measures are provided in Annex A: Non-GAAP Reconciliations beginning on page 109.

•	Revenue Growth: In 2025, BNY delivered record results. Adjusted total revenue of $20.0 billion* increased by 7.6% year over year, driven by growth in both fee revenue and net interest income.

○	Fee revenue increased by 6%.

•

Investment services fees increased by 8%, primarily reflecting net new business, higher market values, and higher client activity. Investment management and performance fees decreased by 2%, while foreign exchange revenue increased by 3%.

•

Organic fee growth, which reflects net new business and client activity, was 3% in 2025, an improvement from 2% in 2024 and 0% in both 2022 and 2023. This strong improvement in organic growth reflects consistent growth in sales resulting from investments in our commercial model. Over the last two years, the number of clients purchasing from three or more businesses grew by over 60%.

○

Net interest income increased by 15%, primarily reflecting the reinvestment of maturing investment securities at higher yields and balance-sheet growth, partially offset by deposit margin compression. Management executed steady, deliberate actions to reduce interest-rate sensitivity, supporting more resilient top-line growth across macroeconomic environments.

•

Expense Discipline: Adjusted noninterest expense of $12.9 billion, increased by 3.5%*, primarily reflecting higher investments, employee merit increases, higher revenue-related expenses and the unfavorable impact of a weaker U.S. dollar, partially offset by efficiency savings. Approximately $550 million of efficiency savings enabled approximately $500 million of incremental investments in new client solutions, technology, and our people. Disciplined workforce management contributed to a 7% year-over-year reduction in the number of full-time employees.

•

Positive Operating Leverage and Earnings Growth: BNY generated four consecutive quarters of positive operating leverage in 2025 and eight consecutive quarters overall. Adjusted operating leverage for 2025 was 411 bps*, significantly above the “positive” guidance provided in January 2025. Adjusted pre-tax margin was 35.7%*, exceeding the 2024 medium-term target of ≥33%. EPS reached record levels on both a reported and operating basis; reported EPS of $7.40 increased by 28%, and operating EPS of $7.50 increased by 24.4%*.

•

Attractive Capital Returns: We returned $5.0 billion of capital to common shareholders, including $1.4 billion in dividends (including dividend equivalents on share-based awards) and $3.5 billion of share repurchases for a total payout ratio of 94%.

•

Performance Versus Plan: The HRC Committee also considered performance relative to the company’s 2025 internal operating plan. Performance against plan was broadly consistent with the performance ratings for the measures outlined in the table above.

•

Relative Performance (Compared to Peers): The company’s performance compared favorably with G-SIBs as well as the broader TSR Peer Group for 2025. Share price performance against the TSR Peer Group for 2025 was in the top quartile.

62 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Business Segment Performance

The HRC Committee reviewed segment performance, with certain measures excluding notable items (all measures are year-over-year unless stated otherwise).

Securities Services

•	Adjusted total revenue increased by 9%[1].

•	Total fee revenue increased by 9%, primarily driven by net new business, higher market values, and higher client activity.

•	Net interest income increased by 10% primarily driven by higher deposit balances partially offset by deposit margin compression.

•	Adjusted pre-tax income increased by 23%[1].

•	Adjusted pre-tax operating margin[1] was 33% in 2025, an increase from 29% in 2024.

Market and Wealth Services

•	Total revenue increased by 12%.

•	Total fee revenue increased by 8%, driven by growth in investment services fees, including increases of 13% in Clearance and Collateral Management and 7% in Payments and Trade.

•	Net interest income increased by 21% primarily reflecting balance sheet growth and deposit yields, partially offset by changes in deposit mix.

•	Adjusted pre-tax income increased by 20%[1].

•	Adjusted pre-tax operating margin[1] was 50% in 2025, an increase from 46% in 2024.

Investment and Wealth Management

•	Total revenue decreased by 4%.

•	Adjusted pre-tax income decreased by 8%[1].

•	Adjusted pre-tax operating margin[1] of 18% in 2025 was flat compared with 18% in 2024.

[1]	Excludes notable items. For a reconciliation of the non-GAAP measure to the corresponding GAAP measure, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

BNY 2026 PROXY STATEMENT 63

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Evaluation of Non-Financial Performance
The HRC Committee believes that, given the breadth and complexity of BNY’s businesses, effective governance requires balancing financial performance with robust oversight of key non-financial factors that influence long-term value creation and risk management. These factors underpin operational integrity, prudent risk-taking, and sustainable long-term performance, and are therefore assessed with the same rigor as financial results. Accordingly, the HRC Committee evaluates performance with consideration of risk and controls, cyber resilience, technology and AI-enabled capabilities, leadership and culture, client outcomes, and exposure to geopolitical and macroeconomic risks. The HRC Committee assessed the company’s “Non-Financial Performance”
rating as “Far Exceeds Expectations” based on its considerations of the following results.

Scorecard Categories	Description of Category	HRC Performance Assessment FY2025
Client and Franchise	✓ Goal(s) aligned to growing the firm by relentlessly improving client outcomes by obsessing about their experience and enabling their success; action(s) aligned to franchise growth initiatives

✓

Generated two record sales quarters in 1Q25 and 2Q25, contributing to record sales performance for the year

✓

Increased new business including prospecting new client relationships, securing large wins and deepening relationships with existing clients

✓

Delivered segment-specific growth strategy, e.g., refreshed Alternatives segment approach driving expected 120%+ attainment of Alts sales target

✓

Progressed Commercial model, launched Client Coverage Practice, introduced new Sales Methodology (Compass) and held second annual Commercial Liftoff

Strategy	✓ Goal(s) aligned to strategic direction of the company, including inventing better ways to work

✓

Began transition from Phase I of the enterprise strategy, to implement rigorous strategic, operational and financial reviews, to Phase II, concentrating on completing the transition into the platforms operating model and scaling integrated, multi-platform client solutions

✓

Executed 25+ ‘Strategic Business Review’ sessions to enable strategic decisioning and accelerate delivery of new products and market plays aligned to mega trends (e.g., Asset Owners, US Retirement, US Wealth, Alternatives)

✓

Hired the company’s first Chief Product and Innovation Officer and created a new product and innovation organization; delivered several new client solutions and numerous micro-innovations

✓

Strengthened corporate development execution capabilities and improved market perception resulting in a significant increase in the number of transaction opportunities presented to BNY

Operating	✓ Goal(s) aligned to the transformation of the operating model to improve BNY

✓

Upheld rigorous expense control and achieved ~$550 million of efficiency savings which enabled ~$500 million of incremental investments in new client solutions, technology and our people

✓

> 70% of employees were working in the new platforms operating model as of year-end 2025; transitioned ~50% of employees in 2025

✓

Launched Eliza 2.0, BNY’s AI platform; 99% of employees on Eliza

✓

Formed several partnerships with AI industry and academia

✓

Maintained 160 enterprise AI solutions in production and 134 digital employees live

✓

Scaling governance for responsible use of AI

64 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Scorecard Categories	Description of Category	HRC Performance Assessment FY2025
Risk and Regulatory Regulatory Compliance	✓ Goal(s) aligned to risk culture, risk management/outcomes, and regulatory items by taking a hands-on approach, doing the right thing, bridging silos, and owning the outcomes of the decisions we make

✓

Installed a new Chief Risk Officer, re-designed Risk & Compliance to better align with the platforms operating model, bring together similar activities, and deepen talent in complex financial and non-financial risk experience

✓

Improved regulatory standing and continued to drive positive momentum in delivering on regulatory commitments

✓

Supported key commercial opportunities for the company and successfully navigated geopolitical challenges and market volatility with resilience

✓

Drove a strong risk culture including the tone from the top, to embed open reflection, lessons learned and a mindset of continuous improvement that consistently raises the bar

✓

Drove focus on issue management across the company and significantly reducing High Risk Past Due issues

Talent and People	✓ Goal(s) aligned to connecting our people strategies to business priorities

✓

Onboarded key strategic executive talent, including the Chief Product and Innovation Officer and other key leadership roles

✓

Transformed executive leadership team and established the next generation of leaders with an ongoing focus on leadership development at all levels

✓

Continued development and onboarding of early career programs; BNY in the 3rd year of our formalized analyst program with a cohort of ~1,500

✓

Continued simplification of performance management and feedback processes to drive better performance, including re-vamp of ratings and re-launch of Feedback at BNY

✓

Continued workplace uplift across strategic global locations and business hubs, resulting in new spaces for over 66% of BNY employees to date

Sustainability and Community	✓ Goal(s) aligned to appropriately progress in areas of sustainability and community for BNY

✓

Fully achieved 2025 five-year environmental goals across five categories of activity (carbon neutrality, waste reduction, water withdrawal, paper neutrality); established updated set of five-year goals for 2030 to continue progress across key areas (carbon neutrality, waste, water, green buildings) with improved alignment to BNY’s global location and commercial strategy

✓

Remained on-track for achieving Scope 1 & 2 emissions reduction strategy including integration of AI growth strategy; leveraging energy diversification opportunities (solar installations) to support projected increased demand

✓

Enabled commercial teams to better position BNY in light of client sustainability preferences through increased embeddedness into the new commercial model; integration into client segment strategies, support in targeted RFPs/DDQs, and design/development of trainings, AI tools, and market insights

✓

Strengthened community impact in areas aligned to business objectives by launching a financial inclusion initiative across community banking & solutions, GIC, and people team

✓

Managed diverging regulatory, stakeholder and commercial demands through risk-based assessment of membership requests / thought leadership publications and deepened engagement with relevant client teams and investment management firms

BNY 2026 PROXY STATEMENT 65

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Individual Performance

The following tables highlight key performance results for the continuing NEOs considered by the HRC Committee.

Key Results

Robin Vince Chairman and Chief Executive Officer

•

Achieved record financial results:

○

Revenue of $20.1 billion, up 8% year-over-year

○

Pre-tax income of $7.1 billion, up 21% year-over-year

○

Net income applicable to common shareholders of $5.3 billion, up 22% year-over-year

○

EPS of $7.40, up 28% year-over-year (up 24% excluding notable items)[1]

•

Successful expansion of our commercial coverage model, including launch of Client Coverage Practice, rollout of new Sales Methodology (Compass); record sales performance for the year.

•

Continued platforms operating model transformation with over 70% of BNY employees in new model.

•

Launched several new products and solutions, including, for example, tokenized money market fund solution and stablecoin reserves fund.

•

Established “AI for Everyone, Everywhere, in Everything” strategy and communication across the company; launched Eliza 2.0, BNY’s AI platform; 99% of employees on Eliza, 160 enterprise AI solutions in production and 134 digital employees live.

•

Continued workplace uplift across global footprint, resulting in new spaces for two-thirds of BNY employees.

•

Improved regulatory standing and continued to drive positive momentum in delivering on regulatory commitments.

•

Recruited and re-positioned leaders in several key roles, including Chief Product and Innovation Officer, Head of Wealth, Head of Investments Distribution, Head of Private Markets Digital Innovation & Executive Platform Owner Loans, Chief Risk Officer; continued investment in senior leadership at the company.

•

Continued embedding the company’s Principles across various processes and systems (Be Client-Obsessed, Spark Progress, Own It, Stay Curious, and Thrive Together) – the “how” we accomplish our goals.

•

Strengthened community impact, including the launch of Groundswell, a giving platform to all BNY employees, and a financial education initiative, including tailored programs for Community Banks and expanded savings for employees, partnerships with key universities.

[1]	Excludes notable items disclosed externally. For a reconciliation of this non-GAAP measure to the corresponding GAAP measure, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

66 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Key Results

Dermot McDonogh Senior Executive Vice President and Chief Financial Officer

•

Enhanced brand and strengthened relationships with broad range of stakeholders, including regulators, clients, and investors.

•

Embedded discipline of measuring and delivering against Sales targets, bolstering fee growth.

•

Upheld rigorous expense control and redeployed savings into investments.

•

Enhanced deliberate communication, collaboration, and solutioning across functions, platforms and businesses to produce superior outcomes.

•

Provided strategic firmwide executive leadership to ensure continued implementation and maturation of platforms operating model.

•

Continuously optimized the balance sheet in a dynamic market, maximizing economics without compromising resilience and flexibility.

•

Led a broad range of employee engagements, including as Executive Sponsor of GENEDGE, one of the company’s Employee/Business Resource Groups that strives to create a culture of connection, innovation, and growth by uniting all talent across generations and career stages.

Key Results

Jose Minaya Senior Executive Vice President and Global Head of BNY Investments and Wealth

•

Exceeded 2025 Investments & Wealth gross sales objectives while exercising disciplined expense management and outperforming against cost targets.

•

Advanced the transformation into a unified, client-centric organization by completing organizational design and leadership selections ahead of the transition into the platforms operating model, consolidating legal entity footprint, and streamlining fund board governance.

•

Streamlined Newton to sharpen operating efficiency — revamping leadership, refining investment teams, simplifying go-to-market approach, and executing the strategic closure of non-core offices.

•

Strengthened leadership bench by recruiting key executives, including new CEO of Insight, Head of Wealth, Head of Investments Distribution, Head of Investments Product, and Chief of Staff. In parallel, managed critical communications with clients, regulators, and employees, and executed robust engagement efforts to provide stability and leadership vision through change.

•

Launched several new products, including a private tokenized AAA CLO fund, one of the industry’s first stablecoin reserve funds, and PortfolioFlex, flagship guided model portfolios for broker dealer and RIA clients, co-developed with Pershing.

•

Conducted a broad range of BNY engagements, client meetings, and industry / media events, with a focus on communicating our strategic direction, cultivating enterprise client relationships, and amplifying our brand.

BNY 2026 PROXY STATEMENT 67

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Key Results

Kevin McCarthy Senior Executive Vice President and General Counsel

•

Reorganized Legal Department to better support platforms operating model and achieve efficiencies, and increased AI, data, and cybersecurity expertise and capacity through targeted training and strategic hiring.

•

Delivered second phase of Contract Life Cycle Management program by expanding digital workflows adding key agreement types and integrating Eliza to analyze executed contracts in the Universal Contract Master, improving client onboarding, generating cost savings, and enabling revenue opportunities.

•

Developed AI and other tools to expedite legal reviews of requests for proposal and contractual language regarding sustainability.

•

Drove modernization of enterprise-wide contracting by establishing standardized contracting processes and client agreements, streamlining terms, including client data provisions to support consistent and flexible data use, and developing legal playbooks that accelerated Integrated Solutions initiatives.

•

Supported public policy, government affairs, and regulatory relations to broaden geographic reach, cover new and rapidly changing developments, and mitigate risk of changing expectations.

•

Broadened Pro Bono partnerships and geographic reach, and sustained key collaborations, focusing on projects with the greatest impact while implementing new processes to mitigate reputational and legal risks.

Key Results

Jayee Koffey Senior Executive Vice President and Chief Global Affairs Officer

•

Drove commercial enablement by building scaled go-to-market capabilities and strategies.

•

Improved reputation and brand equity via strategic external communications, multi-channel brand amplification and stakeholder engagement in key markets.

•

Developed BNY Institute which showcases the company’s thought leadership.

•

Recruited leaders in several key roles, including new heads of first line risk, marketing functions, and philanthropy.

•

Aligned Sustainability and Community strategy in accordance with the company’s strategic and operating environment, including launching financial inclusion initiatives.

•

Fully achieved 2025 five-year Environmental goals across five categories of activity (carbon neutrality, waste reduction, water withdrawal, paper neutrality).

•

Enhanced employee engagement across the company via internal communications, sustainability, and philanthropy and meaningfully expanded key events, e.g., INSITE, Commercial LiftOff 2.0.

68 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Awarded Total Direct Compensation Table

The total direct compensation awarded to each of our NEOs with respect to 2025 performance, based on the corporate and individual performance determinations described above, is provided in the table below. The amounts reported as “Awarded Total Direct Compensation” differ substantially from the amounts determined under SEC rules as reported for 2025 in the “Total” column of the “2025 Summary Compensation Table” on page 78. The table below is not a substitute for the “2025 Summary Compensation Table.” Equity awards made in February 2026 based on 2025 performance results will be reported in the Summary Compensation Table in the 2027 Proxy Statement.

Named Executive Officers	Salary	Awarded Incentive Compensation			Awarded Total Direct Compensation
		Cash	PSUs	RSUs

Robin Vince Chairman and Chief Executive Officer	$1,300,000	$9,510,000	$28,530,000	$9,510,000	$48,850,000

Dermot McDonogh Senior Executive Vice President and Chief Financial Officer	$650,000	$5,505,000	$8,257,500	$4,587,500	$19,000,000

Jose Minaya Senior Executive Vice President and Global Head of BNY Investments and Wealth	$650,000	$5,205,000	$7,807,500	$4,337,500	$18,000,000

Kevin McCarthy Senior Executive Vice President and General Counsel	$650,000	$2,430,000	$3,645,000	$2,025,000	$8,750,000

Jayee Koffey Senior Executive Vice President and Chief Global Affairs Officer	$650,000	$1,680,000	$2,520,000	$1,400,000	$6,250,000

Senthil Kumar, former Senior Executive Vice President and Chief Risk Officer, was awarded incentive compensation of $2,776,986 for 2025.

Other Compensation and Benefits Elements

Deferred Compensation Plans

Our NEOs are eligible to participate in deferred compensation plans, which enable eligible employees to defer the receipt of a portion of their compensation, and related payment of taxes, until a later date. For a description of these plans and our NEOs’ participation therein, see “2025 Nonqualified Deferred Compensation” on page 84.

Perquisites

Our NEOs are eligible to participate in certain benefits programs that are considered “perquisites” for purposes of SEC rules regarding executive compensation disclosure. These benefits are described below and reported in the footnotes to the “2025 Summary Compensation Table” below.

The Board determined to require our CEO, beginning in late 2024, to utilize the company aircraft for all business and personal air travel in the interest of protecting his personal security, based on an assessment of risk given his high-profile position and work location. This determination reinforces the Board’s commitment to safeguarding our CEO and ensuring operational continuity.

Similarly, for security purposes and to optimize the CEO’s time, Mr. Vince is entitled to a company-provided car and driver. However, in 2025, Mr. Vince elected to supply his own vehicle and fully reimbursed the company for his personal use of the company-provided driver.

The HRC Committee reviews aircraft usage reports periodically and evaluates Mr. Vince’s driver usage at least annually to ensure compliance with internal policy.

BNY 2026 PROXY STATEMENT 69

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

In addition to company-wide health and insurance benefits plans, certain senior employees, including the company’s NEOs, along with their respective spouse or domestic partner, are eligible to participate in an executive health concierge program, which provides participants with access to primary care physician on-call services and an annual health assessment. Certain senior employees, including the NEOs, are also eligible to participate in executive financial and tax planning services.

2023–2025 PSU Performance Results

As described above, PSUs cliff vest after the end of a three-year performance period based on achievement of pre-determined performance metrics and continued service, with certain exceptions, and the earnout ranges between 0%–150% of target in accordance with the performance grid previously approved by the HRC Committee. For the PSUs granted in February 2023, the applicable performance metrics were average Adjusted ROTCE (weighted 70%) and relative TSR (weighted 30%) over the 2023–2025 performance period, as summarized in the table below.

Category	Details
Grant Date	February 2023
Performance Period	2023–2025 (three years)
Performance Metrics	Average Adjusted ROTCE (70% weight) and relative TSR (30% weight)
PSU Earnout (Total)	147.5% of target (capped at 150%)
Adjusted ROTCE Component	125% earnout
Relative TSR Component	200% earnout
Three-Year Average Adjusted ROTCE (excluding notable items)(1)	24% (further adjusted by HRC Committee to 23%)(2) versus 21% target
Relative TSR Percentile	100th percentile versus TSR Peer Group

(1)	For a reconciliation of this non-GAAP measure to the corresponding GAAP measure, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

(2)

The HRC Committee’s adjustment was intended to neutralize the effect of interest rate levels and market levels experienced over the performance period versus those assumed when the performance grid was approved in early 2023.

70 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Stakeholder Engagement, Support and Feedback

BNY has a long-standing practice of engaging with investors on our executive compensation program and broader governance matters, and that dialogue continued following the 2025 say-on-pay vote, which received approximately 94.4% support from our stockholders. We also had an average of approximately 95% stockholder approval at our annual meetings of stockholders during the prior three years. Even with this strong level of support, the Board and management team view active, ongoing engagement, as well as feedback and input from our stakeholders as an important contribution to how we design and disclose our compensation programs, rather than as a one-time check on prior decisions.

An important pillar of our corporate governance framework is our active engagement with stakeholders throughout the year. For direct stockholder feedback on our executive compensation framework and other issues of importance to our investors, we have continued our annual investor engagement process during 2025 and 2026, where we proactively initiated outreach to our shareholders in both the spring, before our annual meeting, and in the fall. In both outreach efforts, we contact investors representing approximately two-thirds of our outstanding common shares.

During the most recent engagement cycle, we solicited feedback on our executive compensation program, including the structure and rigor of our incentive plans. Stakeholder feedback remains an important part of our decision-making process. The HRC Committee receives reporting on feedback from investors and shareholder voting results. See “Proactive Stockholder Engagement Program” on page 28 for additional information on our outreach.

The HRC Committee considers investor input, including in connection with decisions regarding our ongoing use of performance-based incentive programs. As described throughout this CD&A, we have expanded disclosure on the direct link between pay and performance and expanded discussion of HRC Committee’s compensation setting process, and we will continue to consider stockholder perspectives as we evaluate our compensation programs in future years.

Role of Compensation Consultants

As discussed above, the HRC Committee retained Meridian as its independent compensation consultant. Meridian regularly attends HRC Committee meetings and assists the committee in its analysis and evaluation of compensation matters related to our executives. For more information on Meridian and its role as independent compensation consultant to the HRC Committee, see page 41.

BNY 2026 PROXY STATEMENT 71

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Benchmarking

Compensation Benchmarking Peer Group

The HRC Committee and our management use the Compensation Benchmarking Peer Group to provide a basis for assessing relative company performance and to provide a competitive reference for pay levels and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial institutions with which we typically compete for executive talent and business. The Compensation Benchmarking Peer Group for the 2025 compensation program, and their ticker symbols, are listed in the box to the right. The HRC Committee selected these companies based on:

•

industry and business mix—focus on companies with comparable mix of businesses (e.g., asset management, asset servicing and clearing services)

•

those viewed as competitors for customers and clients, executive talent and investment capital; and

•

size and scope—a range of size and complexity in terms of revenue, assets and market capitalization as well as geographic scope, regulatory oversight and strategic direction.

Ameriprise Financial, Inc. (AMP)

BlackRock, Inc. (BLK)

The Charles Schwab Corporation (SCHW)

Citigroup Inc. (C)

Fidelity National Information Services, Inc. (FIS)

The Goldman Sachs Group, Inc. (GS)

Intercontinental Exchange, Inc. (ICE)

JPMorgan Chase & Co. (JPM)

Morgan Stanley (MS)

Northern Trust Corporation (NTRS)

The PNC Financial Services Group, Inc. (PNC)

State Street Corporation (STT)

S&P Global Inc. (SPGI)

U.S. Bancorp (USB)

In consultation with the HRC Committee’s independent compensation consultant, in 2025 the committee considered the mix of businesses and industries represented and determined to retain the same peer group that was used for benchmarking 2024 compensation. See page 60 for a discussion of the TSR Peer Group approved by the HRC Committee, which is used for the purposes of calculating relative TSR in connection with the PSU earnout determination.

72 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

As discussed below, peer group data is used by the HRC Committee to support benchmarking against compensation practices and financial performance. The peer group data was considered holistically and was used as one input supporting the HRC Committee’s review process and compensation decisions.

Compensation Benchmarking

The HRC Committee collects data from peer group public disclosures to analyze market trends, compensation practices, and support the committee’s assessment of the competitiveness of compensation for our NEOs. Given the company’s complexity as a G-SIB, the HRC Committee may also reference compensation plans and practices at the G-SIBs not already in the Benchmarking Peer Group, as appropriate. For certain NEOs, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other market data to assess the compensation levels and practices in the businesses and markets in which we compete for executive talent.

Financial Performance Benchmarking

The HRC Committee is provided with relative financial performance assessments against the peer groups and G-SIBs. The metrics reviewed include revenue growth, expense growth, operating leverage, and EPS growth. This analysis, along with relative stock price performance, provides additional context for the HRC Committee in its review of compensation outcomes.

Stock Ownership Guidelines

Under our stock ownership guidelines, each NEO is required to own a number of shares of our common stock with a value equal to a multiple of base salary. NEOs have five years to comply with the ownership guidelines. Our CEO is required to hold shares of common stock valued at seven times base salary and all other Executive Committee members are required to hold shares of common stock equal to four times base salary. NEOs must hold 75% of net shares received from equity-based compensation awards within the five-year period to come into compliance with the guidelines, and 100% of net shares received from equity-based compensation after the five-year period if the NEO is not in compliance with the ownership guidelines. Our CEO has an additional retention requirement that requires him to retain 50% of net after-tax shares delivered until age 60. The retention requirement applies to equity-based compensation awards granted after appointment as CEO.

As of the record date, all NEOs meet the stock ownership guidelines. To determine each NEO’s stock ownership for purposes of the guidelines, we include shares owned directly, shares acquired through our employee stock purchase plan and held in our retirement plans and shares held in certain trusts. We also include 50% of restricted stock and unvested RSUs; however, unvested PSUs and stock options are not counted toward compliance with the stock ownership guidelines.

Prohibition on Hedging and Pledging

In addition to the restrictions on short-swing profits under Section 16 of the Securities Exchange Act of 1934, our NEOs and directors are prohibited from engaging in hedging transactions with respect to company securities; pledging company securities beneficially owned by them; engaging in short sales of our stock; purchasing our stock on margin; and buying or selling any puts, calls or other options involving our securities (other than any stock options that may be granted pursuant to our compensation program).

Prior to engaging in any transaction in company stock or derivative securities (including transactions in employee benefit plans and gifts), our executives and directors are required to pre-clear such transaction with our legal department and obtain affirmative approval to enter into the transaction. Our non-executive officer employees (who are not subject to the policies applicable to our executive officers and directors described above) are subject to policies and procedures designed to ensure that transactions in company stock are conducted in compliance with

BNY 2026 PROXY STATEMENT 73

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

applicable rules and regulations and are free from conflicts of interest. All employees are prohibited from the following with respect to company securities: engaging in short sales of our stock; engaging in short-term trading; purchasing our stock on margin; and buying or selling any puts, calls or other options involving our securities (other than any stock options that may be granted pursuant to our compensation program).

Clawback and Forfeiture Provisions

The company maintains an NYSE-compliant clawback policy that requires the recovery of incentive compensation tied to financial reporting measures in the event of a financial restatement to correct a material error. In addition, the company maintains robust forfeiture and clawback policies applicable to equity and cash incentive awards, which promote accountability and discourage imprudent behavior by allowing the cancellation of unvested awards and recovery of previously paid compensation. The material provisions applicable to U.S.-based NEOs are summarized below, subject to the HRC Committee’s review and potential forfeiture or clawback.

Trigger	Compensation Elements	Clawback	Forfeit
Risk Rating Below Acceptable Tolerance	Unvested PSUs, RSUs and Stock Options		🌑
	Cash Incentive, Settled PSUs, RSUs and Net Shares Delivered from Exercised Stock Options	🌑

Conduct adverse to the Company’s Interest:

•

Policy violations, fraud, or conduct contributing to financial restatements or irregularities

•

Unauthorized competition or solicitation of customers or employees during employment

•

Violation of post-employment contractual obligations, including breaches of post-termination obligations under company agreements

•

Legal/regulatory requirements or award agreement violations

	Unvested Equity Awards • Including dividend and dividend equivalents, as applicable		🌑
Material Adverse Conduct • Material adverse conduct, including competition, fraud, or financial reporting misconduct, or recovery required by law or regulation	Cash Incentive	🌑
NYSE Clawback Policy • Mandatory recovery upon financial restatements (NYSE Clawback Policy/Compliant with SEC rules)	Incentive compensation paid in excess of amounts that would have been earned based on restated financial results	🌑

74 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Severance Benefits

Stockholder Approval of Future Executive Severance Arrangements. The Board has adopted a policy that the company will not enter into a future severance arrangement with an executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and bonus (as defined in the policy) for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives prior stockholder approval.

Executive Severance Plan. The Bank of New York Mellon Corporation Executive Severance Plan (the “Executive Severance Plan”) provides that participants terminated by the company without “cause” are eligible to receive severance payments and benefits as shown in the table below (as defined in the plan).

Reason for Termination	Severance Payment	Annual Incentive Award	Benefit Continuation	Outplacement Services

By the company without “cause”	1 times base salary	Pro-rata annual incentive award paid after year end at the discretion of management and the HRC Committee	1 year	1 year

By the company without “cause” or by the participant for “good reason” within two years following a “change in control”	2 times base salary and 2 times annual incentive	Pro-rata annual incentive for the year of termination	2 years	1 year

Executive Severance Plan participants are selected by the HRC Committee and include each of our NEOs. To receive benefits under the plan, a participant must sign a release and waiver of claims in favor of the company and agree not to compete against the company, or solicit our customers and employees, for so long as the participant is receiving benefits under the Executive Severance Plan.

On February 23, 2026, the HRC Committee amended and restated the Executive Severance Plan.

The Executive Severance Plan, as amended and restated, maintains the same severance components and formula. Updates were to align with the 2026 EICP, including the descriptions of annual incentives.

We do not provide any severance-related tax gross-ups. If any payment under the Executive Severance Plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the number of payments and benefits payable under the Executive Severance Plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future executive severance arrangements as described above.

For a description of benefits following a change of control, see “Potential Payments upon Termination or Change in Control” beginning on page 85.

Confidentiality, Notice, and Restrictive Covenants Agreements. The obligations and duties applicable to each of our NEOs include certain covenants pursuant to a Confidentiality, Notice, and Restrictive Covenants Agreement entered into with the company. Each such agreement requires written notice of the executive’s resignation of employment for any reason and includes covenants regarding the executive’s protection of confidential information (including indefinite non-disclosure of confidential information), non-solicitation obligations (including non-solicitation of company employees and non-interference with any company relationships with customers, clients or employees) for at least one year following the expiration of the applicable notice period, and assignment of inventions to the company.

BNY 2026 PROXY STATEMENT 75

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers, including our NEOs, that is more than $1 million. However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

BNY Charitable Grant Recommendations

BNY has a longstanding commitment to philanthropy in the communities where our employees live and work. In 2024, we introduced a new strategic focus of an Inclusive Economy. We expect the recipients of our philanthropic funding to share our commitment to protect human rights. We require nonprofit organizations, such as charities and nongovernmental organizations, applying for financial sponsorship or donations to certify compliance with our Non-Discrimination Policy Certification for Non-Profits and to complete a thorough vetting process.

To further cultivate a culture of giving back and as part of the company’s overall philanthropic programming, in 2023 we established a donor advised fund giving program (the “Impact DAF”). In 2025, we made a contribution to Renaissance Charitable Foundation (“BNY Charitable”) to support $3.4 million of giving. We expect to make additional contributions annually. Through the Impact DAF program, Executive Committee members are encouraged to recommend grants to non-profit organizations consistent with our mission. Grant recommendations from our Executive Committee are intended to help to ensure that the Impact DAF program invests in a diverse group of charities that improves the lives of people in communities around the world. Grant recommendations are reviewed and approved by BNY Charitable and the company’s Philanthropy team, which confirms alignment with our mission and our policies and has no obligation to follow recommendations. In addition, BNY Charitable is governed by a majority independent board of directors and has no obligation to follow recommendations made by us. BNY Charitable performs its own due diligence in reviewing whether an organization recommended to receive grants is eligible.

We encourage our Executive Committee to make recommendations of grants to non-profit organizations consistent with the company’s philanthropic focus. In 2025, Executive Committee members who are NEOs made the following grant recommendations: Mr. Vince—$191,000; Mr. McDonogh—$116,200; Mr. Minaya—$100,000; and Mr. McCarthy—$94,000; Ms. Koffey—$100,682. The aggregate amount recommended by members of our Executive Committee in 2025 for donation by the Impact DAF was approximately $2,102,896.

How We Address Risk and Control

On an annual basis, our Chief Risk Officer meets with the HRC Committee to review the company’s compensation plans and arrangements, including those in which members of the Executive Committee participate, to verify that they are well-balanced and do not encourage imprudent risk-taking.

For employees who, individually or as a group, are responsible for activities that may expose the company to material amounts of risk, their incentive compensation can be negatively impacted based on their performance through an assessment of their performance on the risk and compliance goals included in our performance management

76 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion & Analysis

process, directly linking their compensation to risk management. Adjustments to compensation are determined by a senior management committee responsible for control functions and reported to the HRC Committee. This approach allows for the elimination of an incentive award if risk performance is below acceptable standards.

With respect to our NEOs, there are several controls intended to link incentive compensation to appropriate risk-taking. As a threshold matter, a common equity Tier 1 ratio for the company of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Payment of any incentive compensation is conditional upon the company meeting this goal. The HRC Committee’s incentive compensation determinations are inclusive of a risk assessment for each executive, which is reviewed by the HRC Committee. In addition, each NEO’s equity awards are subject to 100% forfeiture during the vesting period and clawback following settlement of such awards, and NEOs’ cash incentive awards are subject to 100% clawback, in each case based on ongoing risk assessments, under our comprehensive clawback policies.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and how risk factors into, and is affected by, compensation decisions. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or creates risks that are reasonably likely to have a material adverse effect on the company.

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing “Compensation Discussion & Analysis” with management. On the basis of such review and discussions, the HRC Committee recommended to the Board that the “Compensation Discussion & Analysis” be included in the company’s 2025 Annual Report and this proxy statement.

By: The Human Resources and Compensation Committee

Elizabeth E. Robinson, Chair
M. Amy Gilliland
Jeffrey A. Goldstein K. Guru Gowrappan
Ralph Izzo

BNY 2026 PROXY STATEMENT 77

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

2025 Summary Compensation Table

The following table presents the compensation for our NEOs in accordance with SEC rules, which require equity-based awards to be reported for the year that they are granted. The table below reflects equity-based incentive compensation grants made in 2025 for 2024 performance. A summary of the HRC Committee’s decisions on the compensation awarded to our NEOs for 2025 performance can be found in the “Compensation Discussion & Analysis” section of this proxy statement, which begins on page 49.

Name and Principal Position(1)	Year	Salary	Stock Awards(3)(4)	Options Awards(4)	Non-Equity Incentive Plan Compensation		All Other Compensation(6)	Total Compensation

Robin Vince Chairman and Chief Executive Officer	2025	$1,300,000	$47,440,141	$25,000,004	$9,510,000		$222,825	$83,472,970
	2024	$1,300,000	$16,275,042	—	$5,610,000		$110,985	$23,296,027
	2023	$1,300,000	$10,025,856	—	$5,425,000		$50,311	$16,801,167

Dermot McDonogh Senior Executive Vice President and Chief Financial Officer	2025	$650,000	$8,767,584	—	$5,505,000	(2)	$59,720	$14,982,304
	2024	$650,000	$6,482,733	—	$3,757,500		$135,562	$11,025,795
	2023	$650,000	$5,050,038	—	$2,778,300		$2,641,523	$11,119,862

Jose Minaya Senior Executive Vice President and Global Head of BNY Investments and Wealth	2025	$650,000	$8,645,081	—	$5,205,000		$4,700,653	$19,200,734
	2024	$213,958	$11,673,844	—	$3,705,000		$2,708	$15,595,511

Kevin McCarthy Senior Executive Vice President and General Counsel	2025	$650,000	$4,567,632	—	$2,430,000		$22,116	$7,669,748

Jayee Koffey Senior Executive Vice President and Chief Global Affairs Officer	2025	$650,000	$3,517,580	—	$1,680,000		$22,806	$5,870,386

Senthil Kumar Former Senior Executive Vice President and Chief Risk Officer	2025	$325,000	$5,586,079	—	$833,096	(5)	$362,783	$7,106,958
	2024	$650,000	$4,583,912	—	$2,394,000		$16,000	$7,643,911
	2023	$650,000	$4,139,166	—	$1,964,520		$139,750	$6,893,436

(1)

Because Mr. Minaya was an NEO only in 2025 and 2024, no disclosure is included for him for 2023. Because Mr. McCarthy and Ms. Koffey are being reported as NEOs for the first time in this year’s proxy statement, and were not NEOs in prior years, no compensation information is provided for 2024 or 2023. Mr. Kumar terminated employment with the company effective as of June 30, 2025.

(2)	For Mr. McDonogh, includes $500,000 of cash incentive that was deferred by Mr. McDonogh in accordance with the BNY Mellon Deferred Compensation Plan.

(3)

The amounts disclosed in this column include the grant date fair value of RSUs and PSUs granted in 2025, 2024, and 2023. For 2025, the grant date fair values of PSUs were: $16,830,051 for Mr. Vince; $5,636,256 for Mr. McDonogh; $5,557,540 for Mr. Minaya; $2,936,329 for Mr. McCarthy; $2,261,283 for Ms. Koffey, and $3,591,014 for Mr. Kumar. Assuming that the maximum level of performance conditions are achieved, the PSU values would be: $25,245,077 for Mr. Vince; $8,454,383 for Mr. McDonogh; $8,336,310 for Mr. Minaya; $4,404,493 for Mr. McCarthy; $3,391,925 for Ms. Koffey, and $5,386,521 for Mr. Kumar. For Mr. Vince, the awards disclosed in this column also include the RSUs awarded in December 2025 as part of the CEO Long-Term Transformation and Retention Award with a grant date fair value of $25,000,073.

(4)

As previously disclosed in the Form 8-K, filed on December 11, 2025, the amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 (“ASC 718”) using the valuation methodology for equity awards set forth in note 16 to the consolidated financial statements in our 2025 Annual Report. For stock options, the Black Scholes valuation model was used as set forth in note 16 to the consolidated financial statements in our 2025 Annual Report.

(5)	For Mr. Kumar, represents a prorated annual incentive award for the year of termination pursuant to the Executive Severance Plan and his separation agreement.

78 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

(6)	The items comprising “All Other Compensation” for 2025 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	New Hire Payments(c)	Cash Severance and Other Post- Termination Benefits(d)	Total

Robin Vince	$206,825	$16,000	—	—	$222,825

Dermot McDonogh	$43,720	$16,000	—	—	$59,720

Jose Minaya	$25,000	$16,000	$4,659,653	—	$4,700,653

Kevin McCarthy	$6,116	$16,000	—	—	$22,116

Jayee Koffey	$6,806	$16,000	—	—	$22,806

Senthil Kumar	$12,147	—	—	350,636	$362,783

(a)

“Perquisites and Other Personal Benefits” for Mr. Vince consists of executive healthcare $25,000, executive financial management $18,720, and personal usage of the company aircraft $163,105. Beginning in late 2024, the Board determined to require our CEO to utilize company aircraft for all business and personal air travel in the interest of protecting his personal security, based on an assessment of risk, his high-profile position and work location. We believe this cost was an appropriate and necessary business expense and do not consider the cost to be personal benefits. Mr. Vince is entitled to a company provided car and driver for business and personal use but elected to supply his own vehicle and fully reimbursed the company for the personal use of the company’s driver. For Mr. McDonogh, this column consists of executive healthcare $25,000 and executive financial management $18,720. For Mr. Minaya and Ms. Koffey this column reflects executive healthcare ($25,000 and $6,806 respectively). For Mr. McCarthy and Mr. Kumar, this column reflects executive financial management ($6,116 and $12,147 respectively).

(b)

“Contributions to Defined Contribution Plans” consist of matching contributions under the BNY 401(k) Savings Plan. The company match is capped at $16,000. Mr. Kumar did not receive a matching contribution for 2025 due to his termination of employment as of June 30, 2025.

(c)	“New Hire Payments” of $4,659,653 for Mr. Minaya consists of a cash buyout of unvested equity that was forfeited from his former employer included as part of his new hire offer.

(d)

“Cash Severance and Other Post-Termination Benefits” consists of cash severance ($325,000), outplacement services ($11,625) and health coverage ($14,011) paid by the company during the fiscal year in connection with Mr. Kumar’s termination of employment on June 30, 2025, pursuant to the Executive Severance Plan and his separation agreement.

BNY 2026 PROXY STATEMENT 79

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

2025 Grants of Plan-Based Awards

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(4)
Robin Vince	2019 EICP	—	—	$9,510,000	—	—	—	—	—	—	—
	PSUs	2/3/2025	—	—	—	—	197,559	296,339	—	—	$16,830,051
	RSUs	2/3/2025	—	—	—	—	—	—	65,853	—	$5,610,017
	RSUs	12/9/2025	—	—	—	—	—	—	215,648	—	$25,000,073
	SO(5)	12/9/2025	—	—	—	—	—	—	869,263	$115.93	$25,000,004
Dermot McDonogh	2019 EICP	—	—	$5,505,000	—	—	—	—	—	—	—
	PSUs	2/3/2025	—	—	—	—	66,161	99,242	—	—	$5,636,256
	RSUs	2/3/2025	—	—	—	—	—	—	36,757	—	$3,131,329
Jose Minaya	2019 EICP	—	—	$5,205,000	—	—	—	—	—	—	—
	PSUs	2/3/2025	—	—	—	—	65,237	97,856	—	—	$5,557,540
	RSUs	2/3/2025	—	—	—	—	—	—	36,243	—	$3,087,541
Kevin McCarthy	2019 EICP	—	—	$2,430,000	—	—	—	—	—	—	—
	PSUs	2/3/2025	—	—	—	—	34,468	51,702	—	—	$2,936,329
	RSUs	2/3/2025	—	—	—	—	—	—	19,149	—	$1,631,303
Jayee Koffey	2019 EICP	—	—	$1,680,000	—	—	—	—	—	—	—
	PSUs	2/3/2025	—	—	—	—	26,544	39,816	—	—	$2,261,283
	RSUs	2/3/2025	—	—	—	—	—	—	14,747	—	$1,256,297
Senthil Kumar	2019 EICP	—	—	$833,096	—	—	—	—	—	—	—
	PSUs	2/3/2025	—	—	—	—	42,153	63,230	—	—	$3,591,014
	RSUs	2/3/2025	—	—	—	—	—	—	23,419	—	$1,995,065

(1)

Represents the actual cash incentive compensation amounts for 2025 performance under The Bank of New York Mellon Corporation 2019 Executive Incentive Compensation Plan (the “2019 EICP”). This cash incentive compensation paid was determined under the 2019 EICP and within plan limits.

(2)

Represents the portion of the NEO’s incentive compensation award granted in the form of PSUs under the LTIP for performance during 2024. The amounts shown under the “Maximum” column represent the maximum payout level of 150% of target; there is no threshold payout level. Upon vesting, earned PSUs will be paid out in shares of BNY common stock (earned dividend equivalents on applicable PSUs will be paid out in cash). These PSUs will be earned between 0% – 150% based on average Adjusted ROTCE and relative total shareholder return versus the TSR Peer Group, each over a three-year period. Earned PSUs cliff vest after the end of the performance period. All unvested PSUs are subject to downward adjustment in the event an NEO’s risk assessment rating is lower than our acceptable risk tolerance level, as determined by the HRC Committee.

(3)

Represents the portion of the NEO’s incentive compensation award granted in the form of RSUs under the LTIP for performance during 2024. RSUs granted on February 3, 2025, vest in equal installments over three years. In addition, for Mr. Vince, represents the portion of the CEO Long-Term Transformation and Retention Award granted in the form of RSUs. Such RSUs vest in two equal installments on the fifth and sixth anniversaries of the grant.

(4)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

(5)

Represents the portion of the CEO Long-Term Transformation and Retention Award granted in the form of stock options. Stock options vest and become exercisable in two equal installments on the fifth and sixth anniversaries of the grant date.

80 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

2025 Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated using a $116.09 per share value, which was the closing price per share of our common stock on the NYSE on December 31, 2025 (the last trading day of the year).

		Option Awards(2)				Stock Awards(3)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Robin Vince	2023					22,840	$2,651,496	—	—
	2024					65,165	$7,565,005	—	—
	2025		869,263	$115.93	12/9/2035	281,501	$32,679,451	—	—
	2023-2025	—	—	—	—	—	—	198,429(4)	$23,035,569
	2024-2026	—	—	—	—	—	—	203,859(5)	$23,666,029
	2025-2027	—	—	—	—	—	—	200,686(5)	$23,297,661
Dermot McDonogh	2022					130,306	$15,127,224
	2023	—	—	—	—	19,830	$2,302,065	—	—
	2024	—	—	—	—	33,373	$3,874,272	—	—
	2025	—	—	—	—	36,757	$4,267,120	—	—
	2023-2025	—	—	—	—	—	—	61,354(4)	$7,122,603
	2024-2026	—	—	—	—	—	—	69,601(5)	$8,080,026
	2025-2027	—	—	—	—	—	—	67,208(5)	$7,802,209
Jose Minaya	2024					164,166	$19,058,031	—	—
	2025	—	—	—	—	36,243	$4,207,450	—	—
	2025-2027	—	—	—	—	—	—	66,270(5)	7,693,244
Kevin McCarthy	2023	—	—	—	—	9,788	$1,136,289	—	—
	2024	—	—	—	—	18,811	$2,183,769	—	—
	2025	—	—	—	—	19,149	$2,223,007	—	—
	2023-2025	—	—	—	—	—	—	56,692(4)	$6,581,403
	2024-2026	—	—	—	—	—	—	39,231(5)	$4,554,381
	2025-2027	—	—	—	—	—	—	35,014(5)	$4,064,729
Jayee Koffey	2023	—	—	—	—	12,278	$1,425,353	—	—
	2024	—	—	—	—	12,694	$1,473,646	—	—
	2025	—	—	—	—	14,747	$1,711,979	—	—
	2024-2026	—	—	—	—	—	—	26,475(5)	$3,073,499
	2025-2027	—	—	—	—	—	—	26,964(5)	$3,130,270
Senthil Kumar	2023	—	—	—	—	12,013	$1,394,589	—	—
	2024	—	—	—	—	23,598	$2,739,492	—	—
	2025	—	—	—	—	23,419	$2,718,712	—	—
	2023-2025	—	—	—	—	—	—	69,576(4)	$8,077,108
	2024-2026	—	—	—	—	—	—	49,215(5)	$5,713,375
	2025-2027	—	—	—	—	—	—	42,820(5)	$4,971,003

BNY 2026 PROXY STATEMENT 81

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

(1)

Refers to the year of grant for RSUs and Options, and to the performance period for PSUs. For Mr. Vince RSUs granted in 2025 reflect annual performance awards and the portion of the CEO Long-Term Transformation and Retention Award granted in the form of RSUs.

(2)

Stock Options will vest and become exercisable in two equal installments on the fifth and sixth anniversaries of the grant date, generally subject to Mr. Vince’s continued employment with the company through the applicable vesting date. The net shares delivered upon the exercise of the stock options will be subject to a two-year holding period after such exercise.

(3)	RSUs vest in accordance with the following schedule:

Year of Grant
2022

For Mr. McDonogh’s buyout award granted in December 2022, 50,060 RSUs vested on February 28, 2026, and 36,919 RSUs will vest on February 28, 2027, 26,213 RSUs will vest on February 28, 2028, and 17,114 will vest on February 28, 2029.

2023

Three-year pro-rata vesting for annual awards, excluding Ms. Koffey; the remaining unvested RSUs vested on February 15, 2026. For Mr. McDonogh 9,237 RSUs vested on February 28, 2026. For Ms. Koffey, 6,139 vested on February 28, 2026 and 6,139 RSUs will vest on February 15, 2027.

2024

Three-year pro-rata vesting for annual awards; 50% of the remaining RSUs vested on February 15, 2026, and the remainder will vest on February 15, 2027. For Mr. Minaya, 82,429 RSUs vested on February 28, 2026, and 81,737 RSUs will vest on February 28, 2027.

2025

Three-year pro-rata vesting for annual awards; 33% vested on February 15, 2026, and the remaining unvested RSUs will vest 50% on February 15, 2027, and 50% on February 15, 2028. For Mr. Vince, 107,824 RSUs will vest on December 9, 2030 and 107,824 RSUs will vest on December 9, 2031.

 PSUs are earned and vest in accordance with the following schedule:

Performance Period
2023-2025	Earned at 147.5% of target, based on adjusted ROTCE and TSR, each over a three-year period; earned PSUs cliff vest after the end of the performance period.
2024-2026	Earned, between 0%—150% of target, based on adjusted ROTCE and TSR, each over a three-year period; earned PSUs cliff vest after the end of the performance period.
2025-2027	Earned, between 0%—150% of target, based on adjusted ROTCE and TSR, each over a three-year period; earned PSUs cliff vest after the end of the performance period.

(4)	Includes accrued dividends on the PSUs granted in 2023 as of December 31, 2025, which were earned based on performance.

(5)	Includes accrued dividends on the PSUs granted in 2024 and 2025, assuming target performance.

82 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

2025 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)

Robin Vince	—	—	161,084	$14,011,547

Dermot McDonogh	—	—	98,143	$8,699,539

Jose Minaya	—	—	—	$0

Kevin McCarthy	—	—	69,455	$6,035,237

Jayee Koffey	—	—	14,486	$1,274,668

Senthil Kumar	—	—	76,585	$6,658,301

2025 Pension Benefits

None of our NEOs participate in any retirement plan that provides for specified payments and benefits (other than defined contribution plans).

BNY 2026 PROXY STATEMENT 83

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

2025 Nonqualified Deferred Compensation

The following table provides information with respect to each plan that provides for non-qualified deferred compensation in which the NEOs participate. Each of these plans is described below.

Name	Plan Name	Executive Contributions in Fiscal Year 2025		Registrant Contributions in Fiscal Year 2025	Aggregate Earnings in Fiscal Year 2025	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2025

Robin Vince	—	—			—	—	—

Dermot McDonogh	BNY Mellon Deferred Compensation Plan	$500,000	(1)	—	$129,697	—	$1,174,602	(2)

Jose Minaya	—	—			—	—	—

Kevin McCarthy	BNY 401(K) Benefits Restoration Plan	—			$10,316	—	$88,292

Jayee Koffey	BNY Mellon Deferred Compensation Plan	—			$217,434	—	$1,435,942

Senthil Kumar	BNY 401(K) Benefits Restoration Plan	—			$1,259	—	$9,919

(1)	Represents the portion of Mr. McDonogh’s cash incentive for the 2025 fiscal year that Mr. McDonogh elected to defer in accordance with the BNY Mellon Deferred Compensation Plan.

(2)	$500,000 of the reported amount was previously reported for Mr. McDonogh in the Summary Compensation Table for fiscal years prior to 2025.

BNY Nonqualified Deferred Compensation Plans

BNY 401(k) Benefits Restoration Plan. NEOs are not eligible to earn non-elective contributions under the terms of the tax-qualified BNY 401(k) Savings Plan after December 31, 2020. Therefore, no additional benefits were earned by NEOs under the BNY 401(k) Benefits Restoration Plan for the year ended December 31, 2025. The BNY 401(k) Benefits Restoration Plan is a non-qualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the 401(k) Plan where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by Section 401(a)(17) of the IRC. Pursuant to the BNY 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-elective company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. Mr. Vince, Mr. McDonogh, Mr. Minaya and Ms. Koffey did not earn a contribution under the BNY 401(k) Benefits Restoration Plan prior to December 31, 2020.

BNY Mellon Deferred Compensation Plan. The BNY Mellon Deferred Compensation Plan permits eligible employees, including our NEOs, to defer receipt of cash bonus/incentive amounts above the Social Security wage base (which was $176,100 in 2025) until a later date while employed, upon retirement or after retirement not to exceed age 70. Changes are permitted to the payment election once annually; however, they must comply with the regulations contained in Section 409A of the Internal Revenue Code. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his or her benefit is paid in a lump sum shortly after termination. Investment alternatives, based on a selection of variable rate options, must be selected when the executive makes a deferral election and may be changed each quarter for future deferrals. Previously deferred amounts may generally be reallocated among the investment options at the beginning of each quarter. The plan is a non-qualified unfunded plan.

84 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

Potential Payments upon Termination or Change in Control

The following discussion summarizes the arrangements, agreements, and policies of the company relating to potential payments to our NEOs upon termination or change in control.

Retirement Benefits

We provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

In addition, we provide continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan and award agreements. Currently, Mr. McCarthy is our only retirement eligible NEO. In accordance with the terms of his offer letter, RSUs granted to Mr. McDonogh in connection with his equity buyout awards, excluding the equity buyout award granted in March 2023, will continue to vest following termination of employment unless the NEO’s employment is terminated for cause. At December 31, 2025 and using the same assumptions as used for the “Table of Other Potential Payments” below, our NEOs were eligible to receive continued vesting of stock awards in the following amounts: for Mr. McDonogh, $15,825,664, and for Mr. McCarthy, $20,884,924. Mr. Vince, Mr. Minaya, Ms. Koffey are not included above because they are not retirement eligible. If an NEO is terminated for cause, such individual’s award does not continue to vest.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

Under the Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to one times the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination) and benefit continuation and outplacement services for one year.

The participant is also eligible for a pro-rata annual incentive award (as defined in the plan) for the year of termination in the company’s sole discretion.

If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and annual incentive (as defined in the plan) for the year of termination (or, if greater, for the year before the year of termination), a pro-rata annual incentive (as defined in the plan) for the year of termination, benefit continuation for two years and outplacement services for one year.

The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to compete against the company, or solicit our customers and employees, for so long as the participant is receiving benefits under the plan. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the IRC, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax.

BNY 2026 PROXY STATEMENT 85

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our NEOs through December 31, 2025 were granted under the LTIP or its predecessor. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. The effect of a termination event or change in control on outstanding equity awards varies by type of award.

Table of Other Potential Payments. The following table is based on the following assumptions:

•	A termination of employment effective as of December 31, 2025.

•	Equity awards valued at $116.09 per share, the closing price of our common stock on December 31, 2025.

•

The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or equity award vesting that would be earned on retirement as described above. We have only included amounts by which an NEO’s retirement benefit is enhanced by the triggering event, or additional equity awards that vest on the triggering event that would not vest on retirement alone.

•

The designation of an event as a termination in connection with a change in control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the NEO for good reason.

•	“Cash severance” includes severance payments as described above provided for under the terms of the Executive Severance Plan.

The actual amounts that would be payable in these circumstances can only be determined at the time of the NEO’s separation, would include payments or benefits already earned or vested, and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any NEO in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The benefits that would be payable upon certain types of termination of employment as they pertain to the NEOs are described below.

86 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

Named Executive Officer	By Company Without Cause	Termination in Connection with Change of Control	Death

Robin Vince

Cash Severance(1)	$1,300,000	$29,993,333	—

Pro-rated Incentive(1)	$47,550,000	$47,550,000	—

Health and Welfare Benefits	$34,280	$56,935	—

Additional Stock Award Vesting(2)	$113,467,974	$113,467,974	$113,467,974

TOTAL	$162,352,254	$191,068,242	$113,467,974

Dermot McDonogh

Cash Severance(1)	$650,000	$16,325,233	—

Pro-rated Incentive(1)	$18,350,000	$18,350,000	—

Health and Welfare Benefits	$33,995	$56,365	—

Additional Stock Award Vesting(2)	$33,715,618	$33,715,618	$33,715,618

TOTAL	$52,749,613	$68,447,216	$33,715,618

Jose Minaya

Cash Severance(1)	$650,000	$17,635,000	—

Pro-rated Incentive(1)	$17,350,000	$17,350,000	—

Health and Welfare Benefits	$34,280	$56,935	—

Additional Stock Award Vesting(2)	$31,419,666	$31,419,666	$31,419,666

TOTAL	$49,453,946	$66,461,601	$31,419,666

Kevin McCarthy

Cash Severance(1)	$650,000	$8,750,500	—

Pro-rated Incentive(1)	$8,100,000	$8,100,000	—

Health and Welfare Benefits	$34,269	$56,913	—

Additional Stock Award Vesting(2)	—	—	—

TOTAL	$8,784,269	$16,907,413	—

Jayee Koffey

Cash Severance(1)	$650,000	$6,604,873	—

Pro-rated Incentive(1)	$5,600,000	$5,600,000	—

Health and Welfare Benefits	$33,580	$55,535	—

Additional Stock Award Vesting(2)	$10,941,230	$10,941,230	$10,941,230

TOTAL	$17,224,810	$23,201,638	$10,941,230

(1)

Amounts shown assume that no NEO received payment or other separation benefit other than the payments and benefits contemplated by the Executive Severance Plan. Amounts have been calculated in accordance with the terms of the plan and the applicable agreements. For terminations by the company without cause, not in connection with a change of control, cash severance amounts will be paid in installments over a one-year period following termination and pro-rated Incentive amounts shown reflect actual full incentive amounts paid for 2025 (cash and deferred). For terminations in connection with a change of control, cash severance amounts will be paid in a lump sum and pro-rated Incentive amounts shown reflect actual full incentive amounts paid for 2025 (cash and deferred).

(2)

The value of “Additional Stock Award Vesting” represents the value at December 31, 2025 of all RSUs (along with cash dividend equivalents accrued on the RSUs), earned PSUs (along with cash dividend equivalents accrued on the PSUs) and Stock Options (for Mr. Vince) on that date (based on the closing price of $116.09 of our common stock on December 31, 2025). Information relating to the vesting of stock awards on retirement can be found in “Retirement Benefits” on page 85.

Mr. Senthil Kumar’s employment with BNY terminated without cause as of June 30, 2025. Mr. Kumar received his base salary through his termination date and his outstanding deferred incentive compensation awards will continue to vest according to their original terms and schedule because, at the time of his separation, he had attained age 60 and completed five years of service prior to his termination and BNY deemed his notice period to have been satisfied. In connection with his termination, Mr. Kumar became eligible to receive severance and related benefits pursuant to the terms of the Executive Severance Plan and his separation agreement. For the 2025 fiscal year, these benefits consist of a portion of his cash severance ($325,000), outplacement services ($11,625) and health coverage paid by the company ($14,011). For his service during 2025, Mr. Kumar was awarded a pro-rata annual incentive payment of $2,776,986 in the form of cash and RSUs. All payments and benefits were determined in accordance with the terms of the Executive Severance Plan based on compensation and benefit levels in effect at the time of separation.

BNY 2026 PROXY STATEMENT 87

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

Pay Ratio

Pay Ratio set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Vince, and the ratio of those two values:

•	The 2025 annual total compensation of the median employee of BNY (other than our CEO) was $81,9871.;

•	The 2025 annual total compensation of our CEO, Mr. Vince, was $83,495,6252.; and

•	For 2025, the ratio of the annual total compensation of Mr. Vince to the annual total compensation of our median employee was 1,018 to 1.

Background

We previously identified our median employee (who is located in the U.S.) using our world-wide employee population (without exclusions) as of October 31, 2023 and measuring compensation based on total pay actually received over the period November 1, 2022 – October 31, 2023. There has been no change in our employee population, our employee compensation arrangements or our median employee’s circumstances that we believe would significantly impact our pay ratio disclosure. Therefore, as permitted by SEC rules, we calculated the 2025 pay ratio set forth above using the same median employee that we used to calculate our 2023 pay ratio.

As required by SEC rules, we calculated 2025 annual total compensation for our median employee using the same methodology that we use to determine our NEOs’ annual total compensation for the “2025 Summary Compensation Table.”

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

1.	The median employee’s total compensation includes the value of company-paid benefits applicable to the median employee.
2.

For purposes of the CEO pay ratio disclosure, Mr. Vince’s annual total compensation includes the amount reported in the “Total” column of the “2025 Summary Compensation Table” on page 78, plus the value of company-paid benefits applicable to Mr. Vince.

88 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

Pay Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) to our principal executive officer (PEO) and the other named executive officers, other than the PEO (
Non-PEO-NEOs),
and certain financial performance of the company for the years listed below. The HRC Committee did not consider the pay versus performance disclosure set forth below when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” beginning on page 49. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards See the “2025 Option Exercises and Stock Vested” table on page 83.

	PEO									Company- Selected Performance Measure
	Summary Compensation Table Total (1)		Compensation Actually Paid (2)		Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment based on:		Net Income (MM)
Year	PEO 1 Robin Vince ($)	PEO 2 Todd Gibbons ($)	PEO 1 Robin Vince ($)	PEO 2 Todd Gibbons ($)			Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)		Adj. ROTCE (7)

2025	$83,472,970	N/A	$118,040,693	N/A	$10,966,026	$21,483,884	$315.84	$203.47	$5,583	26.4%

2024	$23,296,027	N/A	$46,793,635	N/A	$10,282,345	$17,556,375	$204.49	$176.89	$4,543	23.8%

2023	$16,801,167	N/A	$20,136,728	N/A	$7,725,809	$9,723,399	$134.65	$135.49	$3,304	21.8%

2022	$11,203,469	$14,120,046	$9,551,417	$10,984,534	$8,681,348	$7,846,962	$113.65	$120.81	$2,543	21.1%

2021	N/A	$14,128,042	N/A	$26,895,557	$6,530,187	$9,933,878	$140.54	$135.04	$3,771	17.6%

(1)
The dollar amounts reported for Mr. Vince and our former CEO, Mr. Gibbons, respectively, under “Summary Compensation Table Total” are the amounts reported for Mr. Vince and Mr. Gibbons for each corresponding year in the “Total” column of the Summary Compensation Table. For purposes of this table, Mr. Vince is included as PEO for fiscal years 2022-2025, and Mr. Gibbons is included as PEO for fiscal years 2021-2022.

(2)
The dollar amounts reported for Mr. Vince and Mr. Gibbons under “Compensation Actually Paid” represent the amount of “compensation actually paid” to Mr. Vince and Mr. Gibbons as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Vince or Mr. Gibbons during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Mr. Vince’s total compensation for 2025 to determine the compensation actually paid:

	Robin Vince			Todd Gibbons
	2025	2024	2023	2022	2021

Total Compensation as reported SCT	$83,472,970	$23,296,027	$16,801,167	$14,120,046	$14,128,042

Pension values reported in SCT	$—	—	—	$(201,571)	—

Fair value of equity awards granted during fiscal year	$(72,440,145)	$(16,275,042)	$(10,025,856)	$(10,268,822)	$(9,135,074)

Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$—	—	—	—	—

Fair value of equity compensation granted in current year that is outstanding and unvested as of end of fiscal year—value at end of fiscal year	$84,136,542	$28,959,156	$11,715,284	$8,070,700	$15,832,016

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$20,990,214	$7,659,111	$223,820	$(638,638)	$349,404

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$1,675,580	$3,055,881	$1,317,639	$(331,157)	$5,569,415

Fair value as of the vesting date of awards that are granted and vest in the same year	$—	—	—	—	—

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the current fiscal year	$205,532	$98,502	$104,675	$233,977	$151,754

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	—	—	—	—

Compensation Actually Paid to CEO	$118,040,693	$46,793,635	$20,136,728	$10,984,534	$26,895,557

BNY 2026 PROXY STATEMENT 89

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the company’s NEOs as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the
Non-PEO
NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Dermot McDonogh, Jose Minaya, Kevin McCarthy, Jayee Koffey and Senthil Kumar; (ii) for 2024, Dermot McDonogh, Jose Minaya, Senthil Kumar, and Catherine Keating; (iii) for 2023, Dermot McDonogh, Roman Regelman, Senthil Kumar, Catherine Keating, Bridget Engle and Emily Portney; (iv) for 2022, Emily Portney, Bridget Engle, Roman Regelman and Dermot McDonogh; and (v) for 2021, Robin Vince, Emily Portney, Bridget Engle and Senthil Kumar.

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the
Non-PEO
NEOs’ total compensation 2025 to determine the compensation actually paid:

	NEO Averages
	2025	2024	2023	2022	2021

Total Compensation as reported SCT	$10,966,026	$10,282,345	$7,725,809	$8,681,348	$6,530,187

Pension values reported in SCT	$—	$—	$—	$—	$—

Fair value of equity awards granted during fiscal year	$(6,216,791)	$(6,729,993)	$(4,450,347)	$(6,100,088)	$(2,739,608)

Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$—	$—	$—	$—	$—

Fair value of equity compensation granted in current year that is outstanding and unvested as of end of fiscal year—value at end of fiscal year	$9,380,643	$9,720,207	$5,062,522	$5,543,061	$4,713,918

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$6,676,169	$3,350,167	$275,976	$24,185	$(18,917)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$566,661	$887,848	$977,492	$(343,054)	$1,419,902

Fair value as of the vesting date of awards that are granted and vest in the same year	$—	$—	$—	$—	$—

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the current fiscal year	$111,176	$45,801	$131,947	$41,510	$28,397

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—	$—	$—

Compensation Actually Paid to NEO	$21,483,884	$17,556,375	$9,723,399	$7,846,962	$9,933,878

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period, which is December 31, 2020.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Financials Index.

(7)
Adjusted ROTCE excludes notable items disclosed externally. For a reconciliation of this non-GAAP
measure to the corresponding GAAP measure, please see Annex A:
Non-GAAP
Reconciliations beginning on page 109.

As described in greater detail in “Compensation Discussion & Analysis” beginning on page 49, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the company to link compensation actually paid (as defined by SEC rules) to the company’s NEOs for the most recently completed fiscal year to the company’s performance are:

•	Average Adjusted ROTCE;

•	Total Revenue;

•	Operating Leverage; and

•	OEPS.

90 BNY 2026 PROXY STATEMENT

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance table. Moreover, the company
generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are
providing
the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Company and Peer Group TSR
1

Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid Millions
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
$320
$300
$280
$260
$240
$220
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
315.8
204.5
203.5
176.9
140.5
135.0
120.8
113.7
135.5
134.6
26.9
9.9
9.6
11.0
7.8
20.1
9.7
46.8
17.6
118.0
21.5
2020
2021
2022
2023
2024
2025
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
The Bank of New York Mellon Corporation TSR
S&P 500 Financials Index TSR

1.	TSR measurement period commenced December 31, 2020.
Compensation Actually Paid and Net Income

BNY 2026 PROXY STATEMENT 91

ITEM 2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables and Other Compensation Disclosures

Compensation Actually Paid and Adjusted ROTCE
1

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
In response to Item 402(x)(1) of Regulation
S-K,
we do not regularly grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. We did grant Mr. Vince stock options in December 2025 as part of the CEO Long-Term Transformation and Retention Award as disclosed on a Form
8-K
filed on December 11, 2025 and further disclosed in the “CEO Long-Term Transformation and Retention Award” section.
Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the company’s securities by our directors, officers and employees, and by the company itself. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our insider trading policies and procedures were filed as Exhibit 19.1 to the 2025 Annual Report.

1	Adjusted ROTCE excludes notable items. For a reconciliation of this non-GAAP measure to the corresponding GAAP measure, please see Annex A: Non-GAAP Reconciliations beginning on page 109.

92 BNY 2026 PROXY STATEMENT

ITEM 3. RATIFICATION OF KPMG LLP

Item 3. Ratification of KPMG LLP

RESOLUTION	Page 94

REPORT OF THE AUDIT COMMITTEE	Page 95

SERVICES PROVIDED BY KPMG LLP	Page 96
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees	Page 96
Other Services Provided by KPMG LLP	Page 96
Pre-Approval Policy	Page 96

BNY 2026 PROXY STATEMENT 93

ITEM 3. RATIFICATION OF KPMG LLP Resolution

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for the year ending December 31, 2026.

Background

The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the 2026 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

•

For the selection, appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us.

•

To negotiate and approve all audit engagement fees and terms and all non-audit engagements of the independent registered public accountants.

•

To annually evaluate KPMG, including its qualifications and independence, and to replace KPMG as our independent registered public accountant, as appropriate.

•

To discuss with management the timing and process for implementing the five-year mandatory rotation of the lead engagement partner.

The Board recommends that you vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2026.

KPMG has served as our independent registered public accounting firm since the merger in 2007. As in prior years, the Audit Committee engaged in a review of KPMG in connection with considering whether to recommend that stockholders ratify the selection of KPMG as BNY’s independent auditor for 2026. In that review, the Audit Committee considered the continued independence of KPMG; the breadth and complexity of BNY’s business and its global footprint and the resulting demands placed on its auditing firm; KPMG’s demonstrated understanding of the financial services industry in general and BNY’s business in particular; and the professionalism of KPMG’s team, including their exhibited professional skepticism, objectivity and integrity.

To assist the Audit Committee with its review, management prepares an annual assessment of KPMG that includes (1) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform BNY’s annual audit, (2) the results of a survey of management and Audit Committee members regarding KPMG’s overall performance and (3) KPMG’s fees and services compared to services provided by KPMG and other auditing firms to peer companies. In addition, KPMG provides to, and reviews with, the Audit Committee an analysis of KPMG’s independence, including the policies that KPMG follows with respect to rotating key audit personnel so that there is a new partner-in-charge at least every five years.

We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting electronically at the Annual Meeting or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG as our independent registered public accountants for the year ending December 31, 2026.

If the selection of KPMG is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in the best interests of the company and our stockholders.

94 BNY 2026 PROXY STATEMENT

ITEM 3. RATIFICATION OF KPMG LLP Report of the Audit Committee

On behalf of our Board, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The Committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2025 and management’s assessment of internal control over financial reporting as of December 31, 2025. The Audit Committee has also discussed with KPMG the conduct of the audit of our financial statements, as well as the quality of the company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The Committee has also discussed with KPMG the matters required to be discussed in accordance with Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard, Communications with Audit Committees. The Committee has also received the written disclosures and the letter from KPMG required by applicable PCAOB standards regarding the independent accountants’ communications with the Audit Committee concerning auditor independence, and has conducted a discussion with KPMG regarding its independence. The Audit Committee has determined that KPMG’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2025 be included in our 2025 Annual Report.

By: The Audit Committee

Linda Z. Cook, Chair

Joseph J. Echevarria

M. Amy Gilliland

Guru Gowrappan

Ralph Izzo

BNY 2026 PROXY STATEMENT 95

ITEM 3. RATIFICATION OF KPMG LLP Services Provided by KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG as our independent registered public accounting firm for the 2025 fiscal year was ratified at our 2025 Annual Meeting. The following table reflects the fees earned by KPMG for services provided to us for 2025 and 2024:

Description of Fees	Amount of Fees Paid to KPMG for 2025	Amount of Fees Paid to KPMG for 2024

Audit Fees(1)	$25,556,000	$26,346,000

Audit-Related Fees(2)	$23,630,000	$23,098,000

Tax Fees(3)	$1,865,000	$2,019,000

All Other Fees(4)	$236,000	$352,000

Total	$51,287,000	$51,815,000

(1)

Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002), for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)

Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than “Audit Fees,” such as service organization reports (under Statement on Standards for Attestation Engagements 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $8.0 million for 2025 and $8.65 million for 2024 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy, a copy of which is available on our website (see “Helpful Resources” on page 107). For 2025, 100% of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

96 BNY 2026 PROXY STATEMENT

ADDITIONAL INFORMATION

EQUITY COMPENSATION PLANS	Page 98

INFORMATION ON STOCK OWNERSHIP	Page 99

Beneficial Ownership of Shares by Holders of More Than 5% of Outstanding Stock	Page 99

Beneficial Ownership of Shares by Directors and Executive Officers	Page 100

Delinquent Section 16(a) Reports	Page 100

ANNUAL MEETING Q&A	Page 101

OTHER INFORMATION	Page 105

Stockholder Proposals for 2027 Annual Meeting	Page 105

How Our Board Solicits Proxies; Expenses of Solicitation	Page 105

Householding	Page 106

Other Business	Page 106

HELPFUL RESOURCES	Page 107

BNY 2026 PROXY STATEMENT 97

ADDITIONAL INFORMATION Equity Compensation Plans

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans

Approved by stockholders	17,164,484(1)	$115.93	33,956,557(2)

Not approved by stockholders	22,964(3)	—	—

Total	17,187,448		33,956,557

(1)

Includes 17,164,484 shares of common stock that may be issued pursuant to outstanding RSUs, PSUs, restricted stock awards, stock options, and escrowed dividends awarded under the LTIP. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 1,580,211. For additional information about how PSUs are earned, see “Performance Share Unit Program” on page 60.

(2)

Includes 3,557,080 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan and 30,399,477 shares of common stock that remain available for issuance under the LTIP.

(3)

Includes 22,964 shares of common stock that may be issued pursuant to deferrals made by legacy directors of the Bank of New York prior to the 2007 merger under the Bank of New York Directors Plan, as described in further detail in “Deferred Compensation” on page 43.

98 BNY 2026 PROXY STATEMENT

ADDITIONAL INFORMATION Information on Stock Ownership

Beneficial Ownership of Shares by Holders of More Than 5% of Outstanding Stock

As of February 18, 2026, we had 688,226,982 shares of common stock outstanding. Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act reporting ownership of shares and percent of class as of the dates reported in such filings, the only persons known by us to be beneficial owners of more than 5% of our common stock as of February 18, 2026 were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	72,516,418	10.54%

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	64,360,422	9.35%

(1)

Based on a review of the Schedule 13G/A filed on March 26, 2025 by The Vanguard Group. The Schedule 13G/A discloses that, as of February 28, 2025, The Vanguard Group had shared voting power as to 912,341 shares, sole dispositive power as to 68,981,727 shares and shared dispositive power as to 3,534,691 shares.

(2)

Based on a review of the Schedule 13G/A filed on January 25, 2024 by BlackRock, Inc. The Schedule 13G/A discloses that, as of December 31, 2023, BlackRock, Inc. had sole voting power as to 57,370,954 shares and sole dispositive power as to 64,360,422 shares.

We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with, and may provide ordinary course financial services to, holders of 5% or more of our outstanding common stock, including asset servicing, clearing, issuer services, treasury services, broker-dealer and credit services. These transactions are negotiated on an arm’s-length basis and contain terms and conditions that are substantially similar to those offered to other customers under similar circumstances. Please also refer to the “Business Relationships and Related Party Transactions Policy” beginning on page 32 for additional information.

BNY 2026 PROXY STATEMENT 99

ADDITIONAL INFORMATION Information on Stock Ownership

Beneficial Ownership of Shares by Directors and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 18, 2026 by each director, each individual included in the “2025 Summary Compensation Table” on page 78 and our current directors and executive officers as a group, based on information furnished by each person. Sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family. Each of our directors and executive officers is subject to our robust anti-hedging and anti-pledging policy, which is described above under “Prohibition on Hedging and Pledging” beginning on page 73.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)

Linda Z. Cook	36,300

Joseph J. Echevarria	109,411

M. Amy Gilliland	20,134

Jeffrey A. Goldstein	91,466

K. Guru Gowrappan	20,134

Ralph Izzo	35,971

Jayee Koffey	20,102

Senthil Kumar	197,066

Charles F. Lowrey	0

Kevin McCarthy	70,448

Dermot McDonogh	185,581

Jose Minaya	87,881

Sandie O’Connor	4,935

Elizabeth E. Robinson	41,532

Rakefet Russak-Aminoach	6,713

Robin Vince	381,913

Alfred W. “Al” Zollar	29,881

All current directors and executive officers, as a group (19 persons)	1,172,901

(1)

On February 18, 2026, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock. All current directors and executive officers as a group beneficially owned approximately 0.17% of our outstanding stock on February 18, 2026.

(2)

Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 18, 2026: Ms. Cook, 36,300; Mr. Echevarria, 109,411; Ms. Gilliland, 109,411; Mr. Goldstein, 91,466; Mr. Gowrappan, 20,134; Mr. Izzo, 35,971; Mr. Kumar, 64,432; Mr. McCarthy, 52,501; Mr. McDonogh, 116,115; Mr. Minaya, 82,429; Ms. O’Connor, 4,935; Ms. Robinson, 41,532; Ms. Russak-Aminoach, 6,713; Mr. Vince, 183,758; and Mr. Zollar, 29,881; and current directors and executive officers as a group, 847,816.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations that no Form 5 was required from the individuals required to file the reports. Based on this review, we believe that during 2025 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities.

100 BNY 2026 PROXY STATEMENT

ADDITIONAL INFORMATION Annual Meeting Q&A

The Board is soliciting your proxy for our 2026 Annual Meeting of Stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting. The 2026 Annual Meeting of Stockholders will be conducted solely by means of remote communication. The meeting will be held via a live webcast, available at www.virtualshareholdermeeting.com/BK2026.

The format of our Annual Meeting has been designed to ensure that stockholders are afforded the same opportunity to participate as they would at an in-person meeting. Accordingly, all the members of our Board and certain members of management are expected to be available for questions, and we are committed to acknowledging each relevant question we receive pursuant to our Rules of Conduct (see “How Can I Submit A Question At The Annual Meeting?” below for additional information).

Q:	Who Can Attend the Annual Meeting? How Do I Attend?

A:

You can attend the Annual Meeting exclusively virtually at www.virtualshareholdermeeting.com/BK2026. If you are a holder of record of our common stock at the close of business on February 18, 2026 (the “record date”), you are entitled to notice of the Annual Meeting and may participate at the Annual Meeting by voting your shares. Once you access the virtual meeting platform, you can login by entering the 16-digit control number found on your Notice, proxy card or voting instruction form that accompanied your proxy materials. Using the 16-digit control number, you may login to the virtual meeting platform starting at 8:45 a.m. Eastern Time, and the meeting will begin promptly at 9:00 a.m. Eastern Time.

You may also visit www.virtualshareholdermeeting.com/BK2026 and login as a guest in the event that you do not have a 16-digit control number. You will not be able to vote your shares or submit questions during the meeting if you participate as a guest through the virtual meeting platform.

The recording, distribution or reproduction of the Annual Meeting, or any portion of the Annual Meeting, including by or through any AI-enabled tools (e.g., automated recording, transcription, or summarization), for any reason, is strictly prohibited.

Q:	What If I Am Having Technical Difficulties Or Want Additional Information?

A:

If you are experiencing technical difficulties accessing the Annual Meeting, you may call the technical support numbers posted on the log-in page of the virtual meeting platform. For additional stockholder support or if you have any other questions, please contact us at https://www.bny.com/corporate/global/en/investor-relations/investor-contacts.html.

Q:	How Can I Submit A Question At The Annual Meeting?

A:

As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer all questions properly submitted during the Annual Meeting in accordance with the Annual Meeting Rules of Conduct that are pertinent to the company and the Annual Meeting matters and as time permits. The Annual Meeting Rules of Conduct will be made available on the virtual meeting platform. Questions that we determine do not conform with the Annual Meeting Rules of Conduct, are not otherwise directly related to the business of the company and are not pertinent to the Annual Meeting matters will not be answered. Consistent with our past practice for in-person annual meetings, each stockholder will be limited to one question so as to allow us to respond to as many stockholder questions as possible in the allotted time. We will address substantially similar questions, or questions that relate to the same topic, in a single response.

We ask that all stockholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow-up matters directly. If you have a question of personal interest that is not of general concern to all stockholders, or if a question posed at the Annual Meeting was not otherwise answered, we encourage you to contact us separately after the Annual Meeting by

BNY 2026 PROXY STATEMENT 101

ADDITIONAL INFORMATION	Annual Meeting Q&A

visiting https://www.bny.com/corporate/global/en/investor-relations/investor-contacts.html. Once you login to the virtual meeting platform at www.virtualshareholdermeeting.com/BK2026, you may select the “Q&A” button on the bottom right side of the virtual meeting platform interface and then type your question into the “Submit a Question” field and click “Submit”. Please note that stockholders will need their valid 16-digit control number to ask questions at the Annual Meeting. See “Who Can Attend The Annual Meeting? How Do I Attend?” above for information on how to obtain your 16-digit control number. If you are a “beneficial owner,” also known as a “street name” holder, please see “What If I Am A “Beneficial Owner?”’ below for more information.

Q:	Who Can Vote At the Annual Meeting?

A:

Only stockholders as of the record date, February 18, 2026, may vote at the Annual Meeting. On the record date, we had 688,226,982 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly. Please see ‘What If I Am A “Beneficial Owner?”’ below for information on providing voting instructions if you hold your shares of common stock through a broker, bank or other nominee.

Q:	What Is a Proxy?

A:

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Employees designated as “proxies” or “proxy holders” are named on the proxy card and will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Q:	How Are Proxy Materials Being Distributed?

A:

We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about March 5, 2026, we sent a Notice or a full set of proxy materials to our stockholders of record at the close of business on February 18, 2026. The Notice contains instructions on how to access the Proxy Statement and 2025 Annual Report via the Internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. This proxy statement will also be available on our website at www.bny.com/proxy.

The electronic method of delivery will enable us to reduce our environmental impact, decrease our postage and printing expenses and expedite delivery of proxy materials to you, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Stockholders who do not receive the Notice will receive either a paper or electronic copy of this proxy statement and the 2025 Annual Report, which will be sent on or about March 5, 2026.

102 BNY 2026 PROXY STATEMENT

ADDITIONAL INFORMATION	Annual Meeting Q&A

Q:	How Do I Vote? What Are the Different Ways I Can Vote My Shares?

A:

If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

Electronically at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” on page 101), you may attend the Annual Meeting and vote electronically through the virtual meeting platform.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by Internet prior to the Annual Meeting, use the Internet site listed on the proxy card. The Internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

Q:	What If I Am a “Beneficial Owner?”

A:

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive instructions on how to vote at the meeting (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) as part of your proxy materials provided by the record holder. You must follow those instructions to be able to attend the Annual Meeting and have your shares voted.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit a Proxy Without Indicating How To Vote My Shares?

A:

If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board:

Proposal 1	FOR the election of each nominee for director.

Proposal 2	FOR the advisory resolution to approve the 2025 compensation of our NEOs.

Proposal 3	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

BNY 2026 PROXY STATEMENT 103

ADDITIONAL INFORMATION	Annual Meeting Q&A

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering a written notice of revocation to our Corporate Secretary at 240 Greenwich Street, New York, NY 10286 or via email to CorporateSecretary@bny.com;

•	submitting another signed proxy card with a later date;

•	submitting another proxy by telephone or over the Internet at a later date; or

•	attending the Annual Meeting and voting electronically.

Q:	What Is a Quorum?

A:

A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented electronically or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast electronically or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	What Vote Is Required For Approval Of a Proposal At the Annual Meeting?

A:

Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 11 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 17. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter electronically, at the Annual Meeting, or by proxy, for approval.

Abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

Q:	What If I Hold My Shares Through a Broker?

A:

If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 3), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”). As a result, on each of these items (other than Proposal 3), if you hold your shares in street name, your shares will be voted only if you give instructions to your broker.

104 BNY 2026 PROXY STATEMENT

ADDITIONAL INFORMATION Other Information

Stockholder Proposals for 2027 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2027 Annual Meeting of Stockholders (other than proxy access nominations) must be received at our offices at 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary or via email at CorporateSecretary@bny.com, on or before November 5, 2026.

Stockholders who wish to submit a proxy access nomination for inclusion in our proxy statement in connection with our 2027 Annual Meeting of Stockholders may do so by submitting a nomination in compliance with the procedures and along with the other information required by our by-laws to 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary, or via email at CorporateSecretary@bny.com, no earlier than October 6, 2026 and no later than November 5, 2026.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2027 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice for all business (with the exception of candidates for director) must not be received any earlier than November 5, 2026 (120 days prior to March 5, 2027), nor any later than December 5, 2026 (90 days prior to March 5, 2027). To be timely, the notice for nominations of candidates for director must not be received any earlier than December 15, 2026 (120 days prior to April 14, 2027), nor any later than January 14, 2027 (90 days prior to April 14, 2027). The notice for all business (including nominations of candidates for director) also must contain the information required by, and the stockholder providing such notice must comply with the procedures set forth in, our by-laws.

In addition to satisfying the foregoing requirements under our by-laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than BNY’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 14, 2027.

A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary or via email at CorporateSecretary@bny.com and can also be found on our Corporate website (see “Helpful Resources” on page 107 for information on how to access our by-laws electronically).

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson LLC to assist with the solicitation of proxies for a fee of approximately $23,000, plus reimbursement of reasonable out-of-pocket expenses. We must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:

•	Forwarding the Notice of Internet Availability to beneficial owners,

•	Forwarding printed materials by mail to beneficial owners who specifically request such materials, and

•	Obtaining beneficial owners’ voting instructions.

We may also use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

BNY 2026 PROXY STATEMENT 105

ADDITIONAL INFORMATION	Other Information

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the 2025 Annual Report or proxy statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact our Annual Meeting provider, Broadridge, by phone at 1-800-579-1639, by Internet at www.proxyvote.com or by email at sendmaterial@proxyvote.com. We will deliver the requested documents promptly upon your request.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 5, 2026

By Order of the Board,

Jean Weng

Corporate Secretary

106 BNY 2026 PROXY STATEMENT

ADDITIONAL INFORMATION Helpful Resources

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the SEC.

Annual Meeting

2026 Proxy Statement	https://www.bny.com/proxystatement

2025 Annual Meeting of Stockholders Voting Results	https://www.bny.com/corporate/global/en/investor-relations/annual-meeting-voting-results-2025.html

Corporate Governance

By-laws	https://www.bny.com/content/dam/bnymellon/documents/pdf/investor- relations/the-bank-of-new-york-mellon-corporation-amended-and-restated-by-laws.pdf

Committee Charters	https://www.bny.com/corporate/global/en/investor-relations/corporate- governance.html

Corporate Governance Guidelines	https://www.bny.com/corporate/global/en/investor-relations/corporate- governance/corporate-governance-guidelines.html

Contacting the Board	https://www.bny.com/corporate/global/en/investor-relations/corporate- governance/communications-with-lead-independent-director.html

Employee Code of Conduct	https://www.bny.com/corporate/global/en/investor-relations/employee- code-of-conduct.html

Directors’ Code of Conduct	https://www.bny.com/assets/corporate/documents/pdf/investor-relations/ directors-code-of-conduct.pdf

Audit and Permitted Non-Audit Services Pre-Approval Policy	https://www.bny.com/assets/corporate/documents/pdf/investor-relations/ audit-and-permitted-non-audit-services-pre-approval-policy.pdf

Enterprise Sustainability

Enterprise Sustainability at BNY	https://www.bny.com/corporate/global/en/about-us/sustainability-report- strategy.html

Sustainability Report 2024—Full Report	https://www.bny.com/assets/corporate/documents/pdf/2024-sustainability- report.pdf

Emissions Reduction Strategy	https://www.bny.com/content/dam/bnymellon/documents/pdf/csr/2030- emissions-reduction-strategy.pdf

Environmental Sustainability Policy Statement	https://www.bny.com/content/dam/bnymellon/documents/pdf/csr/ environment-sustainability-policy-statement.pdf

Human Rights Statement	https://www.bny.com/corporate/global/en/about-us/sustainability-report- strategy/human-rights-statement.html

BNY 2026 PROXY STATEMENT 107

ADDITIONAL INFORMATION	Helpful Resources

Drug and Alcohol-Free Workplace Policy	https://www.bny.com/assets/corporate/documents/pdf/csr/ drug-and-alcohol-free-workplace.pdf

Sexual and Other Discriminatory Harassment Policy	https://www.bny.com/assets/corporate/documents/pdf/csr/ sexual-and-other-discriminatory-harassment.pdf

Global Workplace Safety & Security Statement	https://www.bny.com/assets/corporate/documents/pdf/suppliers/global- workplace-safety-and-security-statement.pdf

Modern Slavery Statement	https://www.bny.com/corporate/emea/en/modern-slavery-act.html

The Bank of New York Mellon Corporation

Corporate Website	https://www.bny.com

Investor Relations	https://www.bny.com/corporate/global/en/investor-relations/overview.html

2025 Annual Report	https://www.bny.com/corporate/global/en/investor-relations/annual- reports-and-proxy.html

Regulatory Filings	https://www.bny.com/corporate/global/en/investor-relations/regulatory- filings.html

Shareholder Services	https://www.bny.com/corporate/global/en/investor-relations/shareholder- services.html

Company Profile	https://www.bny.com/corporate/global/en/about-us/about-bny.html

Leadership	https://www.bny.com/corporate/global/en/about-us/leadership.html

Earnings Press Releases	https://www.bny.com/corporate/global/en/investor-relations/quarterly- earnings.html

Credit Ratings	https://www.bny.com/corporate/global/en/investor-relations/fixed- income.html

108 BNY 2026 PROXY STATEMENT

ANNEX A: NON-GAAP RECONCILIATIONS

Reconciliation of Non-GAAP Financial Measures

The following tables reconcile certain financial performance measures described in the “Introduction” beginning on page 3 and the “Compensation Discussion & Analysis” beginning on page 49. These measures exclude the effects of notable items, as specified in the tables. We believe that these measures are useful to permit investors to view the financial measures on a basis consistent with how management views the businesses and how the HRC Committee considered the company’s financial performance.

Total revenue reconciliation

(dollars in millions)	2025	2024	2023	2022	2025 vs. 2024	2022-2025 CAGR

Total revenue—GAAP	$20,080	$18,619	$17,697	$16,529	8%	7%

Less: Reduction in the fair value of a contingent consideration receivable(a)	—	—	(144)	—

Disposal (loss)(a)	52	—	(6)	26

Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b)	—	—	—	(88)

Net loss from repositioning the securities portfolio(a)	—	—	—	(449)

Adjusted total revenue—Non-GAAP	$20,028	$18,619	$17,847	$17,040	8%	6%

Total noninterest expense reconciliation

(dollars in millions)	2025	2024	2023	2022	2025 vs. 2024	2022-2025 CAGR

Total noninterest expense—GAAP	$13,054	$12,701	$13,295	$13,010	3%	0%

Less: Severance expense	214	240	267	215

Litigation reserves	(8)	44	94	134

FDIC special assessment	(64)	(63)	632	—

Goodwill impairment	—	—	—	680

Adjusted total noninterest expense—Non-GAAP	$12,912	$12,480	$12,302	$11,981	3.5%	3%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation reconciliation

(dollars in millions)	2025	2024	2025 vs. 2024

Net income applicable to common shareholders of The Bank of New York Mellon Corporation—GAAP	$5,306	$4,336	22%

Less: Disposal gain(a)	41	—

Severance expense(c)	(165)	(183)

Litigation reserves(c)	7	(41)

FDIC special assessment(c)	48	48

Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation—Non-GAAP	$5,375	$4,512	19.1%

(a)	Reflected in Investment and other revenue.

(b)	Primarily reflected in Investment services fees.

(c)	Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.

BNY 2026 PROXY STATEMENT 109

ANNEX A: NON-GAAP RECONCILIATIONS

Diluted earnings per share reconciliation

(in dollars)	2025	2024	2023	2022	2025 vs. 2024	2022-2025 CAGR

Diluted earnings per share—GAAP	$7.40	$5.80	$3.89	$2.88	28%	37%

Less: Reduction in the fair value of a contingent consideration receivable	—	—	(0.18)	—

Disposal gain	0.06	—	(0.01)	(0.01)

Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services	—	—	—	(0.08)

Net loss from repositioning the securities portfolio	—	—	—	(0.42)

Severance expense	(0.23)	(0.24)	(0.26)	(0.20)

Litigation reserves	0.01	(0.05)	(0.12)	(0.15)

FDIC special assessment	0.07	0.06	(0.61)	—

Goodwill impairment	—	—	—	(0.82)

Adjusted diluted earnings per share—Non-GAAP	$7.50	$6.03	$5.07	$4.57	24.4%	18%

Operating leverage—GAAP(b)					507 bps

Adjusted operating leverage—Non-GAAP(b)					411 bps

(a)	Does not foot due to rounding.

(b)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

Pre-tax operating margin reconciliation

(dollars in millions)	2025	2024	2023	2022	2022-2025 CAGR

Income before income taxes—GAAP	$7,058	$5,848	$4,283	$3,480	27%

Less: Impact of notable items(a)	(90)	(221)	(1,143)	(1,540)

Adjusted income before income taxes, excluding notable items—Non-GAAP	$7,148	$6,069	$5,426	$5,020	13%

Total revenue—GAAP	$20,080	$18,619	$17,697	$16,529

Less: Impact of notable items(a)	52	—	150	511

Adjusted total revenue, excluding notable items—Non-GAAP	$20,028	$18,619	$17,847	$17,040

Pre-tax operating margin—GAAP(b)	35.1%	31.4%	24.2%	21.1%

Adjusted pre-tax operating margin—Non-GAAP(b)	35.7%	32.6%	30.4%	29.5%

(a)	See page 109 for details of notable items and lines impacted.

(b)	Income before income taxes divided by total revenue.

110 BNY 2026 PROXY STATEMENT

ANNEX A: NON-GAAP RECONCILIATIONS

Return on common equity and return on tangible common equity reconciliation

(dollars in millions)	2025	2024	2023	2022	2021(a)	2025 vs 2024

Net income applicable to common shareholders of The Bank of New York Mellon Corporation—GAAP	$5,306	$4,336	$3,067	$2,345	$3,552

Add: Amortization of intangible assets	45	50	57	67	82

Less: Tax impact of amortization of intangible assets	11	12	14	16	20

Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets—Non-GAAP	$5,340	$4,374	$3,110	$2,396	$3,614

Reduction in the fair value of a contingent consideration receivable(b)	—	—	(144)	—	—

Disposal gain (loss)(b)	41	—	(5)	(12)	—

Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(c)	—	—	—	(67)	—

Net loss from repositioning the securities portfolio(b)	—	—	—	(343)	—

Severance expense(d)	(165)	(183)	(205)	(166)	—

Litigation reserves(d)	7	(41)	(91)	(125)	—

FDIC special assessment(d)	48	48	(482)	—	—

Goodwill impairment	—	—	—	(665)	—

Notable items in 2021 include litigation reserves, severance expense and gains on disposals	—	—	—	—	(85)

Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items—Non-GAAP	$5,409	$4,550	$4,037	$3,774	$3,699

Average common shareholders’ equity	$38,167	$36,413	$35,767	$36,067	$39,695

Less: Average goodwill	16,733	16,316	16,204	17,060	17,492
Average intangible assets	2,842	2,839	2,880	2,939	2,979

Add: Deferred tax liability—tax deductible goodwill	1,227	1,221	1,205	1,181	1,178
Deferred tax liability—intangible assets	662	665	657	660	676

Average tangible common shareholders’ equity—Non-GAAP	$20,481	$19,144	$18,545	$17,909	$21,078

Return on common equity—GAAP	13.9%	11.9%	8.6%	6.5%	8.9%	199 bps

Adjusted return on common equity—Non-GAAP	14.1%	12.4%	11.2%	10.3%	9.2%	169 bps

Return on tangible common equity—Non-GAAP	26.1%	22.8%	16.8%	13.4%	17.1%	323 bps

Adjusted return on tangible common equity—Non-GAAP	26.4%	23.8%	21.8%	21.1%	17.6%	265 bps

Three-year average adjusted return on tangible common shareholders’ equity—Non-GAAP	24.0%

(a)

Results for 2021 were not restated to reflect the retrospective application of adopting new accounting guidance in 2024 related to our investments in renewable energy projects using the proportional amortization method (Accounting Standards Update 2023-02).

(b)	Reflected in Investment and other revenue.

(c)	Primarily reflected in Investment services fees.

(d)	Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.

BNY 2026 PROXY STATEMENT 111

ANNEX A: NON-GAAP RECONCILIATIONS

Securities Services business segment – Reconciliation of Non-GAAP measures, excluding notable items

(dollars in millions)	2025	2024	2025 vs. 2024

Total revenue—GAAP	$9,730	$8,916	9%

Less: Disposal gain	52	—

Adjusted total revenue—Non-GAAP	$9,678	$8,916	9%

Income before income taxes—GAAP	$3,219	$2,564	26%

Less: Disposal gain	52	—

Severance expense	(72)	(29)

Litigation reserves	9	(37)

Adjusted income before income taxes, excluding notable items—Non-GAAP	$3,230	$2,630	23%

Pre-tax operating margin—GAAP(a)	33%	29%

Adjusted pre-tax operating margin—Non-GAAP(a)	33%	29%

(a)	Income before income taxes divided by total revenue.

Market and Wealth Services business segment – Reconciliation of Non-GAAP measures, excluding notable items

(dollars in millions)	2025	2024	2025 vs. 2024

Total revenue—GAAP	$7,000	$6,264	12%

Income before income taxes—GAAP	$3,424	$2,892	18%

Less: Severance expense	(36)	(25)

Litigation reserves	(22)	5

Adjusted income before income taxes, excluding notable items—Non-GAAP	$3,482	$2,912	20%

Pre-tax operating margin—GAAP(a)	49%	46%

Adjusted pre-tax operating margin—Non-GAAP(a)	50%	46%

(a)	Income before income taxes divided by total revenue.

Investment and Wealth Management business segment – Reconciliation of Non-GAAP measures, excluding notable items

(dollars in millions)	2025	2024	2025 vs. 2024

Total revenue—GAAP	$3,258	$3,389	(4)%

Income before income taxes—GAAP	$543	$605	(10)%

Less: Severance expense	(32)	(22)

Litigation reserves	(1)	2

Adjusted income before income taxes, excluding notable items—Non-GAAP	$576	$625	(8)%

Pre-tax operating margin—GAAP(a)	17%	18%

Adjusted pre-tax operating margin—Non-GAAP(a)	18%	18%

(a)	Income before income taxes divided by total revenue.

112 BNY 2026 PROXY STATEMENT

ANNEX A: NON-GAAP RECONCILIATIONS

The following disclosures reflect the restatement of prior period financial information to reflect the impact of the retrospective application of new accounting guidance. On Jan. 1, 2024, we adopted Accounting Standards Update (“ASU”) 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method on a retrospective basis for our investments in renewable energy projects that have met the eligibility criteria. The impact of adopting this guidance increased investment and other revenue and the provision for income taxes on the consolidated income statement. The results of our investments in renewable energy projects are included in the Other segment. The previously reported measures referenced below will be referred to as “2022*” on the following pages, for 2022 figures prior to adopting ASU 2023-02.

(dollars in millions, except per share amounts)	2022

Total revenue—previously reported	$16,377

Impact of adopting ASU 2023-02	152

Total revenue	$16,529

Income before taxes—previously reported	$3,328

Impact of adopting ASU 2023-02	152

Income before taxes	$3,480

Net income applicable to common shareholders of The Bank of New York Mellon Corporation—previously reported	$2,362

Impact of adopting ASU 2023-02	(17)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$2,345

Diluted earnings per share—previously reported	$2.90

Impact of adopting ASU 2023-02	(0.02)

Diluted earnings per share	$2.88

BNY 2026 PROXY STATEMENT 113

ANNEX A: NON-GAAP RECONCILIATIONS

(dollars in millions, except per share amounts)	2022*	2012	‘12-‘22* CAGR

Total revenue—GAAP	$16,377	$14,610	1%

Less: Disposal gain(a)	26	—

Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b)	(88)	—

Net loss from repositioning the securities portfolio(a)	(449)	—

Adjusted total revenue, ex-notables—Non-GAAP	$16,888	$14,610	1%

Noninterest expense—GAAP	$13,010	$11,333	1%

Less: Severance expense(c)	215	—	1%

Litigation reserves(c)	134	—

Goodwill impairment	680	—

M&l, litigation and restructuring charges	—	559

Reserve (increase) decrease related to investment management funds(c)	—	16

Adjusted noninterest expense, ex-notables—Non-GAAP	$11,981	$10,758	1%

Operating leverage —GAAP(d)			(24) bps

Adjusted operating leverage—Non-GAAP(d)			38 bps

Income before taxes—GAAP	$3,328	$3,357	-%

Impact of notable items(e)	(1,540)	(575)

Adjusted income before taxes—Non-GAAP	$4,868	$3,932	2%

Diluted earnings per share—GAAP	$2.90	$2.03	4%

Less: Disposal gain(a)	(0.01)	—

Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b)	(0.08)	—

Net loss from repositioning the securities portfolio(a)	(0.42)	—

Severance expense(c)	(0.20)	—

Litigation reserves(c)	(0.15)	—

Goodwill impairment	(0.82)	—

M&l, litigation and restructuring charges	—	(0.29)

Reserve (increase) decrease related to investment management funds(c)	—	(0.01)

Adjusted diluted earnings per share —Non-GAAP	$4.59	$2.33	7%

(a)	Reflected in Investment and other revenue.

(b)	Primarily reflected in Investment services fees.

(c)	Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and Reserve (increase) decrease related to investment management funds primarily in Other expense respectively.

(d)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

114 BNY 2026 PROXY STATEMENT

ANNEX A: NON-GAAP RECONCILIATIONS

Impact of Notable Items Pre-tax Margin

$mm	2022*	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	‘12-‘22* Average

Total revenue—GAAP	$16,377	$15,931	$15,808	$16,462	$16,392	$15,543	$15,237	$15,194	$15,692	$15,048	$14,610

Less: Disposal (loss) gain(a)	26	13	(61)	—	—	—	—	—	—	—	—
Gain on sale of certain businesses, equity investments and real estate(a)	—	—	—	815	—	—	—	—	836	—	—
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b)	(88)	—	—	—	—	—	—	—	—	—	—
Net loss from repositioning the securities portfolio(a)	(449)	—	—	—	—	—	—	—	—	—	—
U.S. tax legislation(a)	—	—	—	—	(13)	(283)	—	—	—	—	—
Lease-related impairment(c)	—	—	—	(70)	—	—	—	—	—	—	—

Adjusted total revenue, ex-notables—Non-GAAP	$16,888	$15,918	$15,869	$15,717	$16,405	$15,826	$15,237	$15,194	$14,856	$15,048	$14,610

Income before taxes—GAAP	$3,328	$4,648	$4,468	$5,587	$5,192	$4,610	$4,725	$4,235	$3,563	$3,777	$3,357

Less: Disposal (loss) gain(a)	26	13	(61)	—	—	—	—	—	—	—	—
Gain on sale of certain businesses, equity investments and real estate(a)	—	—	—	815	—	—	—	—	836	—	—
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b)	(88)	—	—	—	—	—	—	—	—	—	—
Net loss from repositioning the securities portfolio(a)	(449)	—	—		—		—	—	—	—	—
U.S. tax legislation(a)	—	—	—	—	(13)	(283)	—	—	—	—	—
Lease-related impairment(c)	—	—	—	(70)	—	—	—	—	—	—	—
Goodwill impairment	(680)	—	—		—	—	—	—	—	—	—
Severance expense(d)	(215)	(31)	(65)	(169)	(162)	(153)
Litigation reserves(d)	(134)	(98)	(67)	(23)	(110)	(104)	—	—	—	—	—
M&I, litigation and restructuring charges	—	—	—	—	—	(2)	(49)	(85)	(1,130)	(70)	(559)
Reserve (increase) decrease related to investment	—	—	—	79	—	—	—	—	(104)	(12)	(16)
management funds(d)
Real estate charges(d) (e)	—	—	(33)	—	(71)	—	—	—	—	—	—
Impairment (charge) release related to a court decision	—	—	—	—	—	—	13	(170)	—	—	—
Asset impairments(d)	—	—	—	—	—	(50)	—	—	—	—	—

Adjusted income before taxes—Non-GAAP	$4,868	$4,764	$4,694	$4,955	$5,548	$5,202	$4,761	$4,490	$3,961	$3,859	$3,932

Pre-tax operating margin—GAAP(f)	20%	29%	28%	34%	32%	30%	31%	28%	23%	25%	23%	28%

Adjusted pre-tax operating margin—Non-GAAP(f)	29%	30%	30%	32%	34%	33%	31%	30%	27%	26%	27%	30%

(a)	Reflected in Investment and other revenue.

(b)	Primarily reflected in Investment services fees.

(c)	Reflected in Net interest income.

(d)

Severance expense is reflected in Staff expense, Litigation reserves in Other expense, Real estate charges primarily in Net occupancy expense, Asset impairments in primarily in Software and equipment expense, and Reserve (increase) decrease related to investment management funds primarily in Other expense, respectively.

(e)	Reflected in Provision for credit losses.

(f)	Income before taxes divided by total revenue.

BNY 2026 PROXY STATEMENT 115

THE BANK OF NEW YORK MELLON CORPORATION
240 GREENWICH STREET
NEW YORK, NY 10286
UNITED STATES
+1 212 495 1784

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V83378-P45445-Z91983-Z91984 For Against Abstain For Against Abstain THE BANK OF NEW YORK MELLON CORPORATION 240 GREENWICH STREET NEW YORK, NY 10286 ATTN: JEAN WENG The Board of Directors recommends a vote FOR all nominees for director and FOR Proxy Items 2 and 3. 3. Ratify the appointment of KPMG LLP as our independent auditor for 2026. 2. Advisory resolution to approve the 2025 compensation of our named executive officers. 1. Election of Directors. Nominees: Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. THE BANK OF NEW YORK MELLON CORPORATION 1a. Linda Z. Cook 1b. Joseph J. Echevarria 1c. M. Amy Gilliland 1d. Jeffrey A. Goldstein 1e. K. Guru Gowrappan 1f. Charles F. Lowrey 1g. Sandra E. “Sandie” O’Connor 1h. Elizabeth E. Robinson 1i. Rakefet Russak-Aminoach 1j. Robin Vince 1k. Alfred W. “Al” Zollar ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 13, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 9, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BK2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 13, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 9, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

V83379-P45445-Z91983-Z91984 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the 2025 Annual Report to Stockholders are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION The undersigned hereby appoints Jean Weng and Elena Radine or either of them, either with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 14, 2026, commencing 9:00 a.m. ET, via live webcast at www.virtualshareholdermeeting.com/BK2026 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director and FOR Proxy Items 2 and 3, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting. Participants in the 401(k), ESOP, Deferred Share Award and/or Deferred Compensation Plans: Your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given by the vote cut-off date of April 9, 2026 at 11:59 p.m. ET, the trustee will vote, subject to review by the voting fiduciary, unvoted shares in the same proportion as voted shares. Consequently, a failure to sign and return a ballot is not equivalent to voting with respect to any of the propositions on the ballot. Participants in the UK Stock Accumulation Plan (“SAP”): If voting instructions are properly provided, shares will be voted in accordance with those instructions. If you properly sign and return the attached ballot but fail to provide a specific voting direction for a particular proposition on the ballot, then any shares you hold in the SAP will be voted in accordance with the recommendation of the Board of Directors of the Corporation on such proposition. If you do not properly sign and return the ballot or provide instructions by telephone or Internet, then for shares held in the SAP, no vote will be recorded. Consequently, a failure to provide instructions is not equivalent to voting with respect to any proposition on the ballot. This proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR Proxy Items 2 and 3. (Continued and to be marked, dated and signed, on the reverse side.) Proxy — THE BANK OF NEW YORK MELLON CORPORATION (the “Corporation”)